
                                CREDIT AGREEMENT


                                     among


                        DOBSON/SYGNET OPERATING COMPANY,
                                    BORROWER


                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                                 LEAD ARRANGER


                               NATIONSBANK, N.A.,
                              ADMINISTRATIVE AGENT


        LEHMAN COMMERCIAL PAPER INC. AND PNC BANK, NATIONAL ASSOCIATION,
                             CO-SYNDICATION AGENTS

                                      and

         TORONTO DOMINION (TEXAS), INC. AND FIRST UNION NATIONAL BANK,
                            CO-DOCUMENTATION AGENTS


                                      and


                           THE LENDERS NAMED HEREIN,
                                    LENDERS



                                  $430,000,000
                        SENIOR SECURED CREDIT FACILITIES


                         DATED AS OF DECEMBER 23, 1998

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                               TABLE OF CONTENTS

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
SECTION 1   DEFINITIONS AND TERMS. . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2    Number and Gender of Words; Other References . . . . . . . . . . . . . 24
     1.3    Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 2   BORROWING PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . 24
     2.1    Revolver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     2.2    Swing Line Subfacility . . . . . . . . . . . . . . . . . . . . . . . . 25
     2.3    Term Loan A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     2.4    Term Loan B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     2.5    Term Loan C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     2.6    Terminations or Reductions of Commitments. . . . . . . . . . . . . . . 26
     2.7    Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     2.8    Borrowing Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . 31

SECTION 3   TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     3.1    Loan Accounts, Notes, and Payments . . . . . . . . . . . . . . . . . . 32
     3.2    Interest and Principal Payments. . . . . . . . . . . . . . . . . . . . 32
     3.3    Interest Options . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     3.4    Quotation of Rates . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     3.5    Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     3.6    Interest Recapture . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     3.7    Interest Calculations. . . . . . . . . . . . . . . . . . . . . . . . . 36
     3.8    Maximum Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     3.9    Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     3.10   Conversions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     3.11   Order of Application . . . . . . . . . . . . . . . . . . . . . . . . . 38
     3.12   Sharing of Payments, Etc . . . . . . . . . . . . . . . . . . . . . . . 39
     3.13   Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     3.14   Booking Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . 39

SECTION 4   CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . . . . . . . . . . 39
     4.1    Increased Cost and Reduced Return. . . . . . . . . . . . . . . . . . . 39
     4.2    Limitation on Types of Loans . . . . . . . . . . . . . . . . . . . . . 40
     4.3    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     4.4    Treatment of Affected Loans. . . . . . . . . . . . . . . . . . . . . . 41
     4.5    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     4.6    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

SECTION 5   FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     5.1    Treatment of Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     5.2    Fees of Administrative Agent and Arranger. . . . . . . . . . . . . . . 43
     5.3    Revolver Facility Commitment Fees. . . . . . . . . . . . . . . . . . . 44

SECTION 6.  SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

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     6.1    Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.2    Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.3    Future Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.4    Release of Collateral. . . . . . . . . . . . . . . . . . . . . . . . . 45
     6.5    Negative Pledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     6.6    Control; Limitation of Rights. . . . . . . . . . . . . . . . . . . . . 45

SECTION 7   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . 46
     7.1    Conditions Precedent to Closing. . . . . . . . . . . . . . . . . . . . 46
     7.2    Conditions Precedent to a Permitted Acquisition. . . . . . . . . . . . 46
     7.3    Conditions Precedent to Each Borrowing.. . . . . . . . . . . . . . . . 46

SECTION 8   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . 47
     8.1    Purpose of Credit Facilities . . . . . . . . . . . . . . . . . . . . . 47
     8.2    Existence, Good Standing, Authority, and Authorizations. . . . . . . . 47
     8.3    Subsidiaries; Capital Stock. . . . . . . . . . . . . . . . . . . . . . 47
     8.4    Authorization and Contravention. . . . . . . . . . . . . . . . . . . . 48
     8.5    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     8.6    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 48
     8.7    Litigation, Claims, Investigations . . . . . . . . . . . . . . . . . . 48
     8.8    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     8.9    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . 49
     8.10   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . 49
     8.11   Properties; Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     8.12   Government Regulations . . . . . . . . . . . . . . . . . . . . . . . . 49
     8.13   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . 49
     8.14   Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     8.15   Material Agreements; Management Agreements . . . . . . . . . . . . . . 50
     8.16   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     8.17   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     8.18   Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     8.19   Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . 50
     8.20   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . 50
     8.21   The Sygnet Merger and Dobson Acquisition . . . . . . . . . . . . . . . 50
     8.22   Permitted Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . 51
     8.23   Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     8.24   Tradename. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     8.25   Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . . . . 52
     8.26   Sygnet Towers Sale . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     8.27   No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     8.28   Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

SECTION 9   COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     9.1    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     9.2    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     9.3    Items to be Furnished. . . . . . . . . . . . . . . . . . . . . . . . . 53
     9.4    Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     9.5    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     9.6    Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . 55

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     9.7    Maintenance of Existence, Assets, and Business . . . . . . . . . . . . 56
     9.8    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     9.9    Preservation and Protection of Rights. . . . . . . . . . . . . . . . . 56
     9.10   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . 57
     9.11   Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     9.12   Debt and Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . 57
     9.13   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     9.14   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . 58
     9.15   Compliance with Laws and Documents . . . . . . . . . . . . . . . . . . 58
     9.16   Permitted Acquisitions, Subsidiary Guaranties, and Collateral
            Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     9.17   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     9.18   Fiscal Year and Accounting Methods . . . . . . . . . . . . . . . . . . 59
     9.19   Government Regulations . . . . . . . . . . . . . . . . . . . . . . . . 59
     9.20   Loans, Advances, and Investments . . . . . . . . . . . . . . . . . . . 59
     9.21   Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     9.22   Restrictions on Subsidiaries . . . . . . . . . . . . . . . . . . . . . 61
     9.23   Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     9.24   Sale-Leaseback Financings. . . . . . . . . . . . . . . . . . . . . . . 61
     9.25   Mergers and Dissolutions; Sale of Capital Stock. . . . . . . . . . . . 61
     9.26   New Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     9.27   Financial Hedges . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     9.28   Affiliate Subordination Agreements . . . . . . . . . . . . . . . . . . 62
     9.29   Amendments to Documents. . . . . . . . . . . . . . . . . . . . . . . . 62
     9.30   Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . 62
     9.31   Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

SECTION 10  DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     10.1   Payment of Obligation. . . . . . . . . . . . . . . . . . . . . . . . . 63
     10.2   Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     10.3   Debtor Relief. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     10.4   Judgments and Attachments. . . . . . . . . . . . . . . . . . . . . . . 64
     10.5   Government Action. . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     10.6   Misrepresentation. . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     10.7   Change of Management . . . . . . . . . . . . . . . . . . . . . . . . . 64
     10.8   Change of Control. . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     10.9   Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     10.10  Default Under Other Debt and Agreements. . . . . . . . . . . . . . . . 65
     10.11  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . 65
     10.12  Validity and Enforceability of Loan Papers . . . . . . . . . . . . . . 66
     10.13  Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . 66
     10.14  Environmental Liability. . . . . . . . . . . . . . . . . . . . . . . . 66
     10.15  Pledged Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     10.16  Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     10.17  Payment of Certain Other Agreements. . . . . . . . . . . . . . . . . . 66
     10.18  Default or Acceleration under Certain Other Agreements . . . . . . . . 66
     10.19  Redemption of Certain Other Debt or Obligation . . . . . . . . . . . . 67

SECTION 11  RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . 67
     11.1   Remedies Upon Default. . . . . . . . . . . . . . . . . . . . . . . . . 67

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     11.2   Company Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     11.3   Performance by Administrative Agent. . . . . . . . . . . . . . . . . . 67
     11.4   Delegation of Duties and Rights. . . . . . . . . . . . . . . . . . . . 68
     11.5   Not in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     11.6   Course of Dealing. . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     11.7   Cumulative Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     11.8   Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 68
     11.9   Certain Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . 68
     11.10  Limitation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . 69
     11.11  Expenditures by Lenders. . . . . . . . . . . . . . . . . . . . . . . . 69
     11.12  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

SECTION 12  AGREEMENT AMONG LENDERS. . . . . . . . . . . . . . . . . . . . . . . . 70
     12.1   Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . 70
     12.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     12.3   Proportionate Absorption of Losses . . . . . . . . . . . . . . . . . . 71
     12.4   Delegation of Duties; Reliance . . . . . . . . . . . . . . . . . . . . 71
     12.5   Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . . . 72
     12.6   Default; Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . 73
     12.7   Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . . . 73
     12.8   Relationship of Lenders. . . . . . . . . . . . . . . . . . . . . . . . 73
     12.9   Benefits of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 73
     12.10  Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     12.11  Obligations Several. . . . . . . . . . . . . . . . . . . . . . . . . . 73

SECTION 13  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     13.1   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     13.2   Nonbusiness Days . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     13.3   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     13.4   Form and Number of Documents . . . . . . . . . . . . . . . . . . . . . 74
     13.5   Exceptions to Covenants. . . . . . . . . . . . . . . . . . . . . . . . 74
     13.6   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     13.7   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     13.8   Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     13.9   Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     13.10  Jurisdiction; Venue; Service of Process; Jury Trial. . . . . . . . . . 75
     13.11  Amendments, Consents, Conflicts, and Waivers . . . . . . . . . . . . . 76
     13.12  Multiple Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 76
     13.13  Successors and Assigns; Assignments and Participations . . . . . . . . 77
     13.14  Discharge Only Upon Payment in Full; Reinstatement in Certain
            Circumstances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79

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                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
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                             SCHEDULES AND EXHIBITS

Schedule 2.1     -    Lenders and Commitments
Schedule 7.1     -    Conditions Precedent to Closing
Schedule 7.2     -    Conditions Precedent to Permitted Acquisition
Schedule 8.2     -    FCC and PUC Licenses
Schedule 8.3     -    Subsidiary List
Schedule 8.15    -    Material Agreements

Exhibit A-1      -    Form of Revolver Note
Exhibit A-2      -    Form of Swing Line Note
Exhibit A-3      -    Form of Term Loan Facility A Note
Exhibit A-4      -    Form of Term Loan Facility B Note
Exhibit A-5      -    Form of Term Loan Facility C Note
Exhibit B-1      -    Form of Notice of Borrowing
Exhibit B-2      -    Form of Notice of Conversion
Exhibit C        -    Form of Guaranty
Exhibit D        -    Form of Pledge, Assignment, and Security Agreement
Exhibit E-1      -    Form of Compliance Certificate
Exhibit E-2      -    Form of Permitted Acquisition Compliance Certificate
Exhibit E-3      -    Form of Permitted Acquisition Loan Closing Certificate
Exhibit F        -    Form of Assignment and Acceptance Agreement
Exhibit G-1      -    Form of Opinion of Counsel of Borrower
Exhibit G-2      -    Form of Opinion of Special Regulatory Counsel
Exhibit G-3      -    Form of Opinion of Local Counsel
Exhibit H        -    Form of Affiliate Subordination Agreements




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                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT is entered into as of December 23, 1998, among DOBSON/SYGNET OPERATING COMPANY (including its successor by merger, Sygnet Wireless, Inc.) (as more fully defined in SECTION 1, "BORROWER"), NATIONSBANC MONTGOMERY SECURITIES LLC, as Arranger (hereinafter defined), Lenders (hereinafter defined), LEHMAN COMMERCIAL PAPER INC. and PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents (hereinafter defined), TORONTO
DOMINION (TEXAS), INC. and FIRST UNION NATIONAL BANK, as Co-Documentation Agents (hereinafter defined), and NATIONSBANK, N.A., as Administrative Agent (hereinafter defined), for itself and the other Lenders.

                                    RECITALS

        A. Dobson/Sygnet Operating Company (f/k/a Front Nine Operating Company and SWI Acquisition Corp.), an Ohio corporation, will be acquired by Dobson/Sygnet Communications Corporation ("PARENT"), a Wholly-owned Subsidiary of Dobson Communications Corporation, in a stock acquisition from Dobson Operating Company (the "DOBSON ACQUISITION").

        B. Concurrently with the Dobson Acquisition, Dobson/Sygnet Operating Company will merge with and into Sygnet Wireless, Inc. pursuant to that certain Agreement and Plan of Merger dated as of July 28, 1998, between Dobson/Sygnet and Sygnet Wireless, Inc. (the "SYGNET MERGER").

        C. Borrower has requested that, in addition to other sources of financing, Lenders extend credit to Borrower to enable, among other things, the consummation of the Sygnet Merger.

        D. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend credit to Borrower, providing for four credit facilities totaling $430,000,000, in the form of a revolving loan facility in the aggregate principal amount of $50,000,000 and three term loan facilities in the aggregate principal amount of $125,000,000, $155,000,000, and $100,000,000, respectively.

        Accordingly, in consideration of the mutual covenants contained herein, the parties hereto agree, as follows:

SECTION 1       DEFINITIONS AND TERMS.

        1.1     DEFINITIONS.  As used herein:

        ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (PROVIDED THAT, formation or organization of any entity shall not constitute an "ACQUISITION" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under SECTION 9.20); or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; PROVIDED THAT, in any merger involving Borrower, Borrower must be the surviving entity.

                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

        ADMINISTRATIVE AGENT means NationsBank, N.A., and its permitted successors or assigns as "ADMINISTRATIVE AGENT" for Lenders under this Agreement.

        AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "CONTROL," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

        AGENTS means, collectively, the Administrative Agent, the Co-Syndication Agents, and the Co-Documentation Agents.

        AGREEMENT means this Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

        ANNUALIZED OPERATING CASH FLOW means (i) from the Closing Date through December 30, 1998, the Operating Cash Flow of the Companies for the period from July 1, 1998, through September 30, 1998, MULTIPLIED BY four;
(ii) for the fiscal quarter ending December 31, 1998, the Operating Cash Flow of the Companies for the period from July 1, 1998, through December 31, 1998 MULTIPLIED BY two; and (iii) for the fiscal quarter ending March 31, 1999, the Operating Cash Flow of the Companies for the period from July 1, 1998, through March 31, 1999, MULTIPLIED BY 4/3.

        APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "LENDING OFFICE" of such Lender (or an affiliate of such Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

        APPLICABLE MARGIN means:

        (a) on any date of determination with respect to each Base Rate Borrowing or Eurodollar Rate Borrowing under the Revolver Facility and Term Loan A, respectively, the percentage per annum set forth in the appropriate column below that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to SECTION 9.3 hereof:

-----------------------------------------------------------------------
                                         Applicable Margin
                            -------------------------------------------
     Leverage Ratio                                     Eurodollar Rate
                            Base Rate Borrowings           Borrowings
-----------------------------------------------------------------------
   Less than 2.00:1.0              0.750%                    1.750%
-----------------------------------------------------------------------
Greater than or equal to
       2.00:1.0,                   1.000%                    2.000%
 but less than 3.00:1.0
-----------------------------------------------------------------------

                                       2
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

-----------------------------------------------------------------------
                                         Applicable Margin
                            -------------------------------------------
     Leverage Ratio                                     Eurodollar Rate
                            Base Rate Borrowings           Borrowings
-----------------------------------------------------------------------
Greater than or equal to
       3.00:1.0,                   1.250%                    2.250%
 but less than 4.00:1.0
-----------------------------------------------------------------------
Greater than or equal to
       4.00:1.0,                   1.500%                    2.500%
 but less than 5.00:1.0
-----------------------------------------------------------------------
Greater than or equal to
       5.00:1.0,                   1.750%                    2.750%
 but less than 6.0:1.0
-----------------------------------------------------------------------
Greater than or equal to
        6.0:1.0                    2.000%                    3.000%
-----------------------------------------------------------------------

; PROVIDED THAT, if after December 31, 2001, the ratio (based on the quarterly Compliance Certificate of Borrower most-recently delivered pursuant to SECTION 9.3 hereof) of (i) Debt of the Companies LESS the outstanding principal amount of the Senior Reserve Notes to (ii) the Operating Cash Flow of the Companies is less than 3.00:1.00, the Applicable Margin for the Revolver Facility and Term Loan A will be reduced by 0.50%; however, in no event, shall the Applicable Margin for the Revolver Facility or Term Loan A be less than 0.750% for Base Rate Borrowings and 1.750% for Eurodollar Rate Borrowings;

        (b) on any date of determination with respect to each Base Rate Borrowing or Eurodollar Rate Borrowing under Term Loan B, the percentage per annum set forth in the appropriate column below that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to SECTION 9.3 hereof:

-----------------------------------------------------------------------
                                         Applicable Margin
                            -------------------------------------------
     Leverage Ratio                                     Eurodollar Rate
                            Base Rate Borrowings           Borrowings
-----------------------------------------------------------------------
   Less than 4.00:1.0              1.750%                    2.750%
-----------------------------------------------------------------------
Greater than or equal to
       4.00:1.0,                   2.000%                    3.000%
 but less than 6.00:1.0
-----------------------------------------------------------------------
Greater than or equal to
        6.0:1.0                    2.250%                    3.250%
-----------------------------------------------------------------------

; PROVIDED THAT, if after December 31, 2001, the ratio (based on the quarterly Compliance Certificate of Borrower most-recently delivered pursuant to SECTION 9.3 hereof) of (i) Debt of the Companies LESS the outstanding principal amount of the Senior Reserve Notes to (ii) the Operating Cash Flow of the Companies is less than 3.00:1.00, the Applicable Margin for Term Loan B will be reduced by 0.25%; however, in no event, shall the Applicable Margin for Term Loan B be less than 1.750% for Base Rate Borrowings and 2.750% for Eurodollar Rate Borrowings; and

        (c) for Borrowings under Term Loan C, which shall be limited to Eurodollar Rate Borrowings, a percentage per annum equal to 3.750%; PROVIDED THAT, if Eurodollar Rate Borrowings are not available, Borrowings under Term Loan C shall be Base Rate Borrowings with an Applicable Margin of 2.750%.

The provisions in items (a), (b), and (c) are further subject to, the following:

                                       3
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                (i) Until the second Business Day after the initial Financial Statements and Compliance Certificate for the fiscal quarter ending December 31, 1998, shall have been delivered hereunder, the Applicable Margin for Base Rate Borrowings and Eurodollar Rate Borrowings under the Revolver Facility, Term Loan A, and Term Loan B shall be determined by reference to a Compliance Certificate delivered by Borrower on the Closing Date. With respect to any adjustments in the Applicable Margin as a result of changes in the Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and the related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b) or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be; and

                (ii) If Borrower fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days after written notice thereof from the Administrative Agent or any Lender, then the Applicable Margin for the Revolver Facility, Term Loan A, and Term Loan B shall be the maximum Applicable Margin for the respective Facility specified in the Tables above.

        APPLICABLE MARGIN FOR COMMITMENT FEES means, on any date of determination, the percentage set forth in the table below which corresponds, on any date of determination, with the Leverage Ratio at such date of determination, as calculated based on the quarterly compliance certificates of Borrower most recently delivered pursuant to SECTION 9.3 hereof.

                  --------------------------------------------
                                             Applicable Margin
                       Leverage Ratio         for Commitment
                                                   Fees
                  --------------------------------------------
                  Greater than or equal to        0.500%
                         4.00 to 1.0
                  --------------------------------------------
                    Less than 4.00 to 1.0         0.375%
                  --------------------------------------------

                (a) Until the second Business Day after the initial Financial Statements and Compliance Certificate for the fiscal quarter ending December 31, 1998, shall have been delivered hereunder, the Applicable Margin for Commitment Fees shall be determined by reference to a Compliance Certificate delivered by Borrower on the Closing Date. With respect to any adjustments in the Applicable Margin for Commitment Fees as a result of changes in the Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b) or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be.

                (b) If Borrower fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days after written notice thereof from the Administrative Agent or any Lender, then the Applicable Margin for Commitment Fees shall be the maximum Applicable Margin specified in the table above.

        ARRANGER means NationsBanc Montgomery Securities LLC, and its successors and assigns.

                                       4
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        ASSUMED TAXES means, (a) with respect to any Equity Issuance, an amount equal to such incremental annual increase in franchise Taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance, (b) with respect to any Significant Sale, an amount equal to such percentage as Borrower estimates in good faith to be its effective rate of the taxable gain for federal and state income tax purposes with respect to such Significant Sale, and (c) with respect to any Dobson Tower Resale, an amount equal to such percentage as Dobson Tower estimates in good faith to be its effective rate of the taxable gain for federal and state income tax purposes with respect to such Dobson Tower Resale.

        AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable
PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System.

        BASE RATE means, for any day, the rate per annum equal to the HIGHER of (a) the Federal Funds Rate for such day PLUS one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

        BASE RATE BORROWING means a Borrowing bearing interest at the SUM of the Base Rate PLUS the Applicable Margin for Base Rate Borrowings for the relevant Facility.

        BORROWER means Dobson/Sygnet and its successor by merger, Sygnet Wireless, Inc., an Ohio corporation, together with any successor or assign of Borrower permitted by the Loan Papers.

        BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Papers (under the Revolving Facility, the Swing Line Subfacility, Term Loan A, Term Loan B, or Term Loan C), whether such amount constitutes an original disbursement of funds or the continuation of an amount outstanding, or (b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Paper.

        BORROWING DATE is defined in SECTION 2.8(a).

        BUDGET means the most recently delivered of the (a) annual financial budget for the Companies delivered on the Closing Date as required in ITEM 23 on SCHEDULE 7.1 delivered pursuant to SECTION 7.1 or (b) the Budget delivered pursuant to SECTION 9.3(d), together with any adjustments to any Budget (whether described in CLAUSE (a) or (b)) made from time to time based on projections delivered in connection with Permitted Acquisitions pursuant to SECTION 7.2 and the requirements of a "PERMITTED ACQUISITION" as set forth in this SECTION 1.1 SO LONG AS such projections have been approved by Administrative Agent.

        BUSINESS DAY means (a) for all purposes, any day OTHER THAN Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

                                       5
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        CAPITAL EXPENDITURES means an expenditure for any fixed asset having a useful life of more than one (1) year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and including any obligations to pay rent or other amounts under a Capital Lease; PROVIDED, HOWEVER, that Capital Expenditures shall not include acquisitions of stock or assets which are made in accordance with SECTION 9.20 hereof.

        CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

        CASH EQUIVALENTS means:

                (a) Readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition;

                (b) Short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation;

                (c) Commercial paper maturing in 365 days or less from the date of issuance and rated either "P-1" by Moody's Investors Service, Inc. ("MOODY'S"), or "A-1" by Standard and Poor's Rating Group (a division of McGraw-Hill, Inc., "S&P");

                (d) Debt instruments of a domestic issuer which mature in one year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; and

                (e) Demand deposit accounts which are maintained in the ordinary course of business.

        CELLULAR PARTNERSHIP means, as the case may be, any entity in which any Company, Communications, or a Subsidiary of Communications (other than Logix and its Subsidiaries) owns a partnership interest.

        CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in SECTION 7.1 have been satisfied or waived.

        CO-DOCUMENTATION AGENTS means Toronto Dominion (Texas), Inc. and First Union National Bank and their permitted successors or assigns as "CO-DOCUMENTATION AGENTS" under this Agreement.

        CO-SYNDICATION AGENTS means Lehman Commercial Paper Inc. and PNC Bank, National Association, and their respective permitted successors or assigns as "CO-SYNDICATION AGENTS" under this Agreement.

        CODE means the INTERNAL REVENUE CODE OF 1986, as amended, TOGETHER WITH the rules and regulations promulgated thereunder.

        COLLATERAL has the meaning set forth in SECTION 6.1.

                                       6
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        COLLATERAL DOCUMENTS means all security agreements, pledge agreements, assignments of partnership interests, and Guaranties at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

        COMMITTED SUM means, for any Lender for a particular Facility, at any date of determination, as the case may be, the amount stated beside each Lender's name under the heading for that Facility on the most-recently amended SCHEDULE 2.1 to the Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

        COMMUNICATIONS means Dobson Communications Corporation, an Oklahoma corporation, which owns all of the issued and outstanding shares of capital stock of Parent.

        COMMUNICATIONS ACT means, collectively, The Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

        COMMUNICATIONS BOND DEBT means the 11 3/4% Senior Notes due 2007, issued by Communications pursuant to that certain Indenture dated as of February 28, 1997, between Communications and United States Trust Company of New York, in an aggregate original principal amount of $160,000,000, and the documents and agreements evidencing and establishing such Debt, as the same may be amended from time to time in accordance with the terms thereof and hereof.

        COMMUNICATIONS OPERATING CASH FLOW, as of any date of determination, means the Operating Cash Flow of Communications and its Subsidiaries (other than Logix and its Subsidiaries) on a consolidated basis for the four most recently ended fiscal quarters, adjusted, as required, to take into account any minority ownership in any Subsidiary or Cellular Partnership; PROVIDED, HOWEVER, with respect to any Cellular Partnership of Communications or its Subsidiaries (other than Logix and its Subsidiaries), which is indebted to Communications or any Subsidiary of Communications (other than Logix and its Subsidiaries) (the "CELLULAR PARTNERSHIP DEBT"), such adjustments for minority interests shall be made only when either (i) such Cellular Partnership Debt has been paid in full or (ii) Communications or any Subsidiary of Communications (other than Logix and its Subsidiaries) does not have a Lien upon and right to apply 100% of the Operating Cash Flow of such Cellular Partnership to repayment of such Cellular Partnership Debt.

        COMMUNICATIONS TOTAL DEBT means the aggregate Debt of Communications and its Subsidiaries (other than Logix and its Subsidiaries); PROVIDED, THAT the Debt of Communications and its Subsidiaries (other than Logix and its Subsidiaries) (a) shall be reduced by amounts on deposit in the escrow account funded with proceeds of the Communications Bond Debt, which escrow account is to be used to pay any outstanding interest under the Communications Bond Debt; and (b) shall be increased by the liquidation value of any Preferred Stock on which cash dividends are being paid or are required to be paid; and (c) shall be increased by the outstanding principal amount of all issued and outstanding Debentures.

        COMPANIES means, at any date of determination thereof, Borrower and each of its Subsidiaries; and COMPANY means, on any date of determination, Borrower or any of its Subsidiaries.

        COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT E-1.

                                       7
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        CONSEQUENTIAL LOSS means any loss, cost, or expense (including loss of anticipated profit) which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in SECTION 4.5.

        CONSOLIDATED DEBT means on, any date of determination, (i) all Debt of Parent and its Subsidiaries (including, without limitation, Borrower and its Subsidiaries) LESS (ii) the value of the Pledged Government Securities (using valuation methods for such assets consistent with those used in the Companies' Financial Statements); PLUS (iii) in the event any Junior Preferred Stock has been issued by Communications and cash dividends are required to the paid thereon, the liquidation value of the Junior Preferred Stock then issued and outstanding; PLUS (iv) in the event any Junior Debentures have been exchanged for any Junior Preferred Stock, the outstanding principal amount of such Junior Debentures.

        CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of either (a)(i) the Financial Statements for the fiscal year ended December 31, 1997, and the nine-month period ended September 30, 1998, calculated on a consolidated basis for Dobson/Sygnet Operating Company; (ii) the consolidated Financial Statements of Sygnet Wireless, Inc. and its Subsidiaries for the fiscal year ended December 31, 1997, and the nine-month period ended September 30, 1998; and
(iii) the PRO FORMA combined Financial Statements of Dobson/Sygnet Operating Company, Sygnet Wireless, Inc., and their respective Subsidiaries prepared as of the Closing Date after giving effect to the Sygnet Merger; or (b) the Financial Statements required to be delivered under SECTIONS 9.3(a) or 9.3(b), as the case may be, calculated on a consolidated basis for the Companies.

        DEBENTURES means, collectively, the Junior Debentures and the Senior Debentures.

        DEBT means (without duplication), for any Person, the SUM of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, (iii) obligations of such Person under non-compete agreements, and
(iv) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business not more than ninety (90) days past due);
(b) all obligations of the type referred to in CLAUSES (a)(i) through
(a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE (a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; and (e) net payments under Financial Hedges.

        DEBT ISSUANCE means Debt of any Company for borrowed money issued or incurred after the Closing Date, other than Permitted Debt.

        DEBTOR RELIEF LAWS means the BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

                                       8
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        DEFAULT is defined in SECTION 10.

        DEFAULT RATE means a per annum rate of interest equal from day to day to the LESSER of (a)(i) for the Revolver, Term Loan A, and Term Loan B, the sum of the Base Rate PLUS the highest Applicable Margin for Base Rate Borrowings for the relevant Facility PLUS 2% or (ii) for Term Loan C, the sum of the Base Rate PLUS the highest Applicable Margin for Base Rate Borrowings under Term Loan B PLUS 2% AND (b) the Maximum Rate.

        DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

        DOBSON ACQUISITION means the acquisition of the stock of Dobson/Sygnet by Parent from Dobson Operating Company pursuant to the Dobson Acquisition Agreement.

        DOBSON ACQUISITION AGREEMENT means the Stock Purchase Agreement dated December 23, 1998, by and between Dobson Operating Company, as seller, and Parent, as buyer.

        DOBSON ACQUISITION DOCUMENTS means the Dobson Acquisition Agreement and all documents or instruments executed pursuant thereto or in connection therewith, together with all amendments, modifications, supplements, or restatements thereof in form and upon terms satisfactory to Administrative Agent.

        DOBSON/SYGNET means Dobson/Sygnet Operating Company (formerly known as Front Nine Operating Company and SWI Acquisition Corp.), an Ohio corporation, which company, on and as of the Closing Date, was acquired by Parent and was merged with and into Sygnet Wireless, Inc. pursuant to the Sygnet Merger.

        DOBSON TOWER means Dobson Tower Company, an Oklahoma corporation.

        DOBSON TOWER RESALE means the sale of the Sygnet Towers by Dobson Tower to a non-Affiliate either (i) for a cash purchase price equal to or greater than $30,000,000 or (ii) on terms and conditions satisfactory to Administrative Agent.

        DOLLARS and the symbol $ means lawful money of the United States of America.

        ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.13, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and the Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; PROVIDED, HOWEVER, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

        EMPLOYEE PLAN means an employee pension benefit plan covered by TITLE IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

                                       9
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Section 11001 ET SEQ.), the Hazardous Materials Transportation Act
(49 U.S.C. Section 1801 ET SEQ.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 ET SEQ.), the Oil Pollution Act (33 U.S.C.
Section 2701 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 ET SEQ.), the Rivers and Harbors Act (33 U.S.C. Section 401 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f
ET SEQ.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

        EQUITY ISSUANCE means the issuance on and after the Closing Date by any Company of any shares of any class of stock, warrants, or other equity interests, other than present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the Companies, or stock issued upon their exercise.

        ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, and the regulations and rulings thereunder.

        ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of TITLE IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of SECTION 414(b), (c), (m), or (o) of the Code.

        EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

        EURODOLLAR RATE BORROWING means a Borrowing bearing interest at the SUM of the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Borrowings for the relevant Facility.

        EXCESS CASH FLOW means, on any date of determination with respect to the fiscal year then most recently ended, Operating Cash Flow of the Companies, PLUS any net decrease in Working Capital, LESS

                                       10
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
the SUM of, without duplication, (a) Capital Expenditures made by the Companies during such fiscal year which were permitted to be made under the terms of the Loan Papers, (b) required payments of principal on Permitted
Debt of the Companies made during such fiscal year (other than payments made pursuant to SECTIONS 2.7(b), 2.7(c), and 2.7(d)), (c) the aggregate Taxes actually paid in cash by the Companies during such fiscal year, (d) Distributions made by the Companies during such fiscal year to the extent permitted by the Loan Papers; (e) Interest Expense paid by the Companies during such fiscal year or accrued during such fiscal year in compliance with the Loan Papers, SO LONG AS such accrued interest is actually paid by the Companies during such fiscal year or the first two (2) calendar months of the following fiscal year in compliance with the Loan Papers; and (f) any net increase in Working Capital.

        EXCESS TOWER PROCEEDS means with respect to any Dobson Tower Resale, the amount payable to Borrower from Dobson Tower in accordance with the Sygnet Towers Sale Agreement, which amount shall be no less than the amount received by Dobson Tower, on or after the date of consummation of such Dobson Tower Resale, after (i) deduction of Assumed Taxes, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses incurred by Dobson Tower related to such Dobson Tower Resale (including, without limitation, reasonable attorneys' fees and closing costs incurred by Dobson Tower in connection with such Dobson Tower Resale), (iii) deduction of appropriate amounts to be provided by Dobson Tower as a reserve, in accordance with GAAP, against any liabilities retained by Dobson Tower after such Dobson Tower Resale, which liabilities are associated with the Sygnet Towers, (iv) deduction for the amount of any Debt (other than the Obligation) secured by the respective asset or assets being sold, which Debt is required to be repaid as a result of such Dobson Tower Resale; and (v) deduction for the amount necessary to liquidate the outstanding amount of any preferred stock of Dobson Tower which is required to be repaid as a result of such Dobson Tower Resale.

        EXECUTIVE MANAGEMENT TEAM means Everett Dobson, Bruce Knooihuizen, and G. Edward Evans.

        EXHIBIT means an exhibit to this Agreement unless otherwise specified.

        FACILITIES means, collectively, the Revolver Facility and the Term Loan Facilities; FACILITY means, any of the Revolver Facility, Term Loan A, Term Loan B, or Term Loan C.

        FCC means the Federal Communications Commission and any successor regulatory body.

        FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED THAT (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

        FINANCIAL HEDGE means a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, which Financial Hedge is entered into by any Company in accordance with SECTION 9.27.

                                       11
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' equity, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' equity shall be in comparative form to the prior fiscal year-end figures.

        FIXED CHARGE COVERAGE RATIO means, at any date of determination with respect to the most recently ended Rolling Period, the ratio of: (a) the Operating Cash Flow of the Companies to (b) the SUM of (i) all mandatory prepayments and regularly-scheduled principal payments with respect to Debt of the Companies required to be paid, (ii) the amount paid for Capital Expenditures by the Companies, (iii) cash Interest Expense of the Companies,
(iv) cash Taxes of the Companies, to the extent allocable to such Companies pursuant to the Tax Sharing Agreement, and (v) distributions and dividends paid in cash by Borrower.

        GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

        GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

        GUARANTOR means any Person, including, but not limited to, any Subsidiary of Borrower, who undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

        GUARANTY means (a) a Guaranty in substantially the form and upon the terms of EXHIBIT C, executed and delivered by any Person pursuant to the requirements of the Loan Papers; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Papers.

        HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of
SECTION 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

        INTEREST EXPENSE means, for any period of calculation thereof, for any Person, the aggregate amount of all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Debt; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing; net costs associated with Financial Hedges; the interest component of any Debt that is guaranteed or secured by such Person), and all cash premiums or penalties for the repayment, redemption, or repurchase of Debt. With respect to the calculation of Interest Expense for Borrower and the Companies, Interest Expense shall include the aggregate amount of cash interest paid on the Senior Reserve Notes to the extent Borrower makes loans, advances, investments, or Distributions to Parent to service regularly-scheduled cash interest payments on such Senior Reserve Notes. With respect to the calculation of Interest Expense for Parent, Interest Expense shall expressly exclude any interest paid on the Senior Reserve Notes from the proceeds of the Pledged Government Securities securing such Senior Reserve Notes.

                                       12
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        INTEREST PERIOD is determined in accordance with SECTION 3.9.

        JUNIOR PREFERRED STOCK means shares of (i) the Junior Exchangeable Preferred Stock issued by Communications, in form, upon terms, and in an amount acceptable to Administrative Agent; (ii) any additional Junior Preferred Stock (on substantially identical terms to the Junior Preferred Stock described in ITEM (i) preceding) issued in lieu of dividends on the Junior Preferred Stock described in ITEM (i); and (iii) additional Junior Preferred Stock issued in connection with any permitted adjustment, supplement, or restatement of the applicable Certificate of Designation for such Junior Preferred Stock in form and upon terms acceptable to Administrative Agent.

        JUNIOR DEBENTURES means any junior exchangeable debentures issued in exchange for all or any portion of the Junior Preferred Stock, in form and upon terms acceptable to Administrative Agent.

        LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

        LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with SECTION 13.13(c) of this Agreement), and subject to the terms and conditions of this Agreement, and their respective successors and assigns.

        LEVERAGE RATIO means, either (a) at any date of determination on or prior to March 31, 1999, thereof, the ratio of Debt of the Companies to Annualized Operating Cash Flow or (b) on any date of determination occurring after April 1, 1999, the ratio of Debt of the Companies to Operating Cash Flow, all calculated for the Companies on a consolidated basis; PROVIDED THAT, solely for purposes of determining the "APPLICABLE MARGIN" and the "APPLICABLE MARGIN FOR COMMITMENT FEES" after December 31, 2001, the Debt component of the Leverage Ratio shall, on any date of determination, be equal to the Debt of the Parent and its Subsidiaries on a consolidated basis; PROVIDED, FURTHER, THAT if any Company acquires the Pennsylvania 2 Rural Service Area within the first fiscal quarter of 1999, then any calculation of Leverage Ratio for the fiscal quarter ending March 31, 1999, shall exclude
(i) any Debt incurred or recognized (up to a maximum of $6,000,000) with respect to such Acquisition and (ii) to the extent any Debt is excluded, the Operating Cash Flow attributable to such Acquisition.

        LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

        LITIGATION means any action by or before any Governmental Authority.

        LOAN PAPERS means (a) this Agreement, the Notes, and the Collateral Documents, (b) all agreements, documents, or instruments in favor of Agents or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation on and after the Closing Date, (c) any Financial Hedge between any Company and any Lender or any Affiliate of any Lender, and (d) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

                                       13
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        LOGIX means Logix Communications Enterprises, Inc., a Wholly-owned Subsidiary of Communications.

        MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Company to perform any of its payment or other material obligations under the Loan Papers or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Papers, (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of any Company, either singly or in the aggregate, or (c) Default or Potential Default.

        MATERIAL AGREEMENT means any contract material to the respective business of the Companies (including with respect to the Systems), including the Sygnet Towers Lease.

        MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

        MULTIEMPLOYER PLAN means a multiemployer plan as defined in SECTIONS 3(37) or 4001(a)(3) of ERISA or SECTION 414(f) of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

        NATIONSBANK means NationsBank, N.A., in its individual capacity as a Lender, and its successors and assigns.

        NET CASH PROCEEDS means (a) with respect to any Significant Sale, cash (freely convertible into Dollars) received, on or after the date of consummation of such Significant Sale, by any Company from such Significant Sale, after (i) deduction of Assumed Taxes, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such Significant Sale (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such Significant Sale), (iii) deduction of appropriate amounts to be provided by Borrower or any Company as a reserve, in accordance with GAAP, against any liabilities retained by any Company after such Significant Sale, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Significant Sale, and (iv) deduction for the amount of any Debt (other than the Obligation) secured by the respective asset or assets being sold, which Debt is required to be repaid as a result of such Significant Sale; (b) with respect to any incurrence of Debt, cash (freely convertible in to Dollars) received, on or after the date of incurrence of such Debt, by any Company from the incurrence of such Debt after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such incurrence of Debt, (ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Debt, and (iii) deductions for the amount of any other Debt (other than the Obligation) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Debt; and (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by the Borrower from such Equity Issuance, net of usual and customary transaction costs and expenses and Assumed Taxes.

                                       14
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        NOTES means, at the time of any determination thereof, all outstanding and unpaid Revolver Notes, the Swing Line Note, and Term Notes.

        NOTICE OF BORROWING is defined in SECTION 2.8(a).

        NOTICE OF CONVERSION is defined in SECTION 3.10.

        OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company arising from, by virtue of, or pursuant to any Loan Paper, TOGETHER WITH all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

        OFFERING MEMORANDA (or individually, an OFFERING MEMORANDUM) means
(i) the Offering Memorandum issued January 5, 1998, by Communications pursuant to which 175,000 shares of the Senior Preferred Stock were offered for purchase; and (ii) the Offering Memorandum issued December 16, 1998, pursuant to which 64,646 shares of the Senior Preferred Stock were offered for purchase (as the same may hereafter be amended, modified, supplemented, or restated from time to time with the prior written approval of Administrative Agent).

        OPERATING CASH FLOW means, for any Person, as calculated at any date of determination with respect to the most recently ended Rolling Period (unless otherwise indicated), the SUM (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) net income or deficit during such period, PLUS (b) to the extent already deducted in computing such net income (i) income Tax expense, (ii) Interest Expense during such period, and (iii) depreciation, amortization, and other non-cash-expense items during such period, LESS (c) interest and dividend income, LESS (d) other non-cash components of income, adjusted as required to take into account any minority ownership interest; PROVIDED, HOWEVER, with respect to any Cellular Partnership of Borrower or its Subsidiaries which is indebted to any Company (the "CELLULAR PARTNERSHIP DEBT"), such adjustments for minority interests shall be made only when either (i) such Cellular Partnership Debt has been repaid in full or (ii) a Company does not have a Lien upon and right to apply 100% of the Operating Cash Flow of such Cellular Partnership to repayment of such Cellular Partnership Debt. In calculating Operating Cash Flow for the Companies for the fiscal quarters ending September 30, 1998, December 31, 1998, and March 31, 1999, such Operating Cash Flow shall be increased (to the extent deducted from net income and not already added back in calculating Operating Cash Flow) by pro forma adjustments to expenses for the applicable quarter not to exceed $1,104,500 for the fiscal quarters ending September 30, 1998, and December 31, 1998, and $380,500 for the fiscal quarter ending March 31, 1999. The provision for income taxes and reductions in deferred taxes shall be adjusted in accordance with the Tax Sharing Agreement. In determining Operating Cash Flow for any Person, as the case may be, such amount shall be calculated after giving effect to Acquisitions and divestitures of Person (to the extent permitted by the Loan Papers in the case of the Companies) during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative.

        PARENT means Dobson/Sygnet Communications Company (formerly known as Dobson/Sygnet Holding Company, and Front Nine Holding Company), an Oklahoma corporation.

        PARTICIPANT is defined in SECTION 13.13(e).

                                       15
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

        PERMITTED ACQUISITION means:

                (a) The Sygnet Merger, the Dobson Acquisition, and, if no Default or Potential Default exists or arises as a result thereof, the Acquisition of the Pennsylvania 2 Rural Service Area; PROVIDED, HOWEVER, in the case of the Pennsylvania 2 Rural Service Area Acquisition, such Acquisition shall not constitute a "PERMITTED ACQUISITION" hereunder unless and until Borrower complies with CLAUSE (b)(iv) hereunder;

                (b) Acquisitions by any Company of businesses which are engaged in the domestic cellular industry, with respect to which each of the following requirements shall have been satisfied:

                        (i) the purchase price for such Acquisition must be less than or equal to $15,000,000 and when aggregated with the purchase price of each other Acquisition consummated in such calendar year, may not exceed $15,000,000 in the aggregate;

                        (ii) as of the closing of any Acquisition, the Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired;

                        (iii) not less than 30 Business Days prior to the closing of any Acquisition, Borrower shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate, demonstrating pro forma compliance with the terms and conditions of the Loan Papers, after giving effect to the Acquisition, including (A) pro forma income and balance sheet projections for the Companies (after giving effect to the Acquisition), and (B) ten year cash flow projections for the Acquisition demonstrating compliance with the Companies' applicable financial covenants and debt amortization schedules;

                        (iv) each Authorization issued by the FCC or any PUC to be acquired by any Company shall be valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and shall not be subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof UNLESS such Company has entered into an agreement with the seller of such Authorization protecting such Company from such adverse limitations, proceedings, or claims, which agreement shall be on terms and conditions satisfactory to Agents.

                        (iv) prior to consummation of any Acquisition, Borrower shall have satisfied the conditions precedent set forth in SECTION 7.2;

                        (v) as of the closing of any Acquisition, after giving effect to such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                        (vi) as of the closing of any Acquisition, no Default or Potential Default shall exist or occur as a result of, and after giving effect to, such Acquisition; and

                                       16
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                        (vii) as of the closing of any Acquisition, (A) if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then such Subsidiary) must be the surviving entity after giving effect to such merger; and (B) if such Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than a 75% interest in the entity being acquired; or

                (b) any other Acquisition for which the prior written consent of Required Lenders has been obtained.

        PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-2.

        PERMITTED ACQUISITION LOAN CLOSING CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-3.

        PERMITTED DEBT means Debt permitted under SECTION 9.12 as described in such Section.

        PERMITTED LIENS means Liens permitted under SECTION 9.13 as described in such Section.

        PERSON means any individual, entity, or Governmental Authority.

        PLEDGED GOVERNMENT SECURITIES means the portfolio of United States government securities that are purchased with proceeds of the Senior Reserve Notes and which are pledged as security for the first six interest payments on the Senior Reserve Notes.

        POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

        PREFERRED STOCK means, collectively, the Senior Preferred Stock and the Junior Preferred Stock.

        PRIME RATE means the per annum rate of interest established from time to time by NationsBank, N.A., as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank, N.A. to its customers.

        PRINCIPAL DEBT means, at the time of any determination thereof, the sum of the Revolver Principal Debt and the Term Principal Debt, or with respect to a particular Facility, the aggregate unpaid principal balance of all Borrowings under that Facility.

        PRO FORMA DEBT SERVICE means, on any date of determination, calculated for the Companies on a consolidated basis, the SUM of (a) Pro Forma Interest Expense determined as of such date of determination, PLUS (b) principal payments scheduled to be made on Debt for the twelve months following the date of determination and with respect to the Revolver Principal Debt, the difference between the outstanding Revolver Principal Debt on any date of determination, and the amount to which the Revolver Commitment is to be reduced within twelve months.

        PRO FORMA INTEREST EXPENSE means, on any date of determination with respect to the most recently ended Rolling Period (the "SUBJECT PERIOD"), calculated for the Companies on a consolidated basis, the SUM of the results of the following calculation made separately with respect to each Borrowing and each other loan or other evidence of Debt of any Company (each a "SUBJECT LOAN" for the purposes hereof) including,

                                       17
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
without limitation, the Senior Reserve Notes to the extent Borrower makes or anticipates making loans, advances, investments, or Distributions to Parent to service regularly-scheduled cash interest payments on such Senior Reserve
Notes:

                {[A + B] /2} x C

        where:

                A       =       The aggregate outstanding principal Debt under
                                the Subject Loan at the beginning of the Subject
                                Period.

                B       =       The aggregate outstanding principal Debt under
                                the Subject Loan, at the end of the Subject
                                Period, taking into account all scheduled principal payments and any required commitment reductions within such Subject Period.

                C       =       With respect to the Subject Loan, the applicable
                                interest rate thereon determined as the rate in effect on the date of determination.

        PRO RATA or PRO RATA PART, for each Lender, means (a) for purposes of any commitment to fund in respect of a Facility, the percentage stated opposite such Lender's name under the heading for that Facility as set forth on SCHEDULE 2.1 or on the most recently amended SCHEDULE 2.1, if any, prepared by Administrative Agent pursuant to SECTION 13.13, (b) for purposes of sharing any amount or fee payable to any Lender in respect of a Facility, the proportion which the portion of the Principal Debt for the applicable Facility owed to such Lender bears to the Principal Debt under the applicable Facility owed to all Lenders at the time in question, and (c) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums under the Revolver Facility bears to the Total Commitment then in effect.

        PUC means any state or local regulatory agency or governmental authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

        REGISTER is defined in SECTION 13.13(c).

        REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

        REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

        RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

        REPORTABLE EVENT shall have the meaning specified in SECTION 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement

                                      18
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
is waived under applicable PBGC regulations other than those events described in SECTIONS 2615.11, 2615.15 and 2615.19 of such regulations, including each such provision as it may subsequently be renumbered.

        REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

        REQUIRED LENDERS means (a) on any date of determination prior to funding the Term Facilities, those Lenders holding 50.1% or more of the sum of the Total Commitment; (b) on any date of determination prior to the Termination Date for the Revolver Facility, those Lenders holding 50.1% or more of the sum of the Revolver Commitment and the Term Principal Debt; and
(c) on any date of determination on or after the Termination Date for the Revolver Facility, those Lenders holding 50.1% of the Principal Debt, PROVIDED THAT, in no event under CLAUSES (a), (b), and (c) shall Required Lenders be less than two Lenders, unless there is only one Lender hereunder.

        RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "EUROCURRENCY LIABILITIES" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

        RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Papers, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Administrative Agent.

        REVOLVER COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $50,000,000.

        REVOLVER COMMITMENT USAGE means, at the time of any determination thereof, the aggregate Revolver Principal Debt (whether under the Swing Line Subfacility, or otherwise).

        REVOLVER FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.1 hereof and the Swing Line Subfacility.

        REVOLVER LENDERS means those Lenders set forth under the heading "REVOLVER FACILITY" on the most-recently amended SCHEDULE 2.1 to the Agreement.

        REVOLVER NOTE means a promissory note in substantially the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

        REVOLVER PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility.

        RIGHTS means rights, remedies, powers, privileges, and benefits.

                                      19
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        ROLLING PERIOD means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be); PROVIDED THAT, notwithstanding the foregoing, for any calculation made with respect to the Companies as of any date of determination occurring during the period from the Closing Date to (but not including) June 30, 1999, the applicable Rolling Period shall be the fiscal quarter(s) indicated below which correspond(s) to any applicable date of determination as set forth below:

          DETERMINATION DATES                  CORRESPONDING ROLLING PERIOD
    Closing Date to (but not including)     Fiscal Quarter ending September 30,
            December 31, 1998                             1998

      December 31, 1998 to (but not       Fiscal Quarters ending September 30,
        including) March 31, 1999                 and December 31, 1998

       March 31, 1999 to (but not         Fiscal Quarters ending September 30,
        including) June 30, l999              1998, December 31, 1998, and
                                                     March 31, 1999

        SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Papers.

        SENIOR DEBENTURES means any senior exchangeable debentures issued in exchange for all or any portion of the Senior Preferred Stock (all as more particularly described in the related Offering Memoranda), which shall be in form and upon terms acceptable to Administrative Agent.

        SENIOR PREFERRED STOCK means (i) 175,000 shares of Senior Exchangeable Preferred Stock issued by Communications which is mandatorily redeemable in 2008 and which was offered pursuant to the Offering Memorandum dated January 5, 1998; (ii) 64,646 shares of Senior Exchangeable Preferred Stock issued by Communications which is mandatorily redeemable in 2008, and which was offered pursuant to the Offering Memorandum dated December 16, 1998; (iii) any additional Senior Preferred Stock (in substantially identical terms as the Senior Preferred Stock with respect to which such stock is being issued) issued in lieu of dividends on the Senior Preferred Stock described in ITEMS (i) and (ii); and (iv) additional Senior Preferred Stock issued in connection with any permitted adjustment, supplement, or restatement of the applicable Certificate of Designation for such Senior Preferred Stock in form and upon terms acceptable to Administrative Agent.

        SENIOR RESERVE NOTES means the 12 1/4% Senior Reserve Notes due 2008, issued by Parent pursuant to an Indenture dated December 23, 1998, between Parent and United States Trust Company of New York, as Trustee for the purchasers of such Senior Reserve Notes and all documents executed pursuant thereto or in connection therewith, including all amendments, modifications, supplements or restatements thereof in form and upon terms acceptable to Administrative Agent.

        SIGNIFICANT SALE means any sale, lease, transfer, or other disposition of any property or assets (tangible or intangible) by any Company to any other Person (other than any sale, lease, transfer, or other disposition contemplated by SECTIONS 9.23(a) through (f)) with respect to which the Net Cash Proceeds realized by the Companies for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $3,000,000.

                                      20
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

        SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the general partner or own fifty percent (50%) or more of the issued and outstanding partnership interests.

        SWING LINE BORROWING means any Borrowing under the Swing Line
Subfacility.

        SWING LINE COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $10,000,000.

        SWING LINE MATURITY DATE means December 22, 1999, and successive one year extensions thereof if agreed to in writing by NationsBank in its sole discretion, BUT IN NO EVENT, a date later than the Termination Date of the Revolver Facility.

        SWING LINE NOTE means a promissory note in substantially the form of EXHIBIT A-2, and all renewals and extensions of all or any part thereof.

        SWING LINE PRINCIPAL DEBT means, on any date of determination, that portion of the Principal Debt outstanding under the Swing Line Subfacility.

        SWING LINE SUBFACILITY means the subfacility under the Revolver Facility described in, and subject to the limitations of, SECTION 2.2.

        SYGNET COMMUNICATIONS means Sygnet Communications, Inc., an Ohio corporation, a Wholly-owned Subsidiary of Borrower after the consummation of the Sygnet Merger.

        SYGNET MERGER means the merger of Dobson/Sygnet with and into Sygnet Wireless, Inc. on the Closing Date pursuant to the Sygnet Merger Agreement.

        SYGNET MERGER AGREEMENT means the Agreement and Plan of Merger dated as of July 28, 1998 between Dobson/Sygnet and Sygnet Wireless, Inc., together with all amendments or modifications thereto in form and terms acceptable to Administrative Agent.

        SYGNET MERGER DOCUMENTS means the Sygnet Merger Agreement and all documents or instruments executed pursuant thereto or in connection therewith, together with all amendments, modifications, supplements, or restatements thereof in form and upon terms satisfactory to Administrative Agent.

        SYGNET SENIOR NOTES means the $110,000,000 11.50% notes due 2006 issued by Sygnet Wireless, Inc., as the same may have been amended or modified.

        SYGNET TOWERS means all cellular transmission towers owned by Sygnet Communications on the Closing Date.

                                      21
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        SYGNET TOWERS LEASE means the Master Site License Agreement, and collectively, the Site Licenses, dated December 23, 1998, between Sygnet Communications and Dobson Tower, whereby Sygnet Communications leases the Sygnet Towers from Dobson Tower, which agreements are in form and upon terms acceptable to Administrative Agent.

        SYGNET TOWERS SALE means the sale of the Sygnet Towers by Sygnet Communications to Dobson Tower on terms and conditions satisfactory to Administrative Agent.

        SYGNET TOWERS SALE AGREEMENT means the Asset Purchase Agreement between Sygnet Communications and Dobson Tower dated December 23, 1998, in which Sygnet Communications agrees to sell substantially all of the Sygnet Towers to Dobson Tower, which agreement is in form and upon terms acceptable to Administrative Agent.

        SYGNET TOWERS SALE DOCUMENTS means the Sygnet Towers Sale Agreement, the Sygnet Towers Lease, and all other documents delivered pursuant thereto or in connection with the consummation of the Sygnet Towers Sale or execution and performance of the Sygnet Towers Lease.

        SYSTEM means individually, and SYSTEMS means collectively, the wireless cellular communication systems and personal communication systems, now or hereafter owned, operated, or managed by the Companies.

        TAX SHARING AGREEMENT means that certain consolidated income tax payment agreement dated February 28, 1997, entered into between Communications and its Subsidiaries.

        TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

        TERM LENDERS means, collectively, the Term Loan A Lenders, the Term Loan B Lenders, and the Term Loan C Lenders.

        TERM LOAN A means the credit facility as described in and subject to the limitations set forth in SECTION 2.3 hereof.

        TERM LOAN A COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $125,000,000.

        TERM LOAN A LENDERS means those Lenders set forth under the heading "TERM LOAN A" on the most-recently amended SCHEDULE 2.1 to the Agreement.

        TERM LOAN A NOTE means a promissory note in substantially the form of EXHIBIT A-3, and all renewals and extensions of all or any part thereof.

        TERM LOAN A PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under Term Loan A.

        TERM LOAN B means the credit facility as described in and subject to the limitations set forth in SECTION 2.4 hereof.

                                      22
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        TERM LOAN B COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $155,000,000.

        TERM LOAN B LENDERS means those Lenders set forth under the heading "TERM LOAN B" on the most-recently amended SCHEDULE 2.1 to the Agreement.

        TERM LOAN B NOTE means a promissory note in substantially the form of EXHIBIT A-4, and all renewals and extensions of all or any part thereof.

        TERM LOAN B PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under Term Loan B.

        TERM LOAN C means the credit facility as described in and subject to the limitations set forth in SECTION 2.5 hereof.

        TERM LOAN C COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $100,000,000.

        TERM LOAN C LENDERS means those Lenders set forth under the heading "TERM LOAN C" on the most-recently amended SCHEDULE 2.1 to the Agreement.

        TERM LOAN C NOTE means a promissory note in substantially the form of EXHIBIT A-5, and all renewals and extensions of all or any part thereof.

        TERM LOAN C PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under Term Loan C.

        TERM LOAN FACILITIES means, collectively, Term Loan A, Term Loan B, and Term Loan C, and TERM LOAN FACILITY means, any of Term Loan A, Term Loan B, or Term Loan C.

        TERM NOTES means collectively, the Term Loan A Notes, the Term Loan B Notes, and the Term Loan C Notes.

        TERM PRINCIPAL DEBT means, on any date of determination, the SUM of the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Principal Debt.

        TERMINATION DATE means (a) for purposes of the Revolver Facility, the EARLIER of (x) September 23, 2006, and (y) the effective date of any other termination, cancellation, or acceleration of Lenders' commitments to lend under, and in accordance with, this Agreement; (b) for purposes of the Term Loan A, the EARLIER of (x) September 23, 2006, and (y) the effective date of any other termination, cancellation, or acceleration of Term Loan A in accordance with this Agreement; (c) for purposes of the Term Loan B, the EARLIER of (x) March 23, 2007, and (y) the effective date of any other termination, cancellation, or acceleration of Term Loan B in accordance with this Agreement; and (d) for purposes of the Term Loan C, the EARLIER of (x) December 23, 2007, and (y) the effective date of any other termination, cancellation, or acceleration of Term Loan C in accordance with this Agreement, HOWEVER in no event shall the Termination Date be less than (i) 12 months prior to the maturity of the Sygnet Senior Notes or the Communications Bond Debt with respect to the Revolver Facility and Term Loan A; (ii) 9 months prior to the maturity of the Sygnet Senior Notes or the Communications Bond Debt with respect to Term Loan

                                      23
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

B; and (iii) 6 months prior to the maturity of the Sygnet Senior Notes or the Communications Bond Debt with respect to Term Loan C.

        TOTAL COMMITMENT means, on any date of determination, the sum of all Committed Sums for all Lenders in respect of the Revolver Facility and the Term Loan Facilities (as the same may have been reduced or canceled as provided in the Loan Papers) then in effect.

        TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

        VOTING STOCK means securities (as such term is defined in SECTION 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (EXCEPT shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

        WORKING CAPITAL means the SUM of all current assets other than cash, LESS the SUM of all current liabilities other than the current portion of long term Debt, all as determined in accordance with GAAP.

        1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Papers, (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions, (f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

        1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If the Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

                                      24
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

SECTION 2       BORROWING PROVISIONS.

        2.1 REVOLVER FACILITY. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Papers, each Revolver Lender severally and not jointly agrees to lend to Borrower such Revolver Lender's Pro Rata Part of one or more Borrowings under the Revolver Facility not to exceed such Revolver Lender's Committed Sum under the Revolver Facility, which, may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Papers; PROVIDED THAT,
(a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (b) each such Borrowing shall be in an amount not less than (A) $5,000,000 or a greater integral multiple of $1,000,000 (if a Base Rate Borrowing or Eurodollar Rate Borrowing) or (B) $250,000 or a greater integral multiple thereof (if a Swing Line Borrowing); and (c) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment.

        2.2     SWING LINE SUBFACILITY.

                (a) For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Papers, NationsBank, solely for its own account, may make any requested Borrowing of $250,000 or a greater integral multiple thereof, subject to those terms and conditions applicable to Borrowings set forth in SECTION 7.3(b), (c),
        (d), and (e), directly to Borrower as a Swing Line Borrowing without requiring any other Lender to fund its Pro Rata Part thereof unless and until SECTION 2.2(b) is applicable; PROVIDED THAT: (i) each such Borrowing must occur on a Business Day prior to, and not on or after, the Swing Line Maturity Date; (ii) the aggregate Swing Line Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (iii) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment; (iv) at the time of such Swing Line Borrowing, no Default or Potential Default shall have occurred and be continuing; (v) each Swing Line Borrowing shall bear interest at a rate per annum equal to the LESSER OF (a) the Base Rate plus the Applicable Margin for Base Rate Borrowings under the Revolver Facility, AND (b) the Maximum Rate; PROVIDED THAT at any time after Revolver Lenders are deemed to have purchased pursuant to
        SECTION 2.2(b) a participation in any Swing Line Borrowing, such Borrowing shall bear interest at the Default Rate; and (vi) no additional Swing Line Borrowing shall be made at any time after any Revolver Lender has refused, notwithstanding the requirements of
        SECTION 2.2(b), to purchase a participation in any Swing Line Borrowing as provided in such Section, and until such purchase shall occur or until the Swing Line Borrowing has been repaid. Each Borrowing under the Swing Line Subfacility shall be available and may be prepaid on same day telephonic notice from Borrower to NationsBank, SO LONG AS such notice is received by NationsBank prior to 12:00 noon (Dallas, Texas time). Interest on Swing Line Borrowings shall be paid monthly in arrears on the last Business Day of each month. Principal on each Swing Line Borrowing shall be repaid on the last Business Day of the month following such Swing Line Borrowing.

                (b) If Borrower fails to repay any Swing Line Borrowing as provided herein (and in any event upon the earlier to occur of a Default or the Swing Line Maturity Date), Administrative Agent shall timely notify each Revolver Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon Dallas time on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Revolver Lender shall be deemed to have irrevocably and unconditionally purchased and received from NationsBank an undivided interest

                                      25
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
        and participation in such Swing Line Borrowing to the extent of such Revolver Lender's Pro Rata Part (with respect to the Revolver Facility) thereof, and each Revolver Lender shall make available to NationsBank in immediately available funds such Revolver Lender's Pro Rata Part (with respect to the Revolver Facility) of such unpaid amount. All such amounts payable by any Revolver Lender shall include interest thereon from the date on which such payment is payable by such Revolver Lender to, but not including, the date such amount is paid by such Revolver Lender to Administrative Agent, at the Federal Funds Rate. If such Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Revolver Lender makes the required payment, NationsBank shall be deemed to continue to have outstanding a Swing Line Borrowing in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing Line Borrowing shall be paid to Administrative Agent for the ratable benefit of NationsBank and those Revolver Lenders who have funded their participations in such Swing Line Principal Debt under this SECTION 2.2(b); PROVIDED THAT, with respect to any such participation, all interest accruing on the Swing Line Principal Debt to which such participation relates prior to the date of funding such participation shall be payable solely to NationsBank for its own account.

        2.3     TERM LOAN A.   Subject to and in reliance upon the terms,
conditions, representations, and warranties in the Loan Papers, each Term Loan A Lender severally and not jointly agrees to lend to Borrower in a single Borrowing on the Closing Date an amount up to such Lender's Committed Sum under Term Loan A; PROVIDED THAT (a) the aggregate Borrowings under Term Loan A from all Term Loan A Lenders shall never exceed the Term Loan A Commitment, and (b) Term Loan A Borrowings may not be repaid and reborrowed.

        2.4     TERM LOAN B.   Subject to and in reliance upon the terms,
conditions, representations, and warranties in the Loan Papers, each Term Loan B Lender severally and not jointly agrees to lend to Borrower in a single Borrowing on the Closing Date an amount up to such Lender's Committed Sum under Term Loan B; PROVIDED THAT (a) the aggregate Borrowings under Term Loan B from all Term Loan B Lenders shall never exceed the Term Loan B Commitment, and (b) Term Loan B Borrowings may not be repaid and reborrowed.

        2.5     TERM LOAN C.   Subject to and in reliance upon the terms,
conditions, representations, and warranties in the Loan Papers, each Term Loan C Lender severally and not jointly agrees to lend to Borrower in a single Borrowing on the Closing Date an amount up to such Lender's Committed Sum under Term Loan C; PROVIDED THAT (a) the aggregate Borrowings under Term Loan C from all Term Loan C Lenders shall never exceed the Term Loan C Commitment, and (b) Term Loan C Borrowings may not be repaid and reborrowed.

        2.6     TERMINATIONS OR REDUCTIONS OF COMMITMENTS.

                (a) VOLUNTARY COMMITMENT REDUCTIONS. Without premium or penalty, and upon giving not less than ten (10) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Revolver Commitment; PROVIDED THAT: (i) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; (ii) the amount of the Revolver Commitment may not be reduced below the Revolver Commitment Usage; and (iii) each reduction shall be allocated ratably among the Revolver Lenders in accordance with their respective Committed Sums under the Revolver Facility. Promptly after receipt of such notice of termination or reduction,

                                      26
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        Administrative Agent shall notify Revolver Lenders of the proposed cancellation or reduction. Such termination or partial reduction of the Revolver Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be at least ten Business Days after Borrower's delivery of such notice). In the event that the Total Commitment is reduced to zero at a time when there shall be no Principal Debt outstanding, this Agreement shall be terminated to the extent specified in SECTION 13.14, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.

                (b) MANDATORY REVOLVING COMMITMENT REDUCTION. The Revolver Commitment shall be automatically and permanently reduced on each date on which reductions of the Revolver Commitment are required to be made pursuant to SECTION 3.2(c).

                (c) SWING LINE FACILITY COMMITMENT REDUCTION. The Swing Line Facility shall be automatically and permanently reduced from time to time on the date of each reduction in the Revolver Commitment by the amount, if any, by which the Swing Line Commitment exceeds the Revolver Commitment then in effect.

                (d) TERM FACILITY COMMITMENT REDUCTION. As of the date of any principal payment or prepayment of any Term Principal Debt, the Term Loan A Commitment, the Term Loan B Commitment, and the Term Loan C Commitment, as the case may be, shall be reduced by the amount of each such principal payment or prepayment made with respect to such Facility, and the Committed Sum of each Lender under the respective Facility shall be ratably reduced by the amount of each such principal payment or prepayment made with respect to such Facility.

        2.7     PREPAYMENTS.

                (a)     OPTIONAL PREPAYMENTS.

                        (i) Except as set forth herein, after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Revolver Principal Debt, the Swing Line Principal Debt, the Term Loan A Principal Debt, and the Term Loan B Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; PROVIDED THAT: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on the third Business Day preceding the date of prepayment of any Borrowing, (ii) each such partial prepayment must be in a minimum amount of at least $3,000,000 (other than prepayment of Swing Line Borrowings which may be in integral multiples of $250,000) or a greater integral multiple of $1,000,000 thereof;
                (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period; and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Each notice of prepayment shall specify the prepayment date, the Facility hereunder being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, together with (unless such prepayment is made with respect to a Base Rate Borrowing under the Revolver Facility or the Swing Line Subfacility) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid. Unless a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any payment

                                      27
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
                or prepayment of the Revolver Principal Debt or Swing Line Principal Debt may be reborrowed by Borrower, subject to the terms and conditions hereof.

                        (ii) After giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Term Loan C Principal Debt from time to time; PROVIDED THAT: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on the third Business Day preceding the date of prepayment; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof;
                (iii) any Borrowing under Term Loan C may only be prepaid at the end of an applicable Interest Period; (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor; and (v) with respect to Term Loan C prepayments made prior to December 31, 2000, Borrower shall pay a redemption premium on such date of repayment equal to (A) 2% of the principal amount of the Term Loan C Principal Debt being prepaid for prepayments made from the Closing Date to December 31, 1999; and (B) 1% of the principal amount of the Term Loan C Principal Debt being prepaid for prepayments being made on or after January 1, 1999 through December 31, 2000. Each notice of prepayment shall specify the prepayment date, and the amount to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, together with the applicable redemption premium and all accrued and unpaid interest to the date of such prepayment on the aggregate principal amount prepaid.

                (b) MANDATORY PREPAYMENTS FROM NET CASH PROCEEDS. Until such time as the Principal Debt has been repaid in full, the Revolver Commitment and the Principal Debt shall be permanently reduced or prepaid, as the case may be, in the amounts and upon the occurrence of the following events:

                        (i) Concurrently with any Debt Issuance by Borrower, the Revolver Commitment and the Principal Debt shall be permanently reduced or prepaid, as the case may be, by an amount equal to 100% of the Net Cash Proceeds realized by Borrower from such Debt Issuance;

                        (ii) Concurrently with the consummation of any Significant Sale by any Company (which Significant Sale must be otherwise permitted under the Loan Papers or shall have been consented to by Required Lenders), the Revolver Commitment and the Principal Debt shall be permanently reduced or prepaid, as the case may be, in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds in excess of $3,000,000 realized by any Company from such Significant Sale (or if such disposition is a Significant Sale as a result of aggregation with other asset dispositions in the same fiscal year, 100% of the aggregate Net Cash Proceeds received from all such asset dispositions in the calendar year in excess of $3,000,000), if such Net Cash Proceeds or any portion thereof have not been reinvested in similar assets of the Companies within eleven (11) months from the date of consummation of such Significant Sale or other asset disposition, as the case may be;

                        (iii) Concurrently with any Equity Issuance by Borrower, the Revolver Commitment and the Principal Debt shall be permanently reduced or prepaid, as the case

                                      28
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
                may be, in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by Borrower from such Equity Issuance;

        Each commitment reduction or prepayment under this SECTION 2.7(b) shall be applied ratably to the Revolver Commitment and the Term Principal Debt (for purposes hereof, "RATABLY", for each Facility, on any date of determination, shall mean the proportion that either the Revolver Commitment or the Term Principal Debt under the applicable Term Loan Facility, as the case may be, bears to the SUM of the Revolver Commitment and the Term Principal Debt).

                (c) MANDATORY PREPAYMENTS FROM EXCESS CASH FLOW. Borrower shall, no later than the thirtieth (30th) day following the date on which it delivers the Financial Statements required under SECTION 9.3(a) for fiscal year 1999 and each fiscal year thereafter, (but in any event within 120 days after the end of Borrower's fiscal year), prepay an aggregate principal amount equal to either (i) 75% of Excess Cash Flow for the fiscal year covered by such Financial Statements, if the Leverage Ratio of the Companies is greater than 4.0:1.0 or (ii) 50% of Excess Cash Flow for the fiscal year covered by such Financial Statements, if the Leverage Ratio of the Companies is less than or equal to 4.0:1.0. Each reduction or prepayment under this SECTION 2.7(c) shall be applied ratably to the Revolver Commitment, the Term Loan A Principal Debt, and the Term Loan B Principal Debt, or if no Term Loan A Principal Debt or Term Loan B Principal Debt remains outstanding, then to the Term Loan C Principal Debt (for purposes hereof, "RATABLY," for each Facility, on any date of determination, shall mean the proportion that the Revolver Commitment or the Term Principal Debt under the applicable Term Loan Facility, as the case may be, bears to the SUM of the Revolver Commitment and the aggregate Term Principal Debt under the applicable Term Facilities being prepaid). Amounts prepaid pursuant to this SECTION 2.7(c), shall not reduce the Revolver Commitment unless (i) a Default or Potential Default then exists, or (ii) no Term Loan Principal Debt is then outstanding.

                (d) MANDATORY PREPAYMENTS FROM EXCESS TOWER PROCEEDS. Upon consummation of the Dobson Tower Resale, Borrower shall, concurrently with its receipt of any Excess Tower Proceeds, ratably prepay the Term Loan A Principal Debt and the Term Loan B Principal Debt, in an amount equal to 100% of the Excess Tower Proceeds. Each reduction or prepayment under this SECTION 2.7(d) shall be applied ratably to the Term Loan A Principal Debt and the Term Loan B Principal Debt (for purposes of this CLAUSE (d), "RATABLY," on any date of determination, shall mean the proportion that either the Term Loan A Principal Debt or the Term Loan B Principal Debt bears to the SUM of the Term Loan A Principal Debt and the Term Loan B Principal Debt).

                (e) MANDATORY PREPAYMENTS FROM COMMITMENT REDUCTION. On any Business Day that either (i) the Revolver Commitment Usage exceeds the Revolver Commitment or (ii) the Swing Line Principal Debt exceeds the Swing Line Commitment, Borrower shall prepay the Revolving Principal Debt or the Swing Line Principal Debt, as the case may be, in an amount equal to such excess.

                (f)     TERM LOAN OPT-OUTS.

                        (i) TERM LOAN B. To the extent there is any Revolver Commitment or Term Loan A Principal Debt outstanding, any Term Loan B Lender, at its option, may elect not to accept such partial prepayment under this SECTION 2.7 (other than SECTION 2.7(d)) (such Lender being a "DECLINING B LENDER"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that portion of the prepayment

                                      29
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
                amount available to prepay Term Loan B Lenders (less any amounts that would otherwise be payable to Declining B Lenders) shall be applied ratably to prepay Term Loan B Principal Debt owed to Term Loan B Lenders other than Declining B Lenders and any amounts that would otherwise have been applied to prepay Term Loan B Principal Debt owing to Declining B Lenders shall instead be applied ratably to prepay the remaining Term Loan A Principal Debt and reduce the Revolver Commitment as provided in SECTIONS 2.7(b) through 2.7(f); PROVIDED FURTHER, that upon prepayment in full of the Term Loan B Principal Debt owing to Term Loan B Lenders other than Declining B Lenders the remainder of any prepayment amount that is to be applied to Term Loan B Principal Debt shall be applied ratably to prepay Term Loan B Principal Debt owing to Declining B Lenders. Any Term Loan B Lender may elect not to accept its ratable share of a partial prepayment by giving written notice to the Administrative Agent not later than 11:00 a.m. Dallas, Texas time on the Business
                Day immediately preceding the scheduled prepayment date.

                        (ii) TERM LOAN C. To the extent there is any Revolver Commitment, Term Loan A Principal Debt, or Term Loan B Principal Debt outstanding, any Term Loan C Lender, at its option, may elect not to accept such partial prepayment under this SECTION 2.7 (other than SECTION 2.7(d)) (such Lender being a "DECLINING C LENDER"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that portion of the prepayment amount available to prepay Term Loan C Lenders (less any amounts that would otherwise be payable to Declining C Lenders) shall be applied ratably to prepay Term Loan C Principal Debt owed to Term Loan C Lenders other than Declining C Lenders and any amounts that would otherwise have been applied to prepay Term Loan C Principal Debt owing to Declining C Lenders shall instead be applied ratably to prepay the remaining Term Loan A Principal Debt and Term Loan B Principal Debt, and reduce the Revolver Commitment as provided in SECTIONS 2.7(b) through 2.7(f); PROVIDED FURTHER, that upon prepayment in full of Term Loan C Principal Debt owing to Term Loan C Lenders other than Declining C Lenders the remainder of any prepayment amount that is to be applied to Term Loan C Principal Debt shall be applied ratably to prepay Term Loan C Principal Debt owing to Declining C Lenders. Any Term Loan C Lender may elect not to accept its ratable share of a partial prepayment by giving written notice to the Administrative Agent not later than 11:00 a.m. Dallas, Texas time on the Business Day immediately preceding the scheduled prepayment date.

                (g) MANDATORY PREPAYMENTS OF INTEREST/CONSEQUENTIAL LOSS. All prepayments under this SECTION 2.7 shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any Consequential Loss arising as a result thereof.

                (h)     APPLICATION OF REVOLVER COMMITMENT REDUCTION.   All
        Revolver Commitment reductions hereunder shall be applied ratably to each Revolver Lender's Committed Sum under the Revolver Facility and shall be applied to the regularly scheduled Revolver Commitment reductions under SECTION 3.2(c) in inverse order of maturities; PROVIDED THAT, (i) if there is no Default or Potential Default, no mandatory commitment reduction under SECTION 2.7(b) (including any amount of reduction from a prepayment under SECTION 2.7(b) that is applied to the Revolver Commitment as a result of the opt-out provisions in
        SECTION 2.7(f)) shall reduce the Revolver Commitment to an amount equal to the lesser of $10,000,000 or the Revolver Commitment then outstanding except in the event of the repayment in full of the Obligation; (ii) if any Revolver Commitment reductions

                                      30
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
        are not made as a result of CLAUSE (i) preceding, then the amount of such mandatory prepayment not applied as a Revolver Commitment reduction shall be applied to the Term Loan A Principal Debt until paid in full, then to the Term Loan B Principal Debt until paid in full, and then to the Term Loan C Principal Debt until paid in full; and (iii) if required pursuant to SECTION 2.7(e) Borrower shall also make a mandatory prepayment of the Revolver Principal Debt, TOGETHER WITH (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof.

                (i) APPLICATION OF MANDATORY PREPAYMENTS OF TERM PRINCIPAL DEBT. All mandatory prepayments of the term Principal Debt under any Term Facility shall be applied ratably to each Term Lender's Committed Sum under such Term Facility and shall be applied to the regularly-scheduled Term Principal Debt reductions for such Term Facility as set forth in SECTION 3.2(d), (e), or (f) (as the case may be) in inverse order of maturities.

        2.8 BORROWING PROCEDURE. The following procedures apply to all Borrowings (other than a Swing Line Borrowing):

                (a) Each Borrowing shall be made on Borrower's notice (a "NOTICE OF BORROWING," substantially in the form of EXHIBIT B-1) to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify if it is for a Borrowing under the Revolver Facility, Term Loan A, Term Loan B, or Term Loan C, (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and
        (iv) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing.

                (b) Each Lender shall remit its Pro Rata Part for the relevant Facility of each requested Borrowing to Administrative Agent's principal office in Dallas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas time on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Pro Rata Part of the applicable Borrowing, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Required Lenders), in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such

                                      31
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        Lender, or (ii) if such Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, TOGETHER WITH interest at a rate per annum equal to the applicable rate for such Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower. No Lender shall be responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

SECTION 3       TERMS OF PAYMENT.

        3.1     LOAN ACCOUNTS, NOTES, AND PAYMENTS.

                (a) The Revolver Principal Debt (other than Swing Line Principal Debt) owed to each Revolver Lender shall be evidenced by the Revolver Notes, one payable to each Revolver Lender in the maximum stated principal amount of its Committed Sum under the Revolver Facility as of the Closing Date. The Swing Line Principal Debt shall be evidenced by a Swing Line Note payable to NationsBank in the stated principal amount of the Swing Line Commitment.

                (b) The Term Loan A Principal Debt owed to each Term Loan A Lender shall be evidenced by a Term Loan A Note, payable to each Term Loan A Lender in an amount equal to the principal amount advanced by such Lender on the Closing Date under Term Loan A, not to exceed such Term Loan A Lender's Committed Sum under Term Loan A.

                (c) The Term Loan B Principal Debt owed to each Term Loan B Lender shall be evidenced by a Term Loan B Note, payable to each Term Loan B Lender in an amount equal to the principal amount advanced by such Lender on the Closing Date under Term Loan B, not to exceed such Term Loan B Lender's Committed Sum under Term Loan B.

                (d) The Term Loan C Principal Debt owed to each Term Loan C Lender shall be evidenced by a Term Loan C Note, payable to each Term Loan C Lender in an amount equal to the principal amount advanced by such Lender on the Closing Date under Term Loan C, not to exceed such Term Loan C Lender's Committed Sum under Term Loan C.

                (e) Each payment or prepayment on the Obligation is due and must be paid at Administrative Agent's principal office in Dallas in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; PROVIDED such payment or prepayment is received by Administrative Agent prior to 12:00 noon Dallas, Texas time, and otherwise before 12:00 noon Dallas time on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

        3.2     INTEREST AND PRINCIPAL PAYMENTS.

                (a) Interest on each Eurodollar Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Termination Date for the applicable

                                      32
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        Facility; PROVIDED THAT, (i) with respect to Eurodollar Rate Borrowings having an Interest Period in excess of three (3) months, Borrower shall pay interest quarterly in arrears on the last Business Day of each March, June, September, and December, commencing on the first such date after the date on which such Interest Period commences and continuing on the last Business Day of each March, June, September, and December thereafter and on the expiration of each Interest Period. Interest on each Base Rate Borrowing shall be due and payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Termination Date for the applicable Facility.

                (b) The aggregate Principal Debt under each Facility on the Termination Date applicable to such Facility shall be due and payable on the Termination Date for that Facility.

                (c) The Revolver Commitment in effect on the Closing Date, shall be permanently reduced for the ratable account of the Revolver Lenders by the percentages specified below on the corresponding reduction dates set forth as follows (which amount shall be reduced as a result of the application of commitment reductions and prepayments in accordance with SECTIONS 2.7 and 3.11):

                   Reduction Date          Percentage Reduction
                   --------------          --------------------
                   December 31, 2000              5.000%
                   March 31, 2001                 1.875%
                   June 30, 2001                  1.875%
                   September 30, 2001             1.875%
                   December 31, 2001              1.875%
                   March 31, 2002                 1.875%
                   June 30, 2002                  1.875%
                   September 30, 2002             1.875%
                   December 31, 2002              1.875%
                   March 31, 2003                 3.125%
                   June 30, 2003                  3.125%
                   September 30, 2003             3.125%
                   December 31, 2003              3.125%
                   March 31, 2004                 3.750%
                   June 30, 2004                  3.750%
                   September 30, 2004             3.750%
                   December 31, 2004              3.750%
                   March 31, 2005                 6.250%
                   June 30, 2005                  6.250%
                   September 30, 2005             6.250%
                   December 31, 2005              6.250%
                   March 31, 2006                 9.166%
                   June 30, 2006                  9.167%
                   September 30, 2006             9.167%

                (d) The Term Loan A Principal Debt shall be repaid for the ratable account of the Term Loan A Lenders on the following dates in the amounts indicated, determined as a percentage of the Term Loan A Principal Debt outstanding on the Closing Date (which amount shall be

                                      33
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
        reduced as a result of the application of prepayments in accordance with the order of priority set forth in SECTIONS 2.7 and 3.11):

                                         Percentage of Term Loan A
                     Payment Date             Principal Debt
                     ------------             --------------
                     December 31, 2000            5.000%
                     March 31, 2001               1.875%
                     June 30, 2001                1.875%
                     September 30, 2001           1.875%
                     December 31, 2001            1.875%
                     March 31, 2002               1.875%
                     June 30, 2002                1.875%
                     September 30, 2002           1.875%
                     December 31, 2002            1.875%
                     March 31, 2003               3.125%
                     June 30, 2003                3.125%
                     September 30, 2003           3.125%
                     December 31, 2003            3.125%
                     March 31, 2004               3.750%
                     June 30, 2004                3.750%
                     September 30, 2004           3.750%
                     December 31, 2004            3.750%
                     March 31, 2005               6.250%
                     June 30, 2005                6.250%
                     September 30, 2005           6.250%
                     December 31, 2005            6.250%
                     March 31, 2006               9.166%
                     June 30, 2006                9.167%
                     September 30, 2006           9.167%

                (e) The Term Loan B Principal Debt shall be repaid for the ratable account of the Term Loan B Lenders on the following dates in the amounts indicated, determined as a percentage of the Term Loan B Principal Debt outstanding on the Closing Date (which amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in SECTIONS 2.7 and 3.11):

                                         Percentage of Term Loan B
                     Payment Date             Principal Debt
                     ------------             --------------
                     December 31, 2000            2.500%
                     March 31, 2001                .625%
                     June 30, 2001                 .625%
                     September 30, 2001            .625%
                     December 31, 2001             .625%
                     March 31, 2002                .625%
                     June 30, 2002                 .625%

                                      34
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                                         Percentage of Term Loan B
                     Payment Date             Principal Debt
                     ------------             --------------
                     September 30, 2002            .625%
                     December 31, 2002             .625%
                     March 31, 2003               1.875%
                     June 30, 2003                1.875%
                     September 30, 2003           1.875%
                     December 31, 2003            1.875%
                     March 31, 2004               3.750%
                     June 30, 2004                3.750%
                     September 30, 2004           3.750%
                     December 31, 2004            3.750%
                     March 31, 2005               6.250%
                     June 30, 2005                6.250%
                     September 30, 2005           6.250%
                     December 31, 2005            6.250%
                     March 31, 2006               6.875%
                     June 30, 2006                6.875%
                     September 30, 2006           6.875%
                     December 31, 2006            6.875%
                     March 31, 2007               17.500%

                (f) The Term Loan C Principal Debt shall be repaid for the ratable account of the Term Loan C Lenders on the following dates in the amounts indicated, determined as a percentage of the Term Loan C Principal Debt advanced on the Closing Date (which amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in SECTIONS 2.7 and 3.11):


                                           Percentage of Term Loan C
                   Payment Date                 Principal Debt
                   ------------                 --------------
                   December 31, 1999                 1.000%
                   Each March 31, June 30,           0.250%
                   September 30,
                   and December 31,
                   commencing March 31,
                   2000, through and
                   including December 31,
                   2006

                   March 31, 2007                    23.000%
                   June 30, 2007                     23.000%
                   September 30, 2007                23.000%
                   December 23, 2007                 23.000%

                                      35
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                (g) On any date of determination if the Revolver Commitment Usage exceeds the Revolver Commitment or the Swing Line Principal Debt exceeds the Swing Line Commitment then in effect, then Borrower shall make a mandatory prepayment of the Principal Debt under the Revolver Facility or the Swing Line Subfacility, respectively, in at least the amount of such excess, TOGETHER WITH (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof. All mandatory prepayments hereunder shall be applied Pro Rata to each Revolver Lender's Committed Sum and shall be applied to the regularly-scheduled Commitment reductions hereunder in inverse order of maturity.

        3.3 INTEREST OPTIONS. Except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the LESSER OF (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings or the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, AND (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

        3.4 QUOTATION OF RATES. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

        3.5 DEFAULT RATE. At the option of Required Lenders and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

        3.6 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the LESSER OF the amount of interest which would have accrued if such designated rates had at all times been in effect AND the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

        3.7     INTEREST CALCULATIONS.

                (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Rate Borrowing (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate, in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or

                                      36
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

                (b) The provisions of this Agreement relating to the calculation of the Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

        3.8 MAXIMUM RATE. Regardless of any provision contained in any Loan Paper, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; PROVIDED THAT, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

        3.9 INTEREST PERIODS. When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one, two, three, or six months (or other periods, if requested by Borrower and available from the Lenders); PROVIDED, HOWEVER, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (UNLESS such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or UNLESS there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of eight (8) Interest Periods shall be in effect at one time.

        3.10 CONVERSIONS. For Borrowings under the Revolver Facility, Term Loan A, or Term Loan B, Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and
(c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving notice (a "NOTICE OF CONVERSION," substantially in the form of EXHIBIT B-2) of such intent no later than 10:00 a.m. Dallas,

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                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); PROVIDED THAT, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion. Absent Borrower's Notice of Conversion or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing, shall not be available during the occurrence of a Default or a Potential Default.

        3.11    ORDER OF APPLICATION.

                (a) Payments and prepayments of the Obligation shall be applied in the order and manner specified in this Agreement; PROVIDED, HOWEVER, if no order is otherwise specified and no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

                (b) If a Default or Potential Default has occurred and is continuing (or if Borrower fails to give directions as permitted under SECTION 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Papers (as used in this SECTION 3.11(b)(i), a "RATABLE PAYMENT" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees and indemnities owed to all Lenders and Agents on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Revolver Principal Debt and the Term Principal Debt (as used in this SECTION 3.11(b)(ii), "RATABLE PAYMENT" means, for any Revolver Lender or Term Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Revolver Principal Debt or the Term Principal Debt (as the case may be) owed to such Revolver Lender or Term Lender bears to the total accrued and unpaid interest under the Loan Papers owed to all Revolver Lenders and all Term Lenders); (iii) to the ratable payment of the Revolver Principal Debt and the Term Principal Debt (as used in this
        SECTION 3.11(b)(iii), "RATABLE PAYMENT" means for any Revolver Lender or any Term Lender, on any date of determination, that proportion which the Revolver Principal Debt or the Term Principal Debt (as the case may be) owed to such Revolver Lender or Term Lender bears to the sum of the Principal Debt and the Term Principal Debt owed to all Revolver Lenders and all Term Lenders; and (iv) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

Subject to the provisions of SECTION 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any

                                      38
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

Revolver Lender or Term Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Papers.

        3.12 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) which is in excess of its ratable share of any such payment (except as provided herein with respect to the Term Facility opt-outs in SECTION 2.7(f)), such Lender shall purchase from the other Revolver Lenders and the Term Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Revolver Lender or Term Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Revolver Lender or Term Lender were the direct creditor of Borrower in the amount of such participation.

        3.13 OFFSET. Upon the occurrence and during the continuance of a Default, each Lender shall be entitled to exercise (for the benefit of all Revolver Lenders and Term Lenders in accordance with SECTION 3.12) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Company may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

        3.14 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; PROVIDED THAT, no Affiliate shall be entitled to receive any greater payment under
SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4       CHANGE IN CIRCUMSTANCES.

        4.1     INCREASED COST AND REDUCED RETURN.

                (a) If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                        (i) shall subject such Lender (or its Applicable Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Rate Borrowings (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                        (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the

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                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
                determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                        (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

        and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); PROVIDED, THAT such suspension shall not affect the right of such Lender to receive the compensation so requested.

                (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                (c) Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

                (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                                      40
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                (b) Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

        4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION
4.4 shall be applicable).

        4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

                (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

                (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

        4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

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                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Borrowing; or

                (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
        SECTION 7.3 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

        4.6     TAXES.

                (a) Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, EXCLUDING, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

                (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "OTHER TAXES").

                (c) Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                (d) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) INTERNAL REVENUE SERVICE FORM 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party

                                      42
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
        which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) INTERNAL REVENUE SERVICE FORM W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by SECTIONS 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Papers.

                (e) For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Total Commitment and the payment in full of the Obligation.

SECTION 5       FEES.

        5.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non-refundable,
(e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

        5.2 FEES OF ADMINISTRATIVE AGENT AND ARRANGER. Borrower shall pay to (a) Administrative Agent, Lenders, and Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of December 3, 1998, between Borrower, Administrative Agent, and Arranger, and (b) each of the Agents, all the fees specified in the letter dated December 9,

                                      43
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

1998, addressed to Borrower from the Agents, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreements.

        5.3     REVOLVER FACILITY COMMITMENT FEES.  Following the Closing
Date, Borrower shall pay to Administrative Agent, for the ratable account of Revolver Lenders, a commitment fee, payable in installments in arrears, on each March 31, June 30, September 30, and December 31 and on the Termination Date for the Revolver Facility, commencing December 31, 1998. Each installment shall be, in an amount equal to the Applicable Margin for Commitment Fees MULTIPLIED BY the amount by which (a) the average daily Revolver Commitment exceeds (b) the average daily Revolver Commitment Usage, in each case during the period from and including the last payment date to and excluding the payment date for such installment; PROVIDED THAT, each such installment shall be calculated in accordance with SECTION 5.1(f). Solely for the purposes of this SECTION 5.3, (i) determinations of the average daily Revolver Commitment Usage shall exclude the Revolver Principal Debt of all Swing Line Borrowings (provided that, solely for NationsBank in its capacity as the Lender under the Swing Line Subfacility [and any successor Lender thereunder, "SWING LINE LENDER"], Borrowings under the Swing Line Subfacility will be included in determining the Revolver Commitment Usage for such Swing Line Lender up to, but not in excess of, the amount which causes the Revolver Commitment Usage of such Swing Line Lender to equal the Committed Sum in respect of the Revolver Facility of such Lender); and (ii) "RATABLE" shall mean, for any period of calculation, with respect to any Revolver Lender, that proportion which (x) the average daily unused Revolver Committed Sum of such Revolver Lender during such period bears to (y) the amount of the average daily unused Revolver Commitment during such period.

SECTION 6.      SECURITY; GUARANTIES.

        6.1 COLLATERAL. To secure full and complete payment and performance of the Obligation, the Companies hereby jointly and severally grant and convey to, and create in favor of Administrative Agent for the ratable benefit of the Lenders, first priority Liens in, to, and on all assets of the Companies as more particularly described in the Collateral Documents (the "COLLATERAL"); PROVIDED THAT, no Agent or any Lender hereby assumes or is made the transferee of any obligations of any Company regarding any of the Collateral.

        6.2 GUARANTIES. As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause Sygnet Communications and each other Subsidiary to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guarantee of payment and performance of the Obligation.

        6.3 FUTURE LIENS. Promptly after (a) the acquisition of any assets (real, personal, tangible, or intangible) by any Company, (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any asset (real, personal, tangible, or intangible) of any Company, or (c) upon the designation, formation, or acquisition of any new Subsidiary (the assets and stock of such new Subsidiary and the assets described in CLAUSES (a) and (b) hereof are referred to herein as the "ADDITIONAL ASSETS"), Borrower shall (or shall cause such other Company to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Administrative Agent may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of the Lenders in such Additional Assets, as security for the Obligation; IT BEING EXPRESSLY UNDERSTOOD that the granting of such additional security

                                      44
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Papers, and all references to the "COLLATERAL" in the Loan Papers shall include the Additional Assets.

        6.4 RELEASE OF COLLATERAL. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Papers (or is otherwise authorized by Required Lenders or Lenders, as the case may be), and upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (a) all documents of transfer or disposition, including any contract of sale, (b) a preliminary closing statement and instructions to the title company, if any, and (c) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Collateral; PROVIDED THAT, (i) no such release of Lien shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with SECTIONS 2.7(b)(ii) in conjunction with the sale or transfer of such Collateral; (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence OTHER THAN the release of such Liens without recourse or warranty; and (iii) such release shall not in any manner discharge, affect, or impair the Obligation, or Liens upon (or obligations of any Company in respect of) all interests retained by the Companies, including (without limitation) the proceeds of any sale, all of which shall continue to constitute Collateral.

        6.5     NEGATIVE PLEDGE.  Notwithstanding the provisions of SECTION
6.1 hereof, until such time as Administrative Agent or Required Lenders otherwise require, the Companies shall not be required to: (i) perfect Liens on certain assets constituting interests in assigned leases (other than the Sygnet Towers Lease), vehicles, fixtures, or real estate, SO LONG AS the aggregate value of such assets does not exceed $5,000,000, or (ii) to grant specific assignments of easements, licenses, permits, certificates of compliance, and certificates of approval issued by regulatory authorities, franchises, or like grants of authority or service agreements, To the extent Administrative Agent and Required Lenders agree to delay the perfection or attachment of any Lien granted pursuant to SECTION 6.1 hereof, for whatever reason, the Companies hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, OTHER THAN Permitted Liens. Furthermore, within thirty (30) days of the request of Administrative Agent, Borrower shall (or shall cause each Company to) execute and deliver to Administrative Agent all instruments and documents (including, without limitation, certificates and instruments and documents representing shares of stock or evidencing Debt) and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders, in such assets, as security for the Obligation; IT BEING EXPRESSLY UNDERSTOOD that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender.

        6.6 CONTROL; LIMITATION OF RIGHTS. Notwithstanding anything herein or in any other Loan Paper to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Companies by Agents or Lenders, or control, affirmative or negative, direct or indirect, by Agents or Lenders over the management or any other aspect of the operation of the Companies, which ownership or control remains exclusively and at all times in the Companies, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of any

                                      45
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

Authorization at any time issued by the FCC or any PUC to the Companies, or the transfer of control of the Companies within the meaning of SECTION 310(d) of the Communications Act; and (b) Administrative Agent shall not, without first obtaining the approval of the FCC or any applicable PUC, take any action pursuant to this Agreement or any other Loan Paper that would constitute or result in any assignment of any Authorization or any change of control of the Companies, if such assignment or change of control would require, under then existing Law (including the written rules and regulations promulgated by the FCC or any such PUC), the prior approval of the FCC or any such PUC.

SECTION 7       CONDITIONS PRECEDENT.

        7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.1.

        7.2 CONDITIONS PRECEDENT TO A PERMITTED ACQUISITION. On or prior to the consummation of any Acquisition (whether or not the purchase price for such Acquisition is funded by Borrowings), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.2 by no later than the dates specified for satisfaction of such conditions on SCHEDULE 7.2.
Promptly upon receipt of each Permitted Acquisition Compliance Certificate and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of
SECTION 7.2 must be satisfactory to Administrative Agent. To the extent any Borrowing is being requested in connection with the consummation of the Acquisition, the conditions set forth in SECTIONS 7.2 and 7.3 hereof must be satisfied prior to the making of any such Borrowing.

        7.3 CONDITIONS PRECEDENT TO EACH BORROWING. In addition to the conditions stated in SECTIONS 7.1 and 7.2, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, unless on the date of such Borrowing (and after giving effect thereto): (a) Administrative Agent shall have timely received therefor a Notice of Borrowing; (b) all of the representations and warranties of any Company set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers); (c) no change in the financial condition or business of any Company which could be a Material Adverse Event shall have occurred; (d) no Default or Potential Default shall have occurred and be continuing; (e) the funding of such Borrowings is permitted by Law; (f) in the event all or any part of the proceeds of the Borrowing will be used to finance a Distribution to the extent permitted by
SECTION 9.21, Administrative Agent shall have received all such certifications, financial information, and projections as Administrative Agent may reasonably request; and (g) all matters related to such Borrowing must be satisfactory to Required Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Papers which are necessary to enable Borrower to qualify for such Borrowing. Each Notice of Borrowing delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each

                                      46
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Borrower and each other Company represent and warrant to Administrative Agent and Lenders as follows:

        8.1 PURPOSE OF CREDIT FACILITIES. Borrower will use (or will loan such proceeds to its Companies to so use) all proceeds of Borrowings for one or more of the following: (a) to finance all or a portion of the Sygnet Merger and the related costs and expenses; (b) to finance other Permitted Acquisitions; (c) to refinance certain indebtedness of Sygnet Wireless, Inc. existing as of the Closing Date, including the Sygnet Senior Notes; (d) to finance Capital Expenditures; (e) to finance certain investments permitted by the Loan Papers; (f) to finance certain permitted Distributions; (g) for working capital of Borrower and its Subsidiaries; and (h) for general corporate purposes. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of REGULATION U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of REGULATIONS T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

        8.2     EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS.
Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 8.3, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). Each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Each of the Companies possesses all Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary, including, without limitation, any Authorization issued by the FCC, all of which are described on SCHEDULE 8.2 hereto, necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Papers by the Companies or consummation of the Sygnet Merger, except as shall have been obtained on or prior to the Closing Date.

        8.3 SUBSIDIARIES; CAPITAL STOCK. The Companies have no Subsidiaries except as disclosed on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). All of the outstanding shares of capital stock (or similar voting interests) of each Subsidiary are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on SCHEDULE 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers), free and clear of any Liens, restrictions, claims, or rights of another Person, other than Permitted Liens, and none of such shares owned by any Company is subject to any restriction on transfer thereof except for restrictions imposed by securities Laws and general corporate Laws. No Company has outstanding any warrant, option, or other right of any Person to acquire any of its capital stock or similar equity interests.

                                      47
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        8.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Company of each Loan Paper to which it is a party and the performance by such Company of its obligations thereunder (a) are within the corporate power of such Company, (b) will have been duly authorized by all necessary corporate or partnership action on the part of such Company when such Loan Paper is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Paper), (d) will not violate any provision of the charter, bylaws, or partnership agreement of such Company,
(e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Company. The Companies have (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to effect the Sygnet Merger and any other any asset transfer, change of control, merger, or consolidation permitted by the Loan Papers.

        8.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal, valid, and binding obligation of each Company party thereto, enforceable against each such Company in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

        8.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, or specifically contemplated by, the Loan Papers, there have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials after such date which could be a Material Adverse Event, nor has Borrower or any Company incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

        8.7 LITIGATION, CLAIMS, INVESTIGATIONS. No Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $1,000,000 or more which is not either (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of such Company in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Company relating to the Sygnet Merger, the transactions evidenced by the Loan Papers, or which could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could be a Material Adverse Event.

        8.8 TAXES. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to

                                      48
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
so file could not be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, OTHER THAN Taxes for which the criteria for Permitted Liens (as specified in SECTION 9.13(b)(vi)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

        8.9 ENVIRONMENTAL MATTERS. No Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Company that could be a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event; PROVIDED, HOWEVER, that each Company (x) to the best of its knowledge, has in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

        8.10 EMPLOYEE BENEFIT PLANS. (a) No Employee Plan has incurred an accumulated funding deficiency, as defined in SECTION 302 of ERISA and
SECTION 412 of the Code, (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid under TITLE IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not engaged in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code) which would be a Material Adverse Event, and (e) no Reportable Event has occurred which is likely to result in the termination of an Employee Plan. The present value of all benefit liabilities within the meaning of TITLE IV of ERISA under each Employee Plan (based on those actuarial assumptions used to fund such Employee Plan) did not, as of the last annual valuation date for the 1997 plan year of such Plan, exceed the value of the assets of such Employee Plan, and the total present values of all benefit liabilities within the meaning of TITLE IV of ERISA of all Employee Plans (based on the actuarial assumptions used to fund each such Plan) did not, as of the respective annual valuation dates for the 1997 plan year of each such Plan, exceed the value of the assets of all such plans.

        8.11 PROPERTIES; LIENS. Each Company has good and marketable title to all its property reflected on the Current Financials, EXCEPT (a) for
(i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which, when considered in the aggregate, would not be a Material Adverse Event, or (b) as otherwise permitted by the Loan Papers. Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on such property.

        8.12 GOVERNMENT REGULATIONS. No Company is subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than REGULATIONS T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

        8.13 TRANSACTIONS WITH AFFILIATES. Except as permitted in SECTION 9.14, no Company is a party to a material transaction with any of its Affiliates (excluding transactions between or among Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially

                                      49
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

        8.14 DEBT. No Company is an obligor on any Debt other than Permitted Debt.

        8.15 MATERIAL AGREEMENTS; MANAGEMENT AGREEMENTS. SCHEDULE 8.15 hereto sets forth a list of all Material Agreements, and there exists no material default under any of such contracts. There are no failures of any material written or oral agreements, contracts, commitments, or understandings to which any Company is a party to be in full force and effect which could be a Material Adverse Event, and no default or potential default exists on the part of any Company thereunder which could be a Material Adverse Event. No Company is a party to any management or consulting agreement for the provision of services to it, except as described in
SCHEDULE 8.15 hereto.

        8.16 INSURANCE. Each Company maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

        8.17 LABOR MATTERS. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could be a Material Adverse Event. Hours worked by and payment made to employees of the Companies have not been in violation of the FAIR LABOR STANDARDS ACT or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not constitute a Material Adverse Event. All payments due from any Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, constitute a Material Adverse Event.

        8.18 SOLVENCY. At the time of each Borrowing hereunder, and on the dates of the Sygnet Merger, the Sygnet Towers Sale, and each Permitted Acquisition, each Company is (and after giving effect to the transactions contemplated by the Loan Papers, the Sygnet Merger, any Permitted Acquisition, and any incurrence of additional Debt, will be) Solvent.

        8.19 INTELLECTUAL PROPERTY. Each Company owns or has sufficient and legally enforceable rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, could not, individually or collectively, constitute a Material Adverse Event.

        8.20 COMPLIANCE WITH LAWS. No Company is in violation of any Laws (including, without limitation, the Communications Act, Environmental Laws, and those Laws administered by the FCC and any PUC), other than such violations which could not, individually or collectively, be a Material Adverse Event. No Company has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not constitute a Material Adverse Event.

                                      50
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        8.21 THE SYGNET MERGER AND DOBSON ACQUISITION. The Sygnet Merger Agreement and the Dobson Acquisition Agreement have been executed and delivered by all parties thereto and represents the valid and binding agreement of the parties thereto, enforceable in all material respects in accordance with its terms (EXCEPT as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity). On and as of the Closing Date, the execution and delivery by Borrower (or its predecessors in interest) of the Sygnet Merger Documents, the Dobson Acquisition Documents, and the performance by Borrower and each Company (or their respective predecessors in interest) of its obligations thereunder (a) are within the corporate power of such Company (or its predecessors in interest), (b) have been duly authorized by all necessary corporate action on the part of such Company (or its predecessors in interest), (c) require no action by or in respect of, or filing with any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date,
(d) do not violate any provision of the charter or bylaws of such Company (or its predecessors in interest), (e) do not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) do not violate any Material Agreements to which it is (or its predecessors in interest are) a party, other than such violations which could not be a Material Adverse Event, (g) do not result in the creation or imposition of any Lien on any asset of any Company or their predecessors in interest (other than Permitted Liens), and (h) immediately prior to, and after giving pro forma effect thereto, no Default or Potential Default exists or arises under the Loan Papers. On and as of the Closing Date, the Companies (or their predecessors in interest) have obtained all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order for such Company to effectuate the Sygnet Merger and the Dobson Acquisition and the transactions contemplated by the Sygnet Merger Agreement and the Dobson Acquisition Agreement, EXCEPT to the extent any such failure could not be a Material Adverse Event and would not reasonably be expected to materially impair the value to the Companies of, or the benefits to be derived by the Companies or their predecessors in interest from, the Sygnet Merger and the Dobson Acquisition. On the Closing Date, all conditions precedent under the Sygnet Merger Agreement and the Dobson Acquisition Agreement, to the parties' obligations to consummate such Sygnet Merger and Acquisitions have been satisfied in all material respects, and concurrently with the Closing Date, the Sygnet Merger and the Dobson Acquisition shall have been consummated.

        8.22    PERMITTED ACQUISITIONS.

                (a) VALIDITY. With respect to any Permitted Acquisitions, each Company party thereto has the power and authority under the Laws of its state of incorporation and under its articles of incorporation and bylaws or Partnership Agreement, as applicable, to enter into and perform the related Acquisition agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by such Companies (as the case may be) for the execution and performance of said Acquisition agreements, and all other documents, agreements, and actions required thereunder, have been taken, and, upon their execution, such Acquisition agreements will constitute the valid and binding obligation of the Companies party thereto, enforceable in accordance with their respective terms.

                (b) NO VIOLATIONS. With respect to any Permitted Acquisition, the making and performance of the related Acquisition agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, including, without limitation, all state corporate Laws and judicial precedents of the states of incorporation or formation of the Companies, and will not violate any provisions of the articles of incorporation and bylaws or Partnership Agreements of the Companies, or constitute a default under any agreement by which any Company or its respective property may be bound.

                                      51
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        8.23 REGULATION U. "MARGIN STOCK" (as defined in REGULATION U) constitutes less than 25% of those assets of any Company which is subject to any limitation on sale, pledge, or other restrictions hereunder.

        8.24 TRADENAME. No Company has used or transacted business under any other corporate or trade name in the five-year period preceding the date hereof.

        8.25 YEAR 2000 COMPLIANCE. The Companies have (i) initiated a review and assessment of all areas within their business and operations that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Companies may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented in all material respects that plan in accordance with that timetable.

        8.26 SYGNET TOWERS SALE. The Sygnet Towers Sale Agreement and related Sygnet Towers Lease have been executed and delivered by all parties thereto and represent the valid and binding agreements of the parties thereto, enforceable in all material respects in accordance with their terms (EXCEPT as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity). On and as of the Closing Date, the execution and delivery by Sygnet Communications of the Sygnet Towers Sale Documents and the performance by Sygnet Communications and each other Company of its obligations thereunder (a) are within the corporate power of such Company, (b) have been duly authorized by all necessary corporate action on the part of such Company,
(c) require no action by or in respect of, or filing with any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date, (d) do not violate any provision of the charter or bylaws of such Company, (e) do not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, other than such violations which could not be a Material Adverse Event,
(g) do not result in the creation or imposition of any Lien on any asset of any Company (other than Permitted Liens), and (h) immediately prior to, and after giving pro forma effect thereto, no Default or Potential Default exists or arises under the Loan Papers. On and as of the Closing Date, the Companies have obtained all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order for such Company to effectuate the Sygnet Towers Sale and the transactions contemplated by the Sygnet Towers Sale Agreement, EXCEPT to the extent any such failure could not be a Material Adverse Event and would not reasonably be expected to materially impair the value to the Companies of, or the benefits to be derived by the Companies from the Sygnet Towers Sale. On the Closing Date, all conditions precedent under the Sygnet Towers Sale Agreement to the parties' obligations to consummate the Sygnet Towers Sale have been satisfied in all material respects, and concurrently with the Closing Date, the Sygnet Towers Sale shall have been consummated.

        8.27 NO DEFAULT. No Default or Potential Default exists or will arise as a result of any Borrowing hereunder, or after giving effect to consummation of the Sygnet Merger, the Sygnet Towers Sale, or the Sygnet Towers Lease.

        8.28 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Papers or the financial condition, business, or property of any Company (or, with respect to events prior to the Closing Date, Sygnet Wireless, Inc., Dobson/Sygnet Operating Company, and their respective Subsidiaries) which could be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Company to any Lender or Administrative Agent in connection


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                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
with the Loan Papers was, and all such information hereafter furnished by any Company to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

SECTION 9 COVENANTS. Borrower and each other Company covenant and agree (and agree to cause their ERISA Affiliates with respect to SECTION 9.10) to perform, observe, and comply with each of the following covenants, from the Closing Date and SO LONG THEREAFTER AS Lenders are committed to fund Borrowings under this Agreement and thereafter until the payment in full of the Principal Debt and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, UNLESS Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

        9.1 USE OF PROCEEDS. Borrower shall use the proceeds of Borrowings only for the purposes represented herein.

        9.2 BOOKS AND RECORDS. The Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

        9.3 ITEMS TO BE FURNISHED. Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

                (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of each of Parent and Communications, Financial Statements showing the consolidated and consolidating financial condition and results of operations calculated separately for each of (x) Parent and its Subsidiaries and
        (y) Communications and its Subsidiaries (other than Logix and its Subsidiaries), as of, and for the year ended on, such day, each accompanied by:

                        (i) with respect to the consolidated Financial Statements of Parent and its Subsidiaries and the consolidated and consolidating Financial Statements of Communications and its Subsidiaries, the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements (calculated with respect to Parent and its Subsidiaries or Communications and its Subsidiaries (other than Logix and its Subsidiaries), as the case may be) were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of Parent and its Subsidiaries or Communications and its Subsidiaries (other than Logix and its Subsidiaries), as the case may be;

                        (ii) any management letter prepared by such accounting firm;

                        (iii) with respect to the Financial Statements of the Parent and its Subsidiaries, a certificate from such accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof;

                        (iv) a letter from such accounting firm addressed to Parent or Communications (as the case may be), with a copy to Administrative Agent, acknowledging that (A) Parent or Communications, as the case may be, plans to provide Administrative Agent with such


                                      53
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
                audited Financial Statements and accompanying audit report,
                (B) Administrative Agent has informed Parent or Communications, as the case may be, that Administrative Agent and Lenders intend to rely on such firm's audit report accompanying such Financial Statements, and (C) Parent or Communications, as the case may be, intends for Administrative Agent and Lenders to so rely; and

                        (v)     with respect to the consolidated and
                consolidating Financial Statements of the Parent, a Compliance Certificate.

                (b) Promptly after preparation, and no later than 60 days after the last day of each fiscal quarter of Parent and Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for the Parent and its Subsidiaries and the Companies for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

                (c) Within 60 days after the end of each fiscal quarter of Borrower, a management report, showing for each System results of operations and subscriber counts, discussing the financial results and comparing actual performance results to the Budget for such period, and outlining principal factors affecting performances of each market, all in form and substance satisfactory to Administrative Agent.

                (d) On or prior to March 31 of each fiscal year of Borrower, the financial Budget for such fiscal year, accompanied by a certificate executed by a Responsible Officer, certifying that such Budget was prepared by Borrower based on assumptions which, in light of the historical performance of the Companies and their prospects for the future, are realistic and achievable.

                (e) Promptly upon receipt thereof, copies of all auditor's annual management letters delivered to Borrower.

                (f) Notice, promptly after Borrower knows or has reason to know of (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $1,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $1,000,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, (iii) a Default or Potential Default specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company of any notice from any Governmental Authority of the expiration without renewal, termination, material modification, or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Company is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of any Company which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of any Company, (vi) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with


                                      54
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
        other such violations or allegations, constitute a Material Adverse Event, or (vii) (A) the occurrence of a Reportable Event that, alone or TOGETHER WITH any other Reportable Event, could reasonably be expected to result in liability of Borrower or any Company to the PBGC in an aggregate amount exceeding $1,000,000; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) Borrower's or an ERISA Affiliate's becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; or
        (D) the receipt by Borrower or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $1,000,000 or of the impending termination or reorganization of such Multiemployer Plan.

                (g) Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement or any annexes to any of the Collateral Documents becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or annexes as may be necessary or appropriate to update or correct such information or disclosures; PROVIDED THAT, no deletions may be made to any annexes describing Collateral in any of the Collateral Documents unless approved by Required Lenders.

                (h) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Governmental Authority (including the FCC and the Securities and Exchange Commission).

                (i) Promptly after the filing thereof, a true, correct, and complete copy of each FORM 10-K, FORM 10-Q, and FORM 8-K filed by or on behalf of Communications, Parent, or any Company with the Securities and Exchange Commission.

                (j) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

        9.4 INSPECTIONS. Upon reasonable notice, the Companies shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of the Companies, from time to time, during reasonable business hours.

        9.5 TAXES. Each Company (a) shall promptly pay when due any and all Taxes OTHER THAN Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien securing same have been and continue to be stayed, (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) notify Lenders immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Company of its intention to commence an audit or investigation with respect to any taxes of any kind due or alleged to be due from any Company.


                                      55
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        9.6 PAYMENT OF OBLIGATIONS. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Papers. Each Company
(a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the Obligation] are being contested in good faith by appropriate proceedings), and (b) shall not make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligation), whether subordinate to the Obligation or not or
(ii) use proceeds from the Facilities to make any payment or prepayment of principal of, or interest on, or sinking fund payment in respect of any other Debt of any Company.

        9.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTION 9.25, each Company shall at all times:
(a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and
(d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Companies to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

        9.8 INSURANCE. The Companies shall, at their sole cost and expense, keep and maintain the Collateral owned by such Company insured for its actual cash value against loss or damage by fire, theft, explosion, flood, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses of comparable size and notify Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be in a form, with such deductibles, and with insurers recognized as adequate by prudent business Persons in the same businesses as the Companies and acceptable to Administrative Agent, and all such policies shall be in such amount as may be satisfactory to Administrative Agent. On the Closing Date and thereafter as each policy is renewed and extended, the Companies shall deliver to Administrative Agent a certificate of insurance for each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent for the benefit of Lenders. Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance companies will give Administrative Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Company or any other Person shall affect the Right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Upon the payment by the insurer of the proceeds of any such policy of insurance and if no Default has occurred and is continuing, the Company so insured may retain such insurance if such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds; PROVIDED, HOWEVER, that any insurance proceeds not used for repair or replacement in accordance herewith, UNLESS paid as reimbursement of expenses incurred and business losses suffered in connection with the loss or damage to the Collateral, shall be paid to or retained by Administrative Agent for application as a mandatory prepayment on the Obligation.

        9.9 PRESERVATION AND PROTECTION OF RIGHTS. Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary


                                      56
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Paper.

        9.10 EMPLOYEE BENEFIT PLANS. Borrower shall not, directly or indirectly, engage in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code), and the Companies, and their respective ERISA Affiliates shall not, directly or indirectly, (a) incur any "ACCUMULATED FUNDING DEFICIENCY" as such term is defined in SECTION 302 of ERISA with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to TITLE IV of ERISA, or (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding, or withdrawal would result in liability on the part of any Company (individually or collectively) in excess of $1,000,000.

        9.11 ENVIRONMENTAL LAWS. Each Company shall (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law,
(b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, and (c) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

        9.12    DEBT AND GUARANTIES.

                (a) No Company shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, OTHER THAN:

                        (i)     The Obligation;

                        (ii)    Debt incurred by Borrower under any Financial
                Hedge;

                        (iii) Trade accounts payable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms that are not more than ninety (90) days past due;

                        (iv)    Debt between Companies;

                        (v) Other Debt arising not to exceed $5,000,000 in the aggregate on any date of determination; and

                        (vi) The Sygnet Senior Notes that were not tendered to Sygnet Wireless, Inc. pursuant to the tender offer for such notes in an aggregate principal amount not in excess of $1,250,000.

                (b) No Company shall guarantee or assume or agree to become liable in any way, either directly or indirectly, for any Debt of others, except (i) endorsements of checks or drafts in the ordinary course of business, and (ii) the obligations of the Companies under the Guaranties.


                                      57
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        9.13 LIENS. No Company will, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than the Loan Papers, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, EXCEPT:

                (i)     Liens securing the Obligations;

                (ii) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

                (iii) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (OTHER THAN for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies;

                (iv) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

                (v) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

                (vi) The following, SO LONG AS the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and
        (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and

                (vii) Liens on the Pledged Government Securities, securing the first six interest payments on the Senior Reserve Notes.

        9.14 TRANSACTIONS WITH AFFILIATES. No Company shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Companies), OTHER THAN (i) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, or (ii) transactions between the Companies and Communications or its Subsidiaries (other than Logix and its Subsidiaries) on terms of the kind customarily employed to allocated charges among members of a consolidated group of entities, in each such case, that are fair and reasonable to the Companies, PROVIDED THAT, with respect to such transactions permitted in CLAUSE (ii), the aggregate consideration for such transactions does not exceed $3,000,000 in any calendar year.


                                      58
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        9.15 COMPLIANCE WITH LAWS AND DOCUMENTS. No Company shall violate the provisions of any Laws applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Company shall violate the provisions of its charter, bylaws, or partnership agreement, or modify, repeal, replace, or amend any provision of its charter, bylaws, or partnership agreement, if such action could adversely affect the Rights of Lenders.

        9.16 PERMITTED ACQUISITIONS, SUBSIDIARY GUARANTIES, AND COLLATERAL DOCUMENTS. In connection with each Permitted Acquisition, Borrower shall deliver, or cause to be delivered to, Administrative Agent each of the items described on SCHEDULE 7.2, on or before the date specified on such Schedule for each such item. Borrower shall cause each Subsidiary that becomes a Subsidiary of any Company after the Closing Date (whether as a result of acquisition, merger, creation, or otherwise), (a) to execute a Guaranty on the date such entity becomes a Subsidiary of a Company and promptly deliver (but in no event later than 10 days following consummation of such creation, acquisition, or merger) such Guaranty to Administrative Agent and (b) to execute and deliver to Administrative Agent all required Collateral Documents creating Liens in favor of Administrative Agent on all the assets of such Subsidiary.

        9.17 ASSIGNMENT. No Company shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

        9.18 FISCAL YEAR AND ACCOUNTING METHODS. No Company will change its fiscal year for book accounting purposes or its method of accounting, OTHER THAN
(a) immaterial changes in methods or as required by GAAP, or (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

        9.19 GOVERNMENT REGULATIONS. No Company will conduct its business in such a way that it will become subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

        9.20 LOANS, ADVANCES, AND INVESTMENTS. No Company shall make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, OTHER THAN:

                (a)     Cash Equivalents;

                (b) Loans, advances, extensions of credit, capital contributions, and other investments between Companies;

                (c)     Permitted Acquisitions;

                (d) Trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

                (e)     At any time when Distributions may be made pursuant to
        SECTION 9.21(c), loans, advances, and investments to Parent in amounts which (when aggregated with the Distributions


                                      59
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
        made pursuant to SECTION 9.21(c)) do not exceed the amount required to pay regularly-scheduled cash interest payments on the Senior Reserve Notes; and

                (f) Loans, advances, and investments to Communications to be used solely to pay regularly-scheduled cash dividends on the Preferred Stock in an amount which (when aggregated with the Distributions made pursuant to SECTION 9.21(d)) does not exceed the limitation on Distributions set forth in SECTION 9.21(d); PROVIDED THAT, to the extent Required Lenders have consented to the exchange of any Junior Preferred Stock to Junior Debentures, any loans, advances, and investments to Communications permitted with respect to Preferred Stock under this
        SECTION 9.20(f) may be used (in lieu of making such dividends) for the purpose of paying the regularly-scheduled interest payments on the Junior Debentures.

        9.21 DISTRIBUTIONS. No Company may directly or indirectly declare, make, or pay any Distribution, other than:

                (a) Distributions declared, made, or paid by Borrower wholly in the form of its capital stock;

                (b)     Distributions by any Company to Borrower or any other
        Company;

                (c) Distributions made on or after June 15, 2002 (or such earlier date as interest payments on the Senior Reserve Notes are not fully funded by proceeds of the Pledged Government Securities) by Borrower to Parent in an amount which (when aggregated with the loans, advances, and investments made pursuant to SECTION 9.20(e)) does not exceed the amount required to pay regularly-scheduled cash interest payments on the Senior Reserve Notes; PROVIDED THAT, no Distributions under this SECTION 9.21(c) nor any loans, advances, or investments under
        SECTION 9.20(e) may be made if (i) a Default (other than a Default resulting solely from the breach of a representation or warranty) then exists or arises as a result thereof; or (ii) if the Obligation or any part thereof has been accelerated; PROVIDED, HOWEVER, in the event that any Default has occurred and is continuing, Borrower may, after June 15, 2002, declare and pay cash dividends to Parent pursuant to this SECTION 9.21(c), or make loans or advances to Parent pursuant to SECTION 9.20(e) in an amount which (when aggregated with the amounts of all other loans, advances, or dividends for such purposes from all other Subsidiaries of Parent) shall not exceed (A) amounts then required to make any cash interest payments on the Senior Reserve Notes, and (B) the next regularly scheduled cash interest payment on the Senior Reserve Notes if, but only if, (1) such Default (from the date of notice of the existence of the earliest such Default if more than one exists) has continued for 180 days and has not been cured or waived; (2) such Default is not an Event of Default set forth in SECTIONS 10.1, 10.3, or
        10.9 of this Agreement; and (3) Lenders have not demanded payment in full of all obligations due and owing by Borrower under this Agreement and the Loan Papers; and

                (d) After April 14, 2003 (the "SUBJECT DATE"), SO LONG AS no Default exists or arises as a result thereof, Distributions made by Borrower directly (or indirectly through Parent) to Communications to be used solely to pay regularly-scheduled cash dividends on any Preferred Stock in an amount which (when aggregated with any loans, advances, or investments made pursuant to SECTION 9.20(f)) does not exceed an aggregate amount of regularly-scheduled cash dividends which are due and payable on up to $120,000,000 of Preferred Stock (valued at liquidation value as determined on the date of such payment); PROVIDED THAT, to the extent Required


                                      60
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        Lenders have consented to the exchange of any Junior Preferred Stock to Junior Debentures, any Distributions to Communications permitted with respect to Preferred Stock under this SECTION 9.21(d) may be used (in lieu of making such dividends) for the purpose of paying regularly-scheduled interest payments on the Junior Debentures.

Notwithstanding the foregoing, Distributions are permitted hereunder only to the extent such Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

        9.22 RESTRICTIONS ON SUBSIDIARIES. No Subsidiary of Borrower nor any Guarantor shall enter into or permit to exist any material arrangement or agreement (other than the Loan Papers) which directly or indirectly prohibits any such Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to Borrower or any other Company, (b) paying any Debt owed to Borrower or any other Company, (c) making loans, advances, or investments to Borrower or any other Company, or (d) transferring any of its property or assets to Borrower or any other Company.

        9.23 SALE OF ASSETS. No Company shall sell, assign, transfer, or otherwise dispose of any of its assets, OTHER THAN (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof, (d) dispositions of obsolete assets,
(e) sale, leases, or other disposition among Companies to a Company; (f) the Sygnet Towers Sale, and (g) if no Default or Potential Default then exists or arises as a result thereof, sales of other assets in the ordinary course of business; PROVIDED THAT, the fair market value of all assets sold (other than the Sygnet Towers) (x) in any calendar year does not exceed $7,500,000 in the aggregate, and (y) prior to the Termination Date of the applicable Facility does not exceed, in the aggregate, more than 49% of the fair market value of the Companies' assets as determined on the Closing Date.

        9.24 SALE-LEASEBACK FINANCINGS. No Company will enter into any sale-leaseback arrangement (other than the Sygnet Towers Sale and the related Sygnet Towers Lease) with any Person pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person.

        9.25 MERGERS AND DISSOLUTIONS; SALE OF CAPITAL STOCK. No Company will, directly or indirectly, merge or consolidate with any other Person, other than (a) as a result of the Sygnet Merger; (b) as a result of a Permitted Acquisition, (c) mergers or consolidations involving Borrower if Borrower is the surviving entity, (c) mergers among Wholly-owned Companies; PROVIDED THAT, in any merger involving Borrower (including a Permitted Acquisition effected as a merger, other than the Sygnet Merger), Borrower must be the surviving entity, and, in any merger involving any other Company (including a Permitted Acquisition effected as a merger), a Company must be the surviving entity. No Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than liquidations, wind ups, or dissolutions incident to mergers permitted under this SECTION 9.25. No Company may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any other Company, EXCEPT for sales, leases, transfers, or other such distributions to another Company.

        9.26 NEW BUSINESS. No Company will, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies as conducted on the Closing Date.


                                      61
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        9.27 FINANCIAL HEDGES. Borrower shall, within 60 days from the date hereof, enter into Financial Hedges in a form and upon terms acceptable to Administrative Agent, issued by one or more Lenders or an institution acceptable to Administrative Agent with a duration of a period of at least two years, with respect to at least fifty percent (50%) of the Debt of the Companies and Parent outstanding on the Closing Date; PROVIDED, HOWEVER, that (a) the protected rate shall be no greater than 2.0% above the all-in rate on the Closing Date hereof;
(b) to the extent any Lender issues a Financial Hedge in compliance with the requirements of this SECTION 9.27, such Lender may be granted a Lien in the Collateral to the extent of such Lender's credit exposure under such Financial Hedge which is PARI PASSU with that of Administrative Agent on behalf of Lenders; (c) each such Lender issuing a Financial Hedge shall calculate its credit exposure in a reasonable and customary manner; and (d) all documentation for such Financial Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to intercreditor issues. If Borrower enters into a Financial Hedge which meets or exceeds the minimum qualifications in this SECTION 9.27 and does not result in a Default or Potential Default under the Loan Papers, the consent of Administrative Agent to such terms shall not be unreasonably withheld.

        9.28 AFFILIATE SUBORDINATION AGREEMENTS. The Companies shall, simultaneously with the creation of any and all future Debt of any Company to any one or more Affiliates, cause the appropriate Affiliate or Affiliates to execute and deliver to Administrative Agent an agreement, substantially in the form of EXHIBIT H, subordinating the payment of such Debt to the payment of the Obligation.

        9.29 AMENDMENTS TO DOCUMENTS. No Company shall (a) amend or permit any amendments to any Company's Articles of Incorporation or Bylaws, or any Partnership Agreement of any Company that is a Cellular Partnership as in effect on the date of this Agreement, if such action could adversely affect the Rights of Lenders; (b) amend any existing credit arrangement or enter into any new credit arrangement (to the extent permitted by the Loan Papers), if such amended or new credit arrangements contain any provisions which are materially more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Papers; (c) without the prior written consent of Required Lenders, amend, modify, or waive any provision of the Sygnet Merger Documents, the Sygnet Towers Sale Documents, or the Dobson Acquisition Documents.

        9.30 FINANCIAL COVENANTS. As calculated on a consolidated basis for the Companies (unless otherwise indicated):

                (a) LEVERAGE RATIO. Borrower shall never permit the Leverage Ratio of the Companies to be greater than the ratio shown in the table below which corresponds to the applicable period of determination:

               ----------------------------------------------------------
                            PERIOD                     RATIO
               ----------------------------------------------------------
                  From Closing Date to 6/30/99       7.60 to 1
               ----------------------------------------------------------
                    From 7/1/99 to 12/31/99          7.25 to 1
               ----------------------------------------------------------
                    From 1/1/00 to 6/30/00           6.75 to 1
               ----------------------------------------------------------
                   From 7/1/00 to 12/31/00           6.00 to 1
               ----------------------------------------------------------
                   From 1/1/01 to 12/31/01           5.50 to 1
               ----------------------------------------------------------
                   From 1/1/02 to 12/31/02           4.50 to 1
               ----------------------------------------------------------


                                      62
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

               ----------------------------------------------------------
                            PERIOD                     RATIO
               ----------------------------------------------------------
                 From 1/1/03 and thereafter          3.50 to 1
               ----------------------------------------------------------

                (b) PRO FORMA DEBT SERVICE COVERAGE. Borrower shall never permit the ratio of its Operating Cash Flow to its Pro Forma Debt Service determined on a quarterly basis at the end of each fiscal quarter to be less than or equal to 1.10 to 1.0.

                (c) INTEREST COVERAGE. Borrower shall never permit the ratio (determined, on March 31, 1999, for the fiscal quarter period then-ending; on June 30, 1999, for the two-fiscal quarter period then-ending; on September 30, 1999, for the three-fiscal quarter period then-ending; and thereafter, on a quarterly basis for the Rolling Period then-ending) of (i) its Operating Cash Flow to (ii) its Interest Expense, to be less than (A) 1.25 to 1.0, from January 1,
        1999 through December 31, 1999, (B) 1.50 to 1.0, from January 1, 2000 through December 31, 2000, and (C) 1.75 to 1.0 after December 31, 2000.

                (d) FIXED CHARGE COVERAGE RATIO. Borrower shall never permit its Fixed Charge Coverage Ratio, determined on a quarterly basis on the last day of each fiscal quarter, to be less than or equal to 1.00 to 1.0.

                (e) CONSOLIDATED LEVERAGE RATIO. On and after January 1, 2002, Borrower shall never permit the ratio of (a) Consolidated Debt to
        (b) the Operating Cash Flow of Parent and its Subsidiaries to be greater than the ratio shown in the table below which corresponds to the applicable period of determination:

               ----------------------------------------------------------
                            PERIOD                     RATIO
               ----------------------------------------------------------
                     3/31/02 to 6/30/02              6.25 to 1
               ----------------------------------------------------------
                     7/1/02 to 12/31/02              5.75 to 1
               ----------------------------------------------------------
                     1/1/03 to 6/30/03               5.25 to 1
               ----------------------------------------------------------
                     7/1/03 to 12/31/03              4.75 to 1
               ----------------------------------------------------------
                    1/1/04 and thereafter            4.25 to 1
               ----------------------------------------------------------

                (f) COMMUNICATIONS LEVERAGE RATIO. Borrower shall never permit the ratio of (a) Communications Total Debt to (b) Communications Operating Cash Flow to be greater than (A) 9.50 to 1.0 from the Closing Date through December 31, 1999, and (B) 8.50 to 1.00 thereafter.

        9.31 YEAR 2000. All of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied on by the Companies in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (a) date-related data into and between the twentieth and twenty-first centuries and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries.


                                      63
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

SECTION 10 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

        10.1 PAYMENT OF OBLIGATION. The failure or refusal of any Company to pay (a) the Obligation when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers); and (b) the indemnifications and reimbursement obligations provided for in the Loan Papers after demand therefor.

        10.2 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other) to punctually and properly perform, observe, and comply with:
                (a) Any covenant, agreement, or condition contained in SECTIONS 9.1, 9.3, 9.6, 9.12, 9.13, 9.14, 9.16, 9.17, 9.20 through 9.25,
        9.29, 9.30 and 9.31]; and

                (b) Any other covenant, agreement, or condition contained in any Loan Paper (OTHER THAN the covenants to pay the Obligation set forth in SECTION 10.1 and the covenants in SECTION 10.2(a)), and such failure or refusal continues for 20 days.

        10.3 DEBTOR RELIEF. Borrower, Parent, Communications, Sygnet Wireless, or any other Company, or any Subsidiary of Communications (other than Logix and its Subsidiaries) (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, OTHER THAN as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, OTHER THAN as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Papers (UNLESS, in the event such proceeding is involuntary, the petition instituting same is dismissed within 30 days after its filing).

        10.4 JUDGMENTS AND ATTACHMENTS. Any Company fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $1,000,000 which is not stayed on appeal.

        10.5 GOVERNMENT ACTION. (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the FCC or the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company.

        10.6 MISREPRESENTATION. Any representation or warranty made by any Company contained in any Loan Paper shall at any time prove to have been incorrect in any material respect when made.

        10.7 CHANGE OF MANAGEMENT. Less than two-thirds of the Executive Management Team of Communications on the Closing Date continue to hold positions on the Executive Management Team of Communications.

        10.8 CHANGE OF CONTROL. If (i) Communications ceases to own 100% of the voting control of Parent and its Subsidiaries, (ii) Parent ceases to own 100% of the voting control of Borrower and its


                                      64
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

Subsidiaries, or (iii) Borrower ceases to own 100% of its Subsidiaries as determined on the Closing Date or if thereafter acquired, on the date of the Acquisition.

        10.9 AUTHORIZATIONS. (a) Any Authorization necessary for the ownership or operations of any Company shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Company; or
(b) any Authorization necessary for the ownership or operations of any Company shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside, (c) Borrower or any other Company is required by any Governmental Authority to halt construction or operations under any Authorization and such action shall continue uncorrected for thirty (30) days after the applicable entity has received notice thereof; or (d) if any Governmental Authority shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of Borrower, or any other Company as now conducted.

        10.10 DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (a) Communications, Parent, any Company, or any other Subsidiary of Communications or Parent (other than Logix and its Subsidiaries) fails to pay when due (after lapse of any applicable grace periods) any Debt of such Company (other than the Obligation) in excess (individually or collectively) of $1,000,000; (b) any default exists under any material written or oral agreement, contract, commitment, or understanding to which Communications, Parent, any Company, or their Subsidiaries is a party; (c) the occurrence of an "EVENT OF DEFAULT" under the Third Amended and Restated Credit Agreement dated of March 25, 1998, among Dobson Operating Company, as Borrower, First Union National Bank (as successor to CoreStates Bank, N.A.), as Administrative Agent, and certain Lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time); (d) the occurrence of an "EVENT OF DEFAULT" under the Revolving Credit Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company, as Borrower, NationsBank, N.A. (as successor to NationsBank of Texas, N.A.), as Administrative Agent, and certain Lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time); (e) the occurrence of an "EVENT OF DEFAULT" under the 364-Day Revolving Credit and Term Loan Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company, as Borrower, NationsBank, N.A. (as successor to NationsBank of Texas, N.A.), as Administrative Agent, and certain Lenders party thereto (as the same may be amended, modified, restated, or supplemented from time to time); or (f) the occurrence of a default under any Sygnet Towers Lease, which individually or collectively could be a Material Adverse Event; PROVIDED THAT, with respect to CLAUSES (c), (d), and (e), an "EVENT OF DEFAULT" under any such identified credit facility shall not be a Default hereunder if such "EVENT OF DEFAULT" has been waived by the requisite lenders under the applicable facility or is otherwise consented to under the terms of such agreement.

        10.11 EMPLOYEE BENEFIT PLANS. (a) A "REPORTABLE EVENT" or "REPORTABLE EVENTS," or a failure to make a required installment or other payment (within the meaning of SECTION 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of Borrower to the PBGC or to a Plan in an aggregate amount exceeding $1,000,000 and, within 30 days after the reporting of any such Reportable Event to Administrative Agent or after the receipt by Administrative Agent of a statement required pursuant to SECTION 9.3(f) hereof, Administrative Agent shall have notified Borrower in writing that (i) Required Lenders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are grounds under TITLE IV of ERISA for the termination of such Employee Plan or Plans by the PBGC, or the appointment by the appropriate United States district court of a trustee to administer such Employee Plan


                                      65
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
or Plans or the imposition of a lien pursuant to SECTION 412(n) of the Code in favor of an Employee Plan and (ii) as a result thereof a Default exists hereunder; or (b) Borrower or any ERISA Affiliate has provided to any affected party a 60-day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with SECTION 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will exceed $1,000,000; or (c) a trustee shall be appointed by a United States district court to administer any such Employee Plan; or (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or (e)(i) Borrower or any ERISA
Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of SECTION 4201 of ERISA) to such Multiemployer Plan, (ii) Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $1,000,000; or (f)
Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of TITLE IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000.

        10.12 VALIDITY AND ENFORCEABILITY OF LOAN PAPERS. Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny in writing that it has any or any further liability or obligations under any Loan Paper to which it is a party.

        10.13 MATERIAL ADVERSE EFFECT. If any event or condition shall exist which could reasonably be expected to be a Material Adverse Event with respect to the business, operations, properties, or financial positions of the Borrower, Communications, or any of their respective Subsidiaries.

        10.14 ENVIRONMENTAL LIABILITY. If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Company shall have incurred or in the opinion of the banks be reasonably likely to incur a liability in excess of $3,000,000 liability during any consecutive twelve (12) month period.

        10.15 PLEDGED STOCK. If the Administrative Agent ceases to hold (for the benefit of Lenders) 100% of the issued and outstanding shares of common stock of the Companies as Collateral.

        10.16 DISSOLUTION. Borrower, Parent, Communications or any of its Subsidiaries (other than Logix and its Subsidiaries), or any other Company shall dissolve, liquidate, or otherwise terminate their existence.

        10.17 PAYMENT OF CERTAIN OTHER AGREEMENTS. The payment directly or indirectly (including, without limitation, any payment in respect of any sinking fund, defeasance, redemption, or payment of any dividend or distribution) by any Company of the Senior Reserve Notes, the Preferred Stock, or the Debentures in a manner or at a time during which such payment is not permitted under the terms of the


                                      66
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

Loan Papers, or under any instrument or document evidencing or creating the Senior Reserve Notes, any Preferred Stock, and any Debentures.

        10.18 DEFAULT OR ACCELERATION UNDER CERTAIN OTHER AGREEMENTS. (i) The occurrence of any "DEFAULT" or "EVENT OF DEFAULT" or other breach which remains uncured on any date of determination under or with respect to any agreement creating or evidencing any Senior Reserve Notes, any Junior Preferred Stock, or any Junior Debentures; (ii) the trustee with respect to, or any holder of, any Senior Reserve Notes, any Junior Preferred Stock, or any Junior Debentures shall effectively declare all or any portion of that Debt or obligation thereunder due and payable prior to the stated maturity thereof; or (iii) the Debt or obligations under the Senior Reserve Notes, any Junior Preferred Stock, or any Junior Debenture becomes due before its stated maturity by acceleration of the maturity thereof.

        10.19 REDEMPTION OF CERTAIN OTHER DEBT OR OBLIGATION. If an event shall occur, including, without limitation, a "CHANGE IN CONTROL" as defined in any documents evidencing or creating the Senior Reserve Notes, any Preferred Stock, or any Debenture, and the trustee or the holders of any such Debt or obligation shall initiate notice to request or require (or any Company shall automatically be so required) to redeem or repurchase such Debt or obligation.

SECTION 11      RIGHTS AND REMEDIES.

        11.1    REMEDIES UPON DEFAULT.

                (a) If a Default exists under SECTIONS 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

                (b) If any Default exists, Administrative Agent shall, upon the request of Required Lenders (subject to the terms of SECTION 12) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under
        SECTION 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Company in and to every account and other property of each Company which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Company being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Papers.

        11.2 COMPANY WAIVERS. To the extent permitted by Law, the Companies hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the


                                      67
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

        11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Companies, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid.
Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

        11.4 DELEGATION OF DUTIES AND RIGHTS. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives.

        11.5 NOT IN CONTROL. Nothing in any Loan Paper shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company, (b) preclude or interfere with compliance by any Company with any Law, or (c) require any act or omission by any Company that may be harmful to Persons or property. Any "MATERIAL ADVERSE EVENT" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Company with any Law or document, or that any Agent or any Lender does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Agents and the Lenders have no fiduciary relationship with or fiduciary duty to Borrower or any Company arising out of or in connection with the Loan Papers, and the relationship between the Agents and the Lenders, on the one hand, and Borrower and the Companies, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

        11.6 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

        11.7 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not


                                      68
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

        11.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.11.

        11.9 CERTAIN PROCEEDINGS. Each Company will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because the Companies agree that Administrative Agent's and Lenders' remedies at Law for failure of the Companies to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Companies agree that the covenants of this Section may be specifically enforced.

        11.10 LIMITATION OF RIGHTS. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Administrative Agent, any Agent, or any Lender under any Loan Paper which would affect the operational, voting, or other control of any Company, shall be pursuant to SECTION 310(d) of the COMMUNICATIONS ACT OF 1934 (as amended), any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

        11.11 EXPENDITURES BY LENDERS. Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Arranger and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

        11.12 INDEMNIFICATION. BORROWER AND EACH COMPANY AGREE TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE,


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

LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH COMPANY AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE BORROWER CONTAINED IN THIS SECTION 11.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

SECTION 12      AGREEMENT AMONG LENDERS.

        12.1    ADMINISTRATIVE AGENT.

                (a) Each Lender hereby appoints NationsBank, N.A. (and NationsBank, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Papers; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Papers; (iii) to take such action as may be requested by any Lender under the Loan Papers (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to Lenders under the Loan Papers; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Papers; (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and
        (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Papers or as directed by Lenders from time to time; PROVIDED, HOWEVER, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Papers or applicable Law.

                (b) Administrative Agent may resign at any time as Administrative Agent under the Loan Papers by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Papers at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then


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

        the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Papers, and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Papers. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Papers, the provisions of this
        SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Papers.

                (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "LENDER" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                (d) Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Papers, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; PROVIDED THAT, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Papers, then each Lender shall be entitled to share in such application ratably.

        12.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Papers if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; PROVIDED THAT, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.


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                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        12.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

        12.4 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to SECTION 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "NOTICE OF DEFAULT," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

        12.5    LIMITATION OF LIABILITY.

                (a) None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (PROVIDED THAT, nothing herein shall negate the obligation of Administrative Agent or Administrative Agent to account for funds received by it for the account of any Lender).

                (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Papers, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective


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

        Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Papers).

                (c) Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender,
        (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Company. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Company (PROVIDED THAT, Administrative Agent, and its respective Representatives shall not have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

        12.6 DEFAULT; COLLATERAL. Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All rights of action under this Agreement and under the Notes and all rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

        12.7    LIMITATION OF LIABILITY.  To the extent permitted by Law,
(a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.


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                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        12.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

        12.9 BENEFITS OF AGREEMENT. Except for the representations and covenants in SECTION 12.1(c) in favor of Borrower, none of the provisions of this SECTION 12 shall inure to the benefit of any Company or any other Person other than Lenders; consequently, no Company or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

        12.10 AGENTS. None of the Lenders identified in this Agreement as "CO-SYNDICATION AGENTS" or "CO-DOCUMENTATION AGENTS" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "CO-SYNDICATION AGENTS" or "CO-DOCUMENTATION AGENTS" shall have or be deemed to have any fiduciary relationship with any Lender.

        12.11 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

SECTION 13      MISCELLANEOUS.

        13.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

        13.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; PROVIDED THAT, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

        13.3 NOTICES. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given
(a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; PROVIDED, THAT any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender, Administrative Agent, and other Agents is set forth on SCHEDULE 2.1, and for Borrower and each Company is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each communication


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                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Fax: 214/651-5940, Attn: Karen S. Nelson.

        13.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

        13.5 EXCEPTIONS TO COVENANTS. No Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

        13.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

        13.7 GOVERNING LAW. THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS.

        13.8 INVALID PROVISIONS. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Company party to such Loan Paper agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

        13.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE COMPANIES, GUARANTORS, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY ANY COMPANY, ANY GUARANTOR, ANY LENDER, AND/OR ANY AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS ONLY AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANIES, THE GUARANTORS, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

        13.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY
(A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN


                                      75
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN TEXAS IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies, Guarantors, and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Companies, Guarantors, and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

        13.11   AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

                (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT as set forth above), Administrative Agent, have approved same.

                (b) Any amendment to or consent or waiver under this Agreement or any Loan Paper which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) extends the due date or reduces the amount of any scheduled payment of the Obligation or any scheduled reduction of the Revolver Commitment beyond the date specified in the Loan Papers;
        (ii) reduces the interest rate or decreases the amount of interest, fees, or other sums payable to Administrative Agent or Lenders hereunder (except such reductions as are contemplated by this Agreement); (iii) change the percentage of the Total Commitment or Revolver Commitment, or of the Principal Debt which shall be required for the Lenders or any of them to take any action under this SECTION 13.11 or any other provision of this Agreement or any Loan Paper; or (iv) except as otherwise permitted by any Loan Paper, waives compliance with, amends, or releases (in whole or in part) any material


                                      76
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        Guaranty or releases (in whole or in part) any material Collateral for the Obligation; or (v) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's "COMMITTED SUM" may be increased.

                (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

                (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

        13.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

        13.13   SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

                (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, EXCEPT THAT (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of all Lenders, and (ii) EXCEPT as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

                (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Papers (including, without limitation, all or a portion of its Borrowings and its Notes); PROVIDED, HOWEVER, that:

                        (i)     each such assignment shall be to an Eligible
                Assignee;

                        (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Papers, any such partial assignment shall be in an amount at least equal to $5,000,000 in the aggregate for all Facilities being assigned; PROVIDED THAT, no partial assignment for any Facility may be less than $1,000,000.

                        (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Notes;


                                      77
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                        (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT F hereto, together with any Notes subject to such assignment and a processing fee of $3,500, PROVIDED HOWEVER, that with respect to an assignment to an Affiliate of Lender, the processing fee shall be $1,500.

        Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Papers and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Papers. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

                (c) Administrative Agent shall maintain at its address referred to in SECTION 13.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Papers. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 13.13, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums under the Facilities of the assignor and assignee.

                (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT F hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "LENDER" under this Agreement and the Participant shall not constitute a "LENDER" hereunder,
        (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement,
        (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Papers, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors,


                                      78
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT
        permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of
        SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time SO LONG AS Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (OTHER THAN mandatory prepayments), interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (EXCEPT such reductions as are contemplated by this Agreement), or releases any material Guaranty or all or any substantial portion of the Collateral for the Obligation under the Loan Papers (EXCEPT such releases as are contemplated by this Agreement); PROVIDED THAT, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation
        (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

                (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank without notice to, or the consent of Borrower or Administrative Agent and, with the consent of Borrower and Administrative Agent, after the Closing Date any Term Loan B Lender or any Term Loan C Lender which is a fund may pledge all or any portion of its Borrowings and its Notes to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Lender from its obligations hereunder.

                (g) Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants).

        13.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Company under the Loan Papers shall remain in full force and effect until termination of the Total Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, EXCEPT that SECTIONS 4, 11, and 13, and any other provisions under the Loan Papers expressly intended to survive by the terms hereof or by the terms of the applicable Loan Papers, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Company under any Loan Paper is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Company or otherwise, the obligations of each Company under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.


                                      79
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                       [REMAINDER OF PAGE INTENTIONALLY BLANK.
                               SIGNATURE PAGES FOLLOW.]









                                      80
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

        Signature Page to that certain Credit Agreement dated as of December 23, 1998, among Dobson/Sygnet Operating Company, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

        EXECUTED as of the 23rd day of December, 1998, but effective as of the Closing Date.

Attest: DOBSON/SYGNET OPERATING COMPANY (including its successor by merger, SYGNET WIRELESS, INC.)

By: /s/ TRENT LEFORCE                   By: /s/ G. EDWARD EVANS
   ----------------------------            ------------------------------
    Name:  Trent LeForce                   Name:  G. Edward Evans
    Title: Assistant Secretary             Title: President

Mailing Address:
13439 North Broadway Extension
Oklahoma City, OK 73114


                                        SYGNET COMMUNICATIONS, INC.

                                        By: /s/ G. EDWARD EVANS
                                           ------------------------------
                                           Name:  G. Edward Evans
                                           Title: President
Mailing Address:
13439 North Broadway Extension
Oklahoma City, OK 73114


NATIONSBANK, N.A.,                      PNC BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT AND AS A        AS A LENDER
LENDER

By: /s/ JULIE A. SCHELL                 By: /s/ THOMAS A. COATES
   ----------------------------            ------------------------------
    Name:   Julie A. Schell                Name:   Thomas A. Coates
    Title:  Vice President                 Title:  Vice President


FIRST UNION NATIONAL BANK,              TORONTO DOMINION (TEXAS), INC.
AS A LENDER                             AS A LENDER

By: /s/ STEVEN C. LILLY                 By: /s/ JIMMY SIMIEN
   ----------------------------            ------------------------------
    Name:   Steven C. Lilly                Name:   Jimmy Simien
    Title:  Vice President                 Title:  Vice President


LEHMAN COMMERCIAL PAPER INC.,
AS A LENDER

By: /s/ WILLIAM J. GALLAGHER
   ----------------------------
   Name:  William J. Gallagher
   Title: Authorized Signatory


                                      81
                                       DOBSON/SYGNET OPERATING CREDIT AGREEMENT

                                     EXHIBIT A-1

                                FORM OF REVOLVER NOTE

$_____________                                             ____________ __, ____


        FOR VALUE RECEIVED, the undersigned, DOBSON/SYGNET OPERATING COMPANY (including its successor by merger, Sygnet Wireless, Inc.) ("BORROWER"), hereby promises to pay to the order of ______________________ ("LENDER"), at the offices of NATIONSBANK, N.A., as Administrative Agent for Lender and others as hereinafter described, on the Termination Date, the LESSER of
(a) $_______________ and (b) the aggregate Revolver Principal Debt disbursed by Lender to Borrower and outstanding and unpaid on the Termination Date (TOGETHER WITH accrued and unpaid interest thereon).

        This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lender and other lenders party thereto, and is one of the "REVOLVER NOTES" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to
SECTION 3.8 of the Credit Agreement for usury savings provisions.

        THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

DOBSON/SYGNET OPERATING COMPANY

(including its successor by merger, Sygnet Wireless, Inc.)


                                       By:
                                       Name:
                                       Title:


                                       82                          EXHBIIT A-1

                                     EXHIBIT A-2

                               FORM OF SWING LINE NOTE

$10,000,000                                              ____________ __, ____


        FOR VALUE RECEIVED, the undersigned, DOBSON/SYGNET OPERATING COMPANY (including its successor by merger, Sygnet Wireless, Inc.) ("BORROWER"), hereby promises to pay to the order of NATIONSBANK, N.A. ("LENDER"), on the Swing Line Maturity Date, the LESSER of (i) $10,000,000 and (ii) the aggregate principal amount of Borrowings under the Swing Line Subfacility disbursed by Lender to Borrower and outstanding and unpaid on the Swing Line Maturity Date (TOGETHER WITH accrued and unpaid interest thereon).

        This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lender and other lenders party thereto, and is the "SWING LINE NOTE" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to
SECTION 3.8 of the Credit Agreement for usury savings provisions.

        THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.


DOBSON/SYGNET OPERATING COMPANY

(including its successor by merger, Sygnet Wireless, Inc.)


                                       By:
                                       Name:
                                       Title:


                                       83                          EXHBIIT A-2

                                     EXHIBIT A-3

                               FORM OF TERM LOAN A NOTE

$_________________                                       ____________ __, ____


        FOR VALUE RECEIVED, the undersigned, DOBSON/SYGNET OPERATING COMPANY (including its successor by merger, Sygnet Wireless, Inc.) ("BORROWER"), hereby promises to pay to the order of ______________________ ("LENDER"), at the offices of NATIONSBANK, N.A., as Administrative Agent for Lender and others as hereinafter described, on the Termination Date, the LESSER of
(a) $_______________ and (b) the aggregate Term Loan A Principal Debt disbursed by Lender to Borrower and outstanding and unpaid on the Termination Date (TOGETHER WITH accrued and unpaid interest thereon).

        This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lender and other lenders party thereto, and is one of the "TERM LOAN A NOTES" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

        THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

DOBSON/SYGNET OPERATING COMPANY

(including its successor by merger, Sygnet Wireless, Inc.)


                                       By:
                                       Name:
                                       Title:


                                       1                          EXHBIIT A-3

                                     EXHIBIT A-4

                               FORM OF TERM LOAN B NOTE

$_________________                                       ____________ __, ____


        FOR VALUE RECEIVED, the undersigned, DOBSON/SYGNET OPERATING COMPANY (including its successor by merger, Sygnet Wireless, Inc.) ("BORROWER"), hereby promises to pay to the order of ______________________ ("LENDER"), at the offices of NATIONSBANK, N.A., as Administrative Agent for Lender and others as hereinafter described, on the Termination Date, the LESSER of
(a) $_______________ and (b) the aggregate Term Loan B Principal Debt disbursed by Lender to Borrower and outstanding and unpaid on the Termination Date (TOGETHER WITH accrued and unpaid interest thereon).

        This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lender and other lenders party thereto, and is one of the "TERM LOAN B NOTES" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

        THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

DOBSON/SYGNET OPERATING COMPANY

(including its successor by merger, Sygnet Wireless, Inc.)


                                       By:
                                       Name:
                                       Title:


                                       2                          EXHBIIT A-4

                                     EXHIBIT A-5

                               FORM OF TERM LOAN C NOTE

$_________________                                        ____________ __, ____


        FOR VALUE RECEIVED, the undersigned, DOBSON/SYGNET OPERATING COMPANY (including its successor by merger, Sygnet Wireless, Inc.) ("BORROWER"), hereby promises to pay to the order of ______________________ ("LENDER"), at the offices of NATIONSBANK, N.A., as Administrative Agent for Lender and others as hereinafter described, on the Termination Date, the LESSER of
(a) $_______________ and (b) the aggregate Term Loan C Principal Debt disbursed by Lender to Borrower and outstanding and unpaid on the Termination Date (TOGETHER WITH accrued and unpaid interest thereon).

        This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lender and other lenders party thereto, and is one of the "TERM LOAN C NOTES" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

        THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

DOBSON/SYGNET OPERATING COMPANY

(including its successor by merger, Sygnet Wireless, Inc.)


                                       By:
                                       Name:
                                       Title:


                                       3                          EXHBIIT A-5

                                  EXHIBIT B-1

                          FORM OF NOTICE OF BORROWING
                       (Dobson/Sygnet Operating Company)

                       (Dated:  ______________ __, ____)


NationsBank, N.A.
        as Administrative Agent for the
        Lenders as defined in the Credit
        Agreement referred to below
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:   Mickey McLean
        Fax:  (214) 508-2515


        Reference is made to the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among the undersigned, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

                                    -------------------------------------------
                                                    Term      Term      Term
                                         Revolver   Loan A    Loan B    Loan C
                                         Facility  Facility  Facility  Facility
                                    -------------------------------------------
 (A)     Specify if Borrowing is
         under Revolver Facility,
         Term Loan A Facility,
         Term Loan B Facility, or
         Term Loan C Facility.      (A)

                                                                     EXHIBIT B-1

 (B)     Borrowing Date of
         Borrowing (1)              (B)

 (C)     Amount of Borrowing (2)    (C)


 (D)     Type of Borrowing (3)      (D)

 (E)     For a Eurodollar Rate
         Borrowing, the Interest
         Period and the last day
         thereof (4)                (E)
                                    -------------------------------------------

        Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified herein after giving effect to such Borrowing:

                (a) The requested Borrowing will not cause the Principal Debt to exceed the Total Commitment; if the Borrowing is a Borrowing under the Revolver Facility, the Borrowing will not cause the Revolver Commitment Usage to exceed the Revolver Commitment; if the Borrowing is a Borrowing under the Term Loan Facilities, such Borrowing will not (i) cause the Term Principal Debt to exceed the sum of the aggregate commitments for the Term Loan Facilities, or (ii) cause the Term Principal Debt under the applicable Term Loan Facility to exceed the aggregate commitments of Lenders for such Term Loan Facility;

                (b) All of the representations and warranties of any Company set forth in the Loan Papers are true and correct in all material respects (EXCEPT to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers and, if applicable, supplemental Schedules have been delivered with respect thereto and, when necessary, approved by Required Lenders);

                (c)     $                  of the requested Borrowings is to be
        used for                  ; $                             is to be used
        for                           ; and $                  is to be used for
                                      ;

                (d) No material adverse change in the financial conditions, operations, or businesses of Communications and its Restricted Subsidiaries or the Companies or Guarantors has occurred since the date of the quarterly and audited annual financial statements most recently delivered by Borrower to Lenders pursuant to SECTIONS 7.1 and 9.3(a) and
        (b) of the Credit Agreement;

                (e) If all or part of the requested Borrowing will be used to finance a Distribution, Borrower has complied with and delivered (or shall comply with and delivery on or prior to the date of the requested Borrowing) the items required by SECTION 7.3(f).

                (f) No Default or Potential Default has occurred and is continuing or will arise after giving effect to the requested Borrowing; and

                                       2                             EXHIBIT B-1

                (f) If the requested Borrowing will be used to finance a Permitted Acquisition, Borrower has complied with and delivered (or shall comply with and deliver on or prior to the date of the requested Borrowing) the items required by SECTION 7.2 and SCHEDULE 7.2.

                                                Very truly yours,

                                                DOBSON/SYGNET OPERATING COMPANY
                                                (including its successor by
                                                merger, Sygnet Wireless, Inc.)


                                                By:
                                                        Name:
                                                        Title:

Rate:
        -------------------
Confirmed by:
             -------------------------



(1) For any Borrowing under the Revolver Facility, must be a Business Day occurring prior to the Termination Date and be at least (a) three Business Days following receipt by Administrative Agent of this Notice of Borrowing for any Eurodollar Rate Borrowing, and (b) one Business Day following receipt by Administrative Agent of this Notice of Borrowing for any Base Rate Borrowing.
(2)     Not less than $5,000,000 or an integral multiple of $1,000,000.
(3)     Eurodollar Rate Borrowing or Base Rate Borrowing.
(4) 1, 2, 3, or 6 months, or other periods requested by Borrower to the extent available from Lenders -- in no event may the Interest Period end after the Termination Date.

                                       3                             EXHIBIT B-1

                                  EXHIBIT B-2

                          FORM OF NOTICE OF CONVERSION
                       (Dobson/Sygnet Operating Company)
                       (Dated:  ______________ __, ____)

NationsBank, N.A.
        as Administrative Agent for the
        Lenders as defined in the Credit
        Agreement referred to below
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:   Mickey McLean
        Fax:  (214) 508-2515

        Reference is made to the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among the undersigned, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to SECTION 3.10 of the Credit Agreement that it elects to convert a Borrowing under the Credit Agreement from one Type to another Type or elects a new Interest Period for a Eurodollar Rate Borrowing, and in that connection sets forth below the terms on which such election is requested to be made:

                                  ---------------------------------------------
                                                  Term       Term       Term
                                       Revolver   Loan A     Loan B     Loan C
                                       Facility  Facility   Facility   Facility
                                  ---------------------------------------------
 (A)     Specify if Borrowing is
         under Revolver
         Facility, Term Loan A
         Facility, Term Loan B
         Facility, or Term Loan
         C Facility.              (A)

 (B)     Date of conversion or
         last day of applicable
         Interest Period(1)       (B)

 (C)     Principal amount of
         existing Borrowing
         being converted or
         continued(2)             (C)

 (D)     Net Type of Borrowing
         selected (or Type of
         Borrowing continued)(3)  (D)
 (E)     For conversion to, or
         continuation of, a
         Eurodollar Rate
         Borrowing, Interest
         Period and the last day
         thereof(4)               (E)
                                  ---------------------------------------------

                                                                     EXHIBIT B-2

        On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to _________________________.

                                                Very truly yours,

                                                DOBSON/SYGNET OPERATING COMPANY
                                                (including its successor by
                                                merger, Sygnet Wireless, Inc.)


                                                By:
                                                        Name:
                                                        Title:


Rate:
                --------

Confirmed by:
                -------------------------


(1) For any Borrowing under the Revolver Facility, must be a Business Day at least (a) three Business Days following receipt by Administrative Agent of this Notice of Conversion from a Base Rate Borrowing to a Eurodollar Rate Borrowing or a continuation of a Eurodollar Rate Borrowing for an additional Interest Period, and (b) one Business Day following receipt by Administrative Agent of this Notice of Conversion for a conversion from a Eurodollar Rate Borrowing to a Base Rate Borrowing.
(2) Not less than $5,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing).
(3)     Eurodollar Rate Borrowing or Base Rate Borrowing.
(4) 1, 2, 3, or 6 months, or other periods requested by Borrower to the extent available from Lenders -- in no event may the Interest Period end after the Termination Date.

                                       2                             EXHIBIT B-2

                                   EXHIBIT C

                                FORM OF GUARANTY

        THIS GUARANTY is executed as of December     , 1998, by
___________________, a _________ corporation [partnership] ("GUARANTOR"), for the benefit of NATIONSBANK, N.A., a national banking association (in its capacity as Administrative Agent for Lenders).

        WHEREAS, Dobson/Sygnet Operating Company, (including its successor by merger, Sygnet Wireless, Inc.) ("BORROWER"), NationsBank, N.A., as Administrative Agent (including its permitted successors and assigns in such capacity, "ADMINISTRATIVE AGENT"), Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents (including their permitted successors and assigns in such capacity, "SYNDICATION AGENT"), Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents (including their permitted successors and assigns in such capacity, "DOCUMENTATION AGENT"), and Lenders now or hereafter party to the Credit Agreement (including their respective permitted successors and assigns, "LENDERS") have entered into a Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT");

        WHEREAS, provisions of the Credit Agreement permit Guarantor to directly or indirectly receive proceeds of Borrowings made pursuant thereto; and

        WHEREAS, this Guaranty is integral to the transactions contemplated by the Loan Papers and is a condition precedent to Lenders' obligations to extend credit under the Loan Papers.

        ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) as follows:

        15. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this Guaranty:

        BORROWER means Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Relief Law.

        CREDIT AGREEMENT is defined in the recitals to this Guaranty.

        GUARANTEED DEBT means, collectively, (a) the Obligation and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce Borrower's, Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of Sections 502 or 506 or any other provision of TITLE 11 of the UNITED STATES CODE and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or Guarantor becomes subject).

        GUARANTOR is defined in the preamble to this Guaranty.

                                                                     EXHIBIT C

        LENDER means, individually, or LENDERS means, collectively, on any date of determination, Administrative Agent, Syndication Agent, Documentation Agent, and the Lenders.

        SUBORDINATED DEBT means all present and future obligations of any Company to Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor, (d) created directly or acquired by assignment or otherwise, or
(e) evidenced in writing.

        16. GUARANTY. This is an absolute, irrevocable, and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed, all commitments to extend any credit under the Loan Papers have terminated, and all Financial Hedges with any Lender have expired. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantor, Lenders, and Administrative Agent that the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under SECTION 548 of the UNITED STATES BANKRUPTCY CODE or any comparable provision of any applicable state law.

        17. CONSIDERATION. Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

        18. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, OTHER THAN under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The Rights of Administrative Agent or Lenders under this Guaranty are cumulative of any and all other Rights that Administrative Agent or Lenders may ever have against Guarantor. The exercise by Administrative Agent or Lenders of any Right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

        19. PAYMENT UPON DEMAND. If a Default exists, Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to any Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Administrative Agent and Lenders. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by any Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt or to enforce Rights against any Collateral securing any Guaranteed Debt.

        20. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Guarantor agrees not to accept any payment of any Subordinated Debt from any Company if a Default exists. If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

                                       2                             EXHIBIT C

        21. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt, the termination of the Obligation of Lenders to extend credit under the Loan Papers, and expiration of all Financial Hedges, (a) Guarantor may not assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Administrative Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Debt or any guarantor of it, (b) Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and
(c) Guarantor defers the benefit of, and subordinates any Right to participate in, any Collateral or other security given to Administrative Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

        22. NO RELEASE. Guarantor's obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) Any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any Collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation, EXCEPT for any final release resulting from payment in full of such Obligation; (d) the modification of, or waiver of compliance with, any terms of any other Loan Paper; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on the Obligation; (g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Paper; (h) any failure of Administrative Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any new agreement between Administrative Agent, any Lender, and Borrower; IT BEING UNDERSTOOD THAT neither Administrative Agent nor any Lender is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, OTHER THAN any notice required to be given to Guarantor by Law or elsewhere in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ULTRA VIRES, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of the Obligation to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

        23. WAIVERS. To the maximum extent lawful, Guarantor waives all Rights by which it might be entitled to require suit on an accrued right of action in respect of any Guaranteed Debt or require suit against Borrower or others, whether arising under Section 34.02 of the TEXAS BUSINESS AND COMMERCE CODE, as amended (regarding its Right to require Administrative Agent or Lenders to sue Borrower on accrued right of action following its written notice to Administrative Agent or Lenders), Section 17.001 of the TEXAS CIVIL PRACTICE AND REMEDIES CODE, as amended (allowing suit against it without suit against Borrower, but precluding entry of judgment against it before entry of judgment against Borrower), RULE 31 of the TEXAS RULES OF CIVIL PROCEDURE, as amended (requiring Administrative Agent or Lenders to join Borrower in any suit against it unless judgment has been previously entered against Borrower), or otherwise.

                                       3                             EXHIBIT C

        24. LOAN PAPERS. By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Papers are applicable to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Papers in favor of Administrative Agent and Lenders. In the event the Credit Agreement shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor under this Guaranty.

        25. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Papers and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Papers to which it is a party or any collateral securing any Guaranteed Debt.

        26. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (EXCEPT for the defense of complete and final payment of the Guaranteed Debt) of Borrower or any other obligor against Administrative Agent or any Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

        27. COMMUNICATIONS ACT. Notwithstanding any other provision of this Guaranty, any action taken or proposed to be taken by Administrative Agent or any Lender under this Guaranty which would affect the operational, voting, or other control of Borrower or Guarantor, shall be pursuant to
SECTION 310(d) of the COMMUNICATIONS ACT OF 1934 (as amended), applicable state Law, and the applicable rules and regulations thereunder, and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

        28. INSOLVENCY OF GUARANTOR. Should Guarantor become insolvent, or fail to pay Guarantor's debts generally as they become due, or voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Relief Law (OTHER THAN as a creditor or claimant), or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (OTHER THAN as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted hereunder, then, in any such event, the Guaranteed Debt shall be, as among Guarantor, Administrative Agent and Lenders, a fully matured, due, and payable obligation of Guarantor to Administrative Agent and Lenders (without regard to whether Borrower is then in default under the Loan Papers or whether the Obligation, or any part thereof, is then due and owing by Borrower to any Lender), payable in full by Guarantor to Lenders upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

                                       4                             EXHIBIT C

        29. LOAN PAPER. This Guaranty is a Loan Paper and is subject to the applicable provisions of SECTIONS 1 and 13 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

        30. NOTICES. For purposes of SECTIONS 13.3 of the Credit Agreement, Guarantor's address and telecopy number are as set forth next to Guarantor's signature on the signature page hereof.

        31. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 13.11 of the Credit Agreement.

        32. ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All Rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this Guaranty. Administrative Agent's and each Lender's Rights and obligations VIS-A-VIS each other may be subject to one or more separate agreements between those parties. However, Guarantor is not required to inquire about any such agreement or is subject to any terms of it unless Guarantor specifically joins it. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of it.

        33. PARTIES. This Guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this Guaranty automatically vests in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality OTHER THAN that appointment. The Rights of Administrative Agent and Lenders under this Guaranty may be transferred with any assignment of the Guaranteed Debt. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this Guaranty.

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                          SIGNATURE PAGE TO FOLLOW.



                                       5                             EXHIBIT C

        EXECUTED as of the date first stated in this Guaranty.



                                                GUARANTOR:
Address:

                                            By:

                                               Name:

Telephone:                                     Title:
Facsimile:





                                   GUARANTY
                                SIGNATURE PAGE

                                   EXHIBIT D

       [THIS PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT IS INTENDED TO QUALIFY AS A MORTGAGE OF PROPERTY UNDER THE TERMS AND PROVISIONS
          OF OHIO REVISED CODE, XVII, CHAPTER 1701, SECTION 1701.66
          AND AS A SECURITY AGREEMENT UNDER THE TERMS AND PROVISIONS
                    OF OHIO REVISED CODE SECTION 1309.21]
                    [TO BE USED IN OHIO JURISDICTION ONLY]


               FORM OF PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT

        THIS PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT (the "SECURITY
AGREEMENT") is executed as of December ___, 1998, by                       , a
                    [corporation/partnership] (whether doing business
in its own name or in one or more of the tradenames listed on ANNEX A hereto,
"DEBTOR"), whose address is                                           , and
NATIONSBANK, N.A., a national banking association, (in its capacity as "ADMINISTRATIVE AGENT" for Lenders (hereafter defined)), as "SECURED PARTY," whose address is 901 Main Street, Suite 3100, Dallas, Texas 75202.

        WHEREAS, Dobson/Sygnet Operating Company, (including its successor by merger, Sygnet Wireless, Inc.) ("BORROWER"), NationsBank, N.A., as Administrative Agent (including its permitted successors and assigns in such capacity, "ADMINISTRATIVE AGENT"), Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents (including their permitted successors and assigns in such capacity, "SYNDICATION AGENT"), Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents (including their permitted successors and assigns in such capacity, "DOCUMENTATION AGENT"), and Lenders now or hereafter party to the Credit Agreement have entered into a Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT");

        WHEREAS, this Security Agreement is integral to the transactions contemplated by the Loan Papers, and the execution and delivery thereof is a condition precedent to Lenders' obligations to extend credit under the Loan Papers.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

        14. REFERENCE TO CREDIT AGREEMENT. The terms, conditions, and provisions of the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder so long as Lenders are obligated to lend under the Credit Agreement and thereafter until the Obligation is paid and performed in full.

-------------------------------------------------------------------------------
THIS DOCUMENT                                   Haynes and Boone, LLP
PREPARED BY AND WHEN                            901 Main Street, Suite 3100
FILED, RETURN TO:                               Dallas, Texas 75202
                                                Attention: Sue P. Murphy

        15. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof

                                                                     EXHIBIT D
otherwise requires, each term defined in either of the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; PROVIDED THAT, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and (c) if any definition given to such term in CHAPTER 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the CHAPTER 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

                COLLATERAL has the meaning set forth in PARAGRAPH 4 hereof.

                FCC LICENSES means all Authorizations, licenses, and permits issued by the FCC to Debtor.

                LENDER means, individually, or LENDERS means, collectively, on any date of determination, Administrative Agent, Syndication Agent, Documentation Agent, and Lenders and their permitted successors and assigns.

                OBLIGATION means, collectively, (a) the "OBLIGATION" as defined in the Credit Agreement, and (b) all indebtedness, liabilities, and obligations of Debtor arising under this Security Agreement; it being the intention and contemplation of Debtor and Secured Party that future advances will be made by Secured Party or one or more Lenders to Debtor for a variety of purposes, that Debtor may guarantee (or otherwise become directly or contingently obligated with respect to) the obligations of others to Secured Party or to one or more Lenders, that from time to time overdrafts of Debtor's accounts with Secured Party or with other Lenders may occur, and that Secured Party or one or more Lenders may from time to time acquire from others obligations of Debtor to such others, and that payment and repayment of all of the foregoing are intended to and shall be part of the Obligation secured hereby. The Obligation shall include, without limitation, future, AS WELL AS existing, advances, indebtedness, liabilities, and obligations owed by Debtor to Secured Party or to any Lender arising under the Loan Papers or otherwise.

                OBLIGOR means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

                PARTNERSHIP means any partnership issuing a Partnership
        Interest.

                PLEDGED SECURITIES means, collectively, the Pledged Shares, the Partnership Interests (whether or not a security), and any other Collateral constituting securities.

                SECURITY INTEREST means the security interest granted and the pledge and assignment made under PARAGRAPH 3 hereof.

                UCC means the Uniform Commercial Code as enacted in the State of Texas or other applicable jurisdiction, as amended at the time in question.

        16. SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligation when due, Debtor hereby grants to Secured Party a Security Interest in all of Debtor's Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. The grant contained herein is intended to

                                      2                              EXHIBIT D
confer upon Secured Party all Rights that a secured creditor may obtain and that may be granted in the FCC Licenses under applicable Law as from time to time in effect. If the Law is subsequently changed or clarified, or if the FCC's interpretation of existing Law is changed, to permit or further permit the granting of such security interests in FCC Licenses, then Debtor's FCC Licenses, whether now held or hereinafter acquired, shall automatically become subject to the Secured Party's Security Interest to the maximum extent permitted by the Law as then in effect. In the meantime, the value of the Systems' and Debtor's cellular telephone communication businesses as a going concern depends upon the holder of Debtor's FCC Licenses also being the owner of the assets used or useful in the operation of the Systems and, if ownership of those assets is separated from the FCC Licenses, the FCC might, under currently applicable Law, cancel the FCC Licenses. Accordingly, Debtor and Secured Party, in recognition of the unique nature of the FCC Licenses and the fact that the separation of the FCC Licenses from Debtor's operating assets may prevent Lenders from adequately realizing the value of their Security Interests, have provided in PARAGRAPH 9(b) hereof for the appointment of a receiver upon a Default or Potential Default and for the assignment of the FCC Licenses in the event of the foreclosure hereunder, with the specific intention in each case that the physical assets used in connection with the Systems not be separated from the FCC Licenses. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract, then the Security Interest created hereby nonetheless remains effective to the extent allowed by UCC Section 9.318 or other applicable Law, but is otherwise limited by that prohibition.

        17. COLLATERAL. As used herein, the term "COLLATERAL" means the following items and types of property now owned or in the future acquired by
Debtor:

                (a) All present and future accounts, contract Rights, general intangibles, chattel paper, documents, instruments, inventory, investment property, equipment, fixtures, other goods, minerals, money, and deposit accounts, wherever located, now owned or hereafter acquired by such Debtor, and any and all present and future Tax refunds of any kind whatsoever to which any Debtor is now or shall hereafter become entitled.

                (b) All present and future issued and outstanding shares of capital stock or other equity or investment securities now owned or hereafter acquired by such Debtor, including, without limitation, all capital stock of the Subsidiaries of such Debtor as more particularly listed on ANNEX B hereto, TOGETHER WITH all distributions thereon, all cash and noncash proceeds thereof, and any securities issued in substitution or replacement thereof (collectively, the "PLEDGED SHARES").

                (c) All Rights, titles, and interests of such Debtor in and to all promissory notes and other instruments payable to such Debtor, now or hereafter existing, including, without limitation, the inter-company notes or notes from Cellular Partnership as listed on ANNEX B (collectively, the "COLLATERAL NOTES"), all Rights titles, interests, and Liens Debtor may have, be or become entitled to under all present and future security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of the Collateral Notes (the "COLLATERAL NOTE SECURITY") in, to, and under all other loan and collateral documents relating to such instruments.

                (d) All present and future Rights, titles, interests, and Liens (but none of the obligations) now owned or hereafter acquired by such Debtor in any partnership or joint venture, including, without limitation, any Cellular Partnership and the partnerships listed on ANNEX B hereof (collectively, the "PARTNERSHIP INTERESTS").

                (e) All present and future Rights, titles, interests, and Liens (but none of the obligations) now owned or hereafter acquired by such Debtor, as lessee or landlord, in and to each lease covering

                                      3                              EXHIBIT D
        real property or any interest therein, and equipment or other personal property or any interest therein (each such lease herein called an "ASSIGNED LEASE").

                (f) Substantially all of the real estate now owned or hereafter acquired by such Debtor, TOGETHER WITH all improvements thereon and fixtures attached thereto.

                (g) The balance of every deposit account of such Debtor and any other claim of such Debtor against any depository, now or hereafter existing, whether liquidated or unliquidated, including, without limitation, certificates of deposit, other deposit instruments, and the [ESCROW DEPOSIT UNDER THE SYGNET PURCHASE AGREEMENT] (collectively, the "DEPOSIT ACCOUNTS").

                (h) All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by such Debtor (collectively, the "VEHICLES").

                (i) All present and future Rights, awards, and judgments to which such Debtor is entitled under any Litigation (whether arising in equity, contract, or tort) now existing or hereafter arising.

                (j) All present and future Rights (including, without limitation, the Right to sue for past, present, or future infringements), titles, and interests of such Debtor in and to all trademark applications, trademarks, corporate names, company names, tradenames, business names, fictitious business names, tradestyles, service marks, logos, other source of business identifiers, copyrights, designs, Rights or licenses to use any trademarks, and all registrations and recordings thereof, including, without limitation, such Debtor's trademarks listed on ANNEX B hereto (collectively, the "TRADEMARKS"), and the goodwill of each business to which each Trademark relates.

                (k) All present and future Rights (including, without limitation, the Right to sue for past, present, and future infringements), titles, and interests of such Debtor in and to all patents, patent applications, utility models, industrial models, designs, and any other forms of industrial intellectual property, including all grants, applications, reissues, continuations, and divisions with respect thereto and any Rights to use, manufacture, or sell any patent, including, without limitation, the patents listed on ANNEX B hereto (collectively, the "PATENTS").

                (l) All Authorizations, licenses, and permits issued by the FCC or any PUC, to the extent that the grant of a security interest in any such license or permit does not result in the forfeiture of, or default under, any such license or permit, and the right of Debtor to apply to the FCC for approval of transfers of licenses issued by the FCC.

                (m) All proceeds of any sale or other disposition of any Authorization, license, or permit issued by the FCC or any PUC, whether or not any such license or permit may lawfully be included as Collateral and whether or not the grant of a security interest in any such Authorization, license, or permit is otherwise prohibited.

                (n) All present and future increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral heretofore described.

                                      4                              EXHIBIT D

                (o) All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise.

                (p) All present and future security for the payment to any Company of any of the Collateral heretofore described and goods which gave or will give rise to any of such Collateral or are evidenced, identified, or represented therein or thereby.

[The description of the Collateral contained in this PARAGRAPH 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement. Furthermore, notwithstanding any contrary provision, Debtor agrees that, if, but for the application of this paragraph, granting a Security Interest in the Collateral would constitute a fraudulent conveyance under 11 U.S.C. Section 548 or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar Law in effect from time to time (each a "FRAUDULENT CONVEYANCE"), then the Security Interest remains enforceable to the maximum extent possible without causing such Security Interest to be a fraudulent conveyance, and this Security Agreement is automatically amended to carry out the intent of this paragraph.] [BRACKETED LANGUAGE TO BE INCLUDE ALL SECURITY AGREEMENTS OTHER THAN THE SECURITY AGREEMENT FOR BORROWER.]

        18. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

                (a) CREDIT AGREEMENT. Certain representations and warranties in the Credit Agreement are applicable to it or its assets or operations, and each such representation and warranty is true and correct.

                (b) BINDING OBLIGATION. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements, once those Financing Statements have been properly filed in the jurisdictions described on ANNEX A hereto, the Security Interest in that Collateral will be fully perfected. Once perfected and, in the case of investment property or instruments, upon possession or "CONTROL" (within the meaning of SECTIONS 8-106 and 9-115 of the UCC) by Secured Party, the Security Interest will constitute a first-priority Lien on the Collateral, subject only to Permitted Liens. The creation of the Security Interest does not require the consent of any Person that has not been obtained.

                (c) LOCATION. Debtor's place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present and foreseeable location of Debtor's books and records concerning any of the Collateral that is accounts is as set forth on ANNEX A hereto, and the location of all other Collateral, including, without limitation, Debtor's inventory and equipment, is as set forth on ANNEX A hereto (but the failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral); and, EXCEPT as noted on ANNEX A hereto, all such books, records, and Collateral are in Debtor's possession.

                (d) FIXTURES. The Collateral that is or may be fixtures is located on or affixed to the real property described on ANNEX A hereto (but the failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral).

                                      5                              EXHIBIT D

                (e) SECURITIES. All Collateral that is Pledged Securities is duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities and corporate Laws. The Pledged Shares issued by the Subsidiaries to Debtor constitute 100% of the issued and outstanding common stock or other equity interests of such Subsidiaries. Debtor has good title to the securities, free and clear of all Liens and encumbrances thereon (EXCEPT for the Security Interest created hereby), and has delivered to Secured Party all stock certificates, promissory notes, bonds, debentures, or other instruments or documents representing or evidencing the securities, TOGETHER WITH corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms; and the pledge of the securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the securities securing payment of the Obligation.

                (f) PARTNERSHIPS AND PARTNERSHIP INTERESTS. Each Partnership issuing a Partnership Interest, including, without limitation, any Cellular Partnership, is duly organized, currently existing, and in good standing under all applicable Laws; there have been no amendments, modifications, or supplements to any agreement or certificate creating any Partnership or any material contract relating to the Partnerships, of which Secured Party has not been advised in writing; no default or potential default has occurred under the terms of any material contract relating to any Partnership; and no approval or consent of the partners of any Partnership is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by Debtor. Debtor has good title to the Partnership Interests free and clear of all Liens and encumbrances (EXCEPT for the Security Interest granted hereby). The Partnership Interests are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, EXCEPT as set forth in the partnership agreements of the Cellular Partnerships or applicable securities Laws.

                (g) GOVERNMENTAL AUTHORITY. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Debtor of the Pledged Securities pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or
        (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (EXCEPT as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally and in connection with the transfer of control of FCC Licenses).

                (h) ACCOUNTS. All Collateral that is accounts, contract Rights, chattel paper, instruments, or general intangibles is free from any claim for credit, deduction, or allowance of an Obligor and free from any defense, dispute, setoff, or counterclaim, and there is no extension or indulgence with respect thereto.

                (i)     INSTRUMENTS, CHATTEL PAPER, COLLATERAL NOTES, AND
        COLLATERAL NOTE SECURITY.   All instruments and chattel paper,
        including, without limitation, the Collateral Notes, have been delivered to Secured Party, TOGETHER WITH corresponding endorsements duly executed by Debtor in favor of Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms. Each Collateral Note and the documents evidencing the Collateral Note Security are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which the Secured

                                      6                              EXHIBIT D

        Party has not been advised in writing; and no default or potential default has occurred and is continuing under any such Collateral Note or documents evidencing the Collateral Note Security, EXCEPT as disclosed on ANNEX C hereto.

                (j) ASSIGNED LEASES. All Collateral that is an Assigned Lease is in full force and effect; Debtor is in possession of the property covered by each such Assigned Lease; and no default or potential default exists under any such Assigned Lease.

                (k) MAINTENANCE OF COLLATERAL. All tangible Collateral is in good repair and condition, ordinary wear and tear excepted, and none thereof is a fixture EXCEPT as specifically referred to herein in PARAGRAPH 5(d) hereof.

                (l) LIENS. Debtor owns all presently existing Collateral, and will acquire all hereafter-acquired Collateral, free and clear of all Liens, EXCEPT Permitted Liens.

                (m)     DEPOSIT ACCOUNTS.  With respect to the Deposit Accounts,
        (i) Debtor maintains each such Deposit Account with the banks listed on ANNEX D hereto, (ii) Debtor shall use its best efforts to, within thirty
        (30) days of the Closing Date, cause each such bank to acknowledge to Secured Party that such Deposit Accounts are subject to the Security Interest and Liens herein created, (iii) Debtor has the legal right to pledge and assign to Secured Party the funds deposited and to be deposited in the Deposit Accounts; and (iv) the Deposit Accounts listed on ANNEX D represent all material bank accounts of Debtor, including without limitation, all material operating accounts of Debtor, and all certificates of deposit or other deposit instruments of Debtor.

The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor.

        The failure of any of these representations or warranties to be accurate and complete does not impair the Security Interest in any Collateral.

        19. COVENANTS. So long as Lenders are committed to extend credit to Debtor under the Credit Agreement and until the Obligation is paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:

                (a) CREDIT AGREEMENT. (i) Comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTIONS 11.12 OF THE CREDIT AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTIONS 13.10 OF THE CREDIT AGREEMENT.

                (b) RECORD OF COLLATERAL. Maintain, at the place where Debtor is entitled to receive notices under the Loan Papers, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records, and furnish to Secured Party, at such intervals as Secured Party may request, such documents, lists, descriptions, certificates, and other information as may be necessary

                                      7                              EXHIBIT D
        or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral.

                (c) PERFORM OBLIGATIONS. Fully perform all of Debtor's duties under and in connection with each transaction to which the Collateral, or any part thereof, relates, so that the amounts thereof shall actually become payable in their entirety to Secured Party.

                (d) NOTICES. (i) Promptly notify Secured Party of (A) any change in any fact or circumstances represented or warranted by Debtor with respect to any of the Collateral or Obligation, and (B) any claim, action, or proceeding affecting title to all or any of the Collateral or the Security Interest and, at the request of Secured Party, appear in and defend, at Debtor's expense, any such action or proceeding; and
        (ii) give Secured Party thirty (30) days written notice before any proposed (A) relocation of its principal place of business or chief executive office, (B) change of its name, identity, or corporate structure, (C) relocation of the place where its books and records concerning its accounts are kept, and (D) relocation of any Collateral (OTHER THAN delivery of inventory in the ordinary course of business to third party contractors for processing and sales of inventory in the ordinary course of business or as permitted by the Credit Agreement) to a location not described on the attached ANNEX A. Prior to making any of the changes contemplated in CLAUSE (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party, in its sole discretion, may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral.

                (e) COLLATERAL IN TRUST. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that is chattel paper, instruments, Collateral Notes, Pledged Securities, or documents at any time received by Debtor, and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any chattel paper, instruments, Collateral Notes, or documents so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

                (f) FURTHER ASSURANCES. At Debtor's expense and Secured Party's request, before or after a Default or Potential Default,
        (i) file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any Governmental Authority to Secured Party's Rights hereunder, including, without limitation, the Right to sell all the Collateral upon a Default or Potential Default without additional consent or approval from such Governmental Authority (and, because Debtor agrees that Secured Party's remedies at Law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced); (ii) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest; and
        (iii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests, including, without limitation, any filing fee required in connection with any procedure hereafter developed for the recordation or registration of Liens or security interests in FCC Licenses.

                                      8                              EXHIBIT D

                (g) FIXTURES. For any Collateral that is a fixture or an accession which has been attached to real estate or other goods prior to the perfection of the Security Interest, furnish Secured Party, upon demand, a disclaimer of interest in each such fixture or accession and a consent in writing to the Security Interest of Secured Party therein, signed by all Persons having any interest in such fixture or accession by virtue of any interest in the real estate or other goods to which such fixture or accession has been attached.

                (h) ESTOPPEL AND OTHER AGREEMENTS AND MATTERS. Either (unless waived by Secured Party in its sole judgment without requiring approval of any other Lender) (i) use commercially reasonable efforts to cause the landlord or lessor for each location where any of its inventory or equipment is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in such form as may be reasonably acceptable to Secured Party and its counsel, OR (ii) deliver to Secured Party a legal opinion or other evidence (in each case that is reasonably satisfactory to Secured Party and it counsel) that neither the applicable lease nor the Laws of the jurisdiction in which that location is situated provide for contractual, common law, or statutory landlord's Liens that is senior to or PARI PASSU with the Security Interest.

                (i) CERTIFICATES OF TITLE. Upon the request of Secured Party, if certificates of title are issued or outstanding with respect to any of the Vehicles or other Collateral, cause the Security Interest to be properly noted thereon.

                (j) IMPAIRMENT OF COLLATERAL. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner that is reasonably likely to adversely impair the value or usefulness of the Collateral, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon nor affix or install any accessories, equipment, or device on the Collateral or on any component thereof if such addition will impair the original intended function or use of the Collateral or such component.

                (k) MODIFICATIONS TO AGREEMENTS. Not modify or substitute, or permit the modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security or contract to which any of the Collateral which is accounts relates, nor extend or grant indulgences regarding any account which is Collateral, other than such modifications or indulgences as are reasonable and customary in the industry in which Debtor is engaged.

                (l) SECURITIES. Not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Shares; cause each Subsidiary not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by the Subsidiaries, EXCEPT to Debtor; pledge hereunder, immediately upon Debtor's acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the Subsidiaries or any other issuer of Securities issued to Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Shares, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

                (m) PARTNERSHIPS AND PARTNERSHIP INTERESTS. (i) Promptly perform, observe, and otherwise comply with each and every covenant, agreement, requirement, and condition set forth in the contracts and agreements creating or relating to any Partnership; (ii) do or cause to be done all things necessary or appropriate to keep the Partnerships in full force and effect and the Rights of Debtor and Secured Party thereunder unimpaired; (iii) not consent to any Partnership selling, leasing, or

                                      9                              EXHIBIT D
        disposing of substantially all of its assets in a single transaction or a series of transactions; (iv) notify Secured Party of the occurrence of any default under any contract or agreement creating or relating to the Partnerships; and not consent to the amendment, modification, surrender, impairment, forfeiture, cancellation, dissolution, or termination of any Partnership, or material agreement relating thereto; (v) not transfer, sell, or assign any of the Partnership Interests or any part thereof; (vi) cause each Partnership to refrain from granting any partnership interests in addition to or in substitution for the Partnership Interests granted by the Partnerships, EXCEPT to Debtor; (vii) pledge hereunder, immediately upon Debtor's acquisition (directly or indirectly) thereof, any and all additional Partnership Interests of any Partnership granted to Debtor; and
        (viii) take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Partnership Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

                (n)     DEPOSITORY BANK.  With respect to Deposit Accounts,
        (i) maintain the Deposit Accounts at the banks (a "DEPOSITORY BANK") described on ANNEX D or such additional depository banks as have complied with ITEM (iv) hereof; (ii) within thirty (30) days of the Closing Date, deliver to each depository bank a letter in the form of ANNEX E hereto with respect to Secured Party's rights in such Deposit Account and use its best efforts to obtain the execution of such letter by each depository bank; (iii) deliver to Secured Party all certificates or instruments, if any, now or hereafter representing or evidencing the Deposit Accounts, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party; and (iv) notify Secured Party prior to establishing any additional Deposit Accounts and, at the request of Secured Party, obtain from such depository bank an executed letter substantially in the form of ANNEX E and deliver the same to Secured Party.

        20. DEFAULT; REMEDIES. If a Default or a Potential Default exists, Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise any and all Rights available to a secured party under the UCC, in addition to any and all other Rights afforded by the Loan Papers, at Law, in equity, or otherwise, including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party,
(b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligation any cash held by Secured Party under this Security Agreement, including, without limitation, any cash in the Cash Collateral Account (defined in SECTION 8(g)). Notwithstanding the foregoing, Secured Party will not exercise any remedies against the assets of Debtor unless it has given at least ten days written notification to Debtor and to the FCC, to the extent such notice is required under 47 C.F.R. 22.937(f).

                (a) NOTICE. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; PROVIDED THAT, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

                (b)     SALES OF PLEDGED SECURITIES.

                                      10                              EXHIBIT D

                        (i) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of a Default or Potential Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this PARAGRAPH 7(b) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

                        (ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of Debtor of whatsoever kind, including any equity or right of redemption of Debtor. Debtor, to the extent permitted by applicable Law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

                        (iii) Debtor agrees that five days' written notice from Secured Party to Debtor of Secured Party's intention to make any such public or private sale or sale at a broker's board or on a securities exchange shall constitute "REASONABLE NOTIFICATION" within the meaning of SECTION 9-504(c) of the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured

                                      11                              EXHIBIT D

                Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

                        (iv) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                        (v) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable Law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers' receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding the Companies available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

                (c) APPLICATION OF PROCEEDS. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this PARAGRAPH 7 in the following order: FIRST, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); SECOND, toward repayment of amounts expended by Secured Party under PARAGRAPH 8; THIRD, toward payment of the balance of the Obligation in the order and manner specified in the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligation in full, Debtor shall remain liable for any deficiency.

        21.     OTHER RIGHTS OF SECURED PARTY.

                (a) PERFORMANCE. If Debtor fails to keep the Collateral in good repair, working order, and condition, as required in this Security Agreement, or fails to pay when due all Taxes on any of the Collateral in the manner required by the Loan Papers, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by this

                                      12                              EXHIBIT D

        Security Agreement, or otherwise fails to perform any of its obligations under the Loan Papers with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Papers. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and attorneys' fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, TOGETHER WITH such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.

                (b) COLLECTION. If a Default or Potential Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to securities, payments on Collateral Notes, insurance proceeds payable by reason of loss or damage to any of the Collateral, or Deposit Accounts) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Subject to PARAGRAPH 8(e) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. If a Default or Potential Default exists, Secured Party shall have the Right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If a Default or Potential Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone EXCEPT Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.

                (c) RECORD OWNERSHIP OF SECURITIES. If a Default or Potential Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as pledgee; and, as to any Pledged Securities so registered, Debtor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, powers of attorney, dividend coupons or orders, and other documents as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting Rights and powers which it is entitled to

                                      13                              EXHIBIT D
        exercise under this Security Agreement or to receive the dividends and other payments in respect of such Collateral that is Pledged Securities which it is authorized to receive and retain under this Security Agreement.

                (d) VOTING OF SECURITIES. As long as neither a Default nor Potential Default exists, Debtor is entitled to exercise all voting Rights pertaining to any Collateral that is Pledged Securities. If a Default or Potential Default exists and if Secured Party elects to exercise such Right, the Right to vote any Collateral that is Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless a Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

                (e) CERTAIN PROCEEDS. Notwithstanding any contrary provision herein, any and all stock dividends or distributions in property made on or in respect of any Pledged Securities, and any proceeds of any Pledged Securities, whether such dividends, distributions, or proceeds result from a subdivision, combination, or reclassification of the outstanding capital stock of any issuer thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any issuer may be a party, or otherwise, shall be part of the Collateral hereunder, shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party's instructions) to be held subject to the terms of this Security Agreement. Any cash proceeds of Collateral which come into the possession of Secured Party (including, without limitation, insurance proceeds) may, at Secured Party's option, be applied in whole or in part to the Obligation (to the extent then due), be released in whole or in part to or on the written instructions of Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral. Any cash Collateral in the possession of Secured Party may be invested by Secured Party in certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody's and S&P of P-1 and A-1+, respectively, or in securities issued or guaranteed by the United States of America or any agency thereof. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral. The provisions of this subparagraph are applicable whether or not a Default or Potential Default exists.

                (f) USE AND OPERATION OF COLLATERAL. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, TOGETHER WITH such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligation. However, the risk of accidental loss or damage to, or diminution in

                                      14                              EXHIBIT D
        value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not a Default exists.

                (g) CASH COLLATERAL ACCOUNT. If a Default exists, Secured Party shall have, and Debtor hereby grants to Secured Party, the Right and authority to transfer all funds on deposit in the Deposit Accounts to a CASH COLLATERAL ACCOUNT (herein so called) maintained with a depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by Debtor from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the Security Interest and Liens in favor of Secured Party herein created, and Debtor hereby grants a security interest to Secured Party on behalf of Lenders in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Debtor for deposit therein. Furthermore, if a Default exists, Secured Party shall have the Right, at any time in its discretion without notice to Debtor, (i) to transfer to or to register in the name of Secured Party or any Lender or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the Right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations and (ii) to take and apply against the Obligation any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.

                (h) POWER OF ATTORNEY. Debtor hereby irrevocably constitutes and appoints Secured Party as Debtor's attorney-in-fact, with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor, Secured Party, Lenders, or otherwise, from time to time in Secured Party's discretion, for the sole purpose of carrying out the terms of this Security Agreement and, to the extent permitted by applicable Law, to take any action and to execute any document and instrument which Secured Party may deem necessary or advisable to accomplish the following when a Default exists:

                        (i) to transfer any and all funds on deposit in the Deposit Accounts to the Cash Collateral Account as set forth in herein;

                        (ii) to receive, endorse, and collect any drafts or other instruments or documents in connection with CLAUSE (b) above and this CLAUSE (g);

                        (iii) to use the Patents and Trademarks or to grant or issue any exclusive or non-exclusive license under the Patents and Trademarks to anyone else, and to perform any act necessary for the Secured Party to assign, pledge, convey, or otherwise transfer title in or dispose of the Patents and Trademarks to any other Person; and

                        (iv) to execute on behalf of Debtor any continuation statement with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all Rights included in the Collateral.

                (i) PURCHASE MONEY COLLATERAL. To the extent that Secured Party or any Lender has advanced or will advance funds to or for the account of Debtor to enable Debtor to purchase or

                                      15                              EXHIBIT D
        otherwise acquire Rights in Collateral, Secured Party or such Lender, at its option, may pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such Rights, or (ii) to Debtor, in which case Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

                (j) SUBROGATION. If any of the Obligation is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

                (k) INDEMNIFICATION. Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any Taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party and each Lender harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of Debtor or of third parties, or such damage be to property of Debtor or of others. Debtor agrees to indemnify, save, and hold Secured Party and each Lender harmless from and against, and covenants to defend Secured Party and each Lender against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, "CLAIMS"), including, without limitation, court costs and attorneys' fees, AND ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF SECURED PARTY OR ANY LENDER, OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; PROVIDED, HOWEVER, that the indemnity set forth in this PARAGRAPH 8(K) will not apply to Claims caused by the gross negligence or willful misconduct of Secured Party or any Lender.

        22.     ACKNOWLEDGMENT OF REGULATORY CONSIDERATIONS

                (a) NO PROHIBITED TRANSFERS. It is hereby acknowledged that assignment or transfer of control of the FCC Licenses without the prior approval of the FCC may constitute a prohibited transfer in violation of FCC rules and regulations. Secured Party agrees that exercise of its Rights hereunder, including transfer of FCC Licenses upon the occurrence of a Default or Potential Default, shall be effected only after the obtaining of any necessary approvals for such exercise.

                (b) ACTIONS BY DEBTOR. If counsel to Secured Party reasonably determines that the consent of the FCC is required in connection with any of the actions which may be taken by Secured Party on behalf of Lenders in the exercise of their Rights hereunder or under the Loan Papers, then Debtor, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with Secured Party and Lenders in any action commenced by Secured Party to secure such consent and in such case Debtor shall retain control of its respective FCC Licenses until the FCC shall have granted its consent to the transfer of the FCC Licenses and related permits. Upon the occurrence and during the continuation of a Default or Potential Default, Debtor shall promptly execute or cause the execution of all applications, certificates, instruments, and other documents and papers that the Secured Party may be required to file in order to obtain any necessary governmental consent, approval, or authorization, and if Debtor fails or refuses to execute such documents, then, on the order of any court of competent jurisdiction, the Clerk of the Court with jurisdiction may

                                      16                              EXHIBIT D
        execute such documents on behalf of Debtor. In addition, Debtor shall execute such applications and other documents and will take such other action as may be required in order for Secured Party to obtain from the FCC consent to operate the System, through a receiver or otherwise, during the time the Secured Party seeks to obtain a purchaser for the System and to submit any sale of the Systems to the FCC for approval. Debtor recognizes that FCC Licenses, franchises, and other similar agreements or authorizations are unique assets which (or the control of which) may have to be transferred in order for Lenders adequately to realize the value of their Security Interests. Debtor further recognizes that a violation of this covenant would result in irreparable harm to Lenders for which monetary damages are not readily ascertainable and which might not fully compensate such Lenders. Therefore, in addition to any other remedy which may be available to Lenders, at Law or in equity, Secured Party on behalf of Lenders shall have the remedy of specific performance of the provisions of this subsection.

                (c) FCC APPROVAL. Notwithstanding anything to the contrary contained in this Security Agreement, Secured Party will not take any action pursuant to this Security Agreement or any of the documents executed pursuant hereto which would constitute an assignment of an FCC License or any transfer of control of an FCC License if such assignment of license or transfer of control would require under then-existing Law (including the written rules and regulations promulgated by the FCC or such other regulatory authority with jurisdiction) the prior approval of the FCC or such other regulatory authority with jurisdiction, without first obtaining such approval. Debtor agrees to take, or cause to be taken, any action which Secured Party may reasonably request in order to obtain and enjoy the full Rights and benefits granted to Secured Party by this Security Agreement and any other instruments or agreements executed pursuant hereto, including, without limitation, at Debtor's cost and expense, the exercise of its best efforts to cooperate in obtaining FCC approval of any action or transaction contemplated by this Security Agreement or any other instrument or agreement executed pursuant hereto which is then required by Law.

                (d) SUBSEQUENT ACTIONS BY DEBTOR. Debtor agrees that if, for any reason, the FCC or any such other regulatory authority with jurisdiction does not approve within a reasonable period of time the initial application for approval of the transfer of the FCC Licenses, then PARAGRAPHS 9(b) and (c) above hereof shall be applicable to any subsequent application for transfer of the FCC Licenses pursuant to action taken by Secured Party in the exercise of its Rights hereunder or under the Loan Papers. With respect to each subsequent proposed purchaser(s), Debtor agrees to execute all such applications and other documents and take all such other action as may be reasonably requested by Secured Party at any time and from time to time in order to obtain the approval by the FCC or any other regulatory authorities. Exercise by Secured Party of the Right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

        23.     MISCELLANEOUS.

                (a) CONTINUING SECURITY INTEREST. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Lenders to advance Borrowings under the Credit Agreement, the payment in full of the Obligation, and the expiration of all Financial Hedges;
        (ii) be binding upon Debtor, its successors, and assigns; and (iii) inure to the benefit of and be enforceable by the Secured Party, Lenders, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing CLAUSE (iii), the Secured Party and Lenders may assign or otherwise transfer any of their respective Rights under this agreement to any other Person in accordance with the terms and provisions of SECTION 13.13 of the Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the Rights and benefits in respect thereof granted herein or

                                      17                              EXHIBIT D
        otherwise to the Secured Party or Lenders, as the case may be. Upon payment in full of the Obligation, the termination of the commitment of Lenders to extend credit, and the expiration of all Financial Hedges, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                (b) REFERENCE TO MISCELLANEOUS PROVISIONS. This Security Agreement is one of the "LOAN PAPERS" referred to in the Credit Agreement, and all provisions relating to Loan Papers set forth in SECTIONS 13 of the Credit Agreement, other than the provisions set forth in SECTIONS 13.7, are incorporated herein by reference, the same as if set forth herein verbatim.

                (c) TERM. Upon full and final payment and performance of the Obligation, this agreement shall thereafter terminate upon receipt by Secured Party of Debtor's written notice of such termination; PROVIDED THAT no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligation is received by such Obligor.

                (d) ACTIONS NOT RELEASES. The Security Interest and Debtor's obligations and Secured Party's Rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligation;
        (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Papers without the notification or consent of Debtor, EXCEPT as required therein (the Right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligation; (vii) any failure of Secured Party or any Lender to notify Debtor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by Secured Party or any Lender against Debtor or any new agreement between or among Secured Party or one or more Lenders and Debtor, IT BEING UNDERSTOOD THAT neither Secured Party nor any Lender shall be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligation against any party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligation, or any part thereof, is ULTRA VIRES, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Lender is required to refund such payment or pay the amount thereof to someone else.

                                      18                              EXHIBIT D

                (e) WAIVERS. EXCEPT to the extent expressly otherwise provided herein or in other Loan Papers and to the fullest extent permitted by applicable Law, Debtor waives (i) any Right to require Secured Party or any Lender to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party or any Lender may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and
        (iii) all Rights of marshaling in respect of any and all of the Collateral.

                (f) FINANCING STATEMENT. Secured Party shall be entitled at any time to file this agreement or a carbon, photographic, or other reproduction of this agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this agreement.

                (g) AMENDMENTS. This instrument may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

                (h) MULTIPLE COUNTERPARTS. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                (i) PARTIES BOUND; ASSIGNMENT. This Security Agreement shall be binding on Debtor and Debtor's heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party's successors and assigns.

                        (i) Secured Party is the agent for each Lender under the Credit Agreement, the Security Interest and all Rights granted to Secured Party hereunder or in connection herewith are for the ratable benefit of each Lender, and Secured Party may, without the joinder of any Lender, exercise any and all Rights in favor of Secured Party or Lenders hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The Rights of each Lender VIS-A-VIS Secured Party and each other Lender may be subject to one or more separate agreements between or among such parties, but Debtor need not inquire about any such agreement or be subject to any terms thereof unless Debtor specifically joins therein; and consequently, neither Debtor nor Debtor's heirs, personal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.

                        (ii) Debtor may not, without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.

                (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AS TO ITS VALIDITY, INTERPRETATION, AND EFFECT IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT IF THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE

                                      19                              EXHIBIT D

        STATE OF TEXAS. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL TERMS USED HEREIN WHICH ARE DEFINED IN THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE STATE OF TEXAS SHALL HAVE THE MEANINGS THEREIN STATED.


                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                           SIGNATURE PAGE TO FOLLOW.











                                      20                              EXHIBIT D

        EXECUTED as of the date first stated in this Pledge, Assignment, and Security Agreement.

                                 ,      ATTEST:                          (Seal)
as Debtor


By:
        Name:                                   Secretary/Assistant Secretary
        Title:                                  of Debtor



                                                        Printed Name

                                                        WITNESSED:


                                                        Name:




                                                        Name:



                                   [ACKNOWLEDGMENT]

          [TO BE USED IN SYGNET COMMUNICATIONS, INC. PLEDGE AGREEMENT ONLY]



                     PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT
                                    SIGNATURE PAGE

        EXECUTED as of the date first stated in this Pledge, Assignment, and Security Agreement.

NATIONSBANK, N.A.,                              WITNESSED:
as Secured Party


By:
        Name:                                   Name:
        Title:

                                                Name:


                                 ACKNOWLEDGMENT

       [TO BE USED IN SYGNET COMMUNICATIONS, INC. PLEDGE AGREEMENT ONLY]

STATE OF TEXAS          )
                        )
COUNTY OF DALLAS        )

        This instrument was acknowledged before me on                     ,
1998, by                            ,                                    of
NATIONSBANK, N.A., a national banking association, on behalf of said banking association, as Secured Party and as Administrative Agent for the Lenders party to the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time) among Borrower, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and lenders party thereto.



                                       ---------------------------------------
(SEAL)                                 Printed Name:
                                                    --------------------------
                                       My Commission Expires:
                                                             -----------------


                     PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT
                                    SIGNATURE PAGE

                         ANNEX A TO SECURITY AGREEMENT

                          (TO BE PROVIDED BY BORROWER)


A.      DEBTOR'S TRADENAMES

B.      LOCATION OF BOOKS AND RECORDS

C.      LOCATION OF COLLATERAL

D.      LOCATION OF REAL PROPERTY

E.      JURISDICTION(S) FOR FILING FINANCING STATEMENTS









                                      23                              EXHIBIT D

                         ANNEX B TO SECURITY AGREEMENT

                          (TO BE PROVIDED BY BORROWER)

A.      PLEDGED SHARES

B.      INTER-COMPANY AND CELLULAR PARTNERSHIP PROMISSORY NOTES

C.      PARTNERSHIP INTERESTS

D.      TRADEMARKS

E.      PATENTS










                                      24                              EXHIBIT D

                         ANNEX C TO SECURITY AGREEMENT

    DEFAULTS OR POTENTIAL DEFAULTS UNDER ANY COLLATERAL NOTE OR DOCUMENTS
                    EVIDENCING THE COLLATERAL NOTE SECURITY

                         (TO BE PROVIDED BY BORROWER)














                                      25                              EXHIBIT D

                        ANNEX D TO SECURITY AGREEMENT

                          MATERIAL DEPOSIT ACCOUNTS

                         (TO BE PROVIDED BY BORROWER)

        NAME OF BANK               ADDRESS               ACCOUNT NUMBER
        ------------               -------               --------------








                                      26                              EXHIBIT D

                         ANNEX E TO SECURITY AGREEMENT

                     FORM OF LETTER FROM DEPOSITORY BANKS

TO: NationsBank, N.A., in its capacity as Administrative Agent for Certain Lenders and as Secured Party under that certain Pledge, Assignment, and
        Security Agreement dated as of December     , 1998
        901 Main Street, 64th Floor
        Dallas, Texas 75202
        Attn:   Debra S. Wood

        RE: DEPOSIT ACCOUNTS (THE "ACCOUNTS") MAINTAINED WITH _________ (THE "DEPOSIT BANK"), INCLUDING WITHOUT LIMITATION THE DEPOSIT ACCOUNTS LISTED ON ADDENDUM 1

        This will confirm that                      (the "COMPANY") and the
undersigned Deposit Bank have agreed as follows with respect to the Accounts:

        1. The Company and the Deposit Bank acknowledge and confirm that all funds now or at any time hereafter deposited to the Accounts and all of the Company's rights regarding such Accounts constitute part of the "COLLATERAL" granted to Administrative Agent by the Company to secure the Company's obligations under the Credit Agreement and/or related Loan Papers and that Administrative Agent holds a security interest and collateral assignment therein.

        2. The Deposit Bank (excluding any Deposit Bank which is a Lender under the Credit Agreement) will not exercise, and hereby releases, any banker's lien upon, and any right of setoff against, the Accounts or any funds at any time deposited to the Accounts EXCEPT with respect to the Deposit Bank's normal fees and charges for operating the Accounts.

        3. The Deposit Bank will take the following actions upon written demand by Administrative Agent:

                A. The Deposit Bank will (and in the event of such demand the Company hereby irrevocably authorizes and instructs the Deposit Bank
        to) cease honoring all drafts, demands, withdrawal requests, or remittance instructions by the Company, whether made before or after the demand.

                B. The Deposit Bank will hold solely for account of Administrative Agent all funds which may be on deposit in the Accounts at the time of the demand and all funds thereafter deposited to the Accounts, and, upon instructions from Administrative Agent, the Deposit Bank will remit all such funds (subject to PARAGRAPH 2 above) to Administrative Agent in such manner as Administrative Agent may from time to time instruct the Deposit Bank in writing.

        After such a demand is made, Administrative Agent shall have sole control over the Accounts and the sole right to exercise and enforce all rights and remedies with respect thereto. The demand shall be effective when it is received by the Deposit Bank in writing at the address and to the attention of the person set forth below (or at such other address or to the attention of such other person as the Deposit Bank may specify by written notice received by Administrative Agent and the Company) and when the Deposit Bank has had a reasonable time, based on the same standards as those applicable to payment and stop payment instructions generally, to act thereon.

                                      27                              EXHIBIT D

        4. Upon request of Administrative Agent, Deposit Bank will send to Administrative Agent, at its above address, a copy of each periodic statement for the Account, as and when the statement is sent to the Company.

        5. This letter agreement is binding upon the Deposit Bank and the Company and their successors and assigns and is enforceable by Administrative Agent and its successors and assigns. It supersedes all prior agreements relating to the Deposit Bank, and it may not be modified or terminated EXCEPT upon Administrative Agent's written consent. The Deposit Bank and the Company waive notice of acceptance hereof and of any action taken or omitted in reliance hereon.

DATED AS OF:                              , 19           .

                                                [COMPANY]

                                                By:
                                                        Name:
                                                        Title:


                                                [DEPOSIT BANK]

                                                By:
                                                        Name:
                                                        Title:


                                                [Address]



                                                Attention:
                                                Telex:
                                                Telecopier:


                                                NATIONSBANK, N.A.,
                                                as Administrative Agent

                                                By:

                                                        Name:
                                                        Title:

                                      28                              EXHIBIT D

                                   ADDENDUM 1

                                DEPOSIT ACCOUNTS
















                                      29                              EXHIBIT D

                         ANNEX F TO SECURITY AGREEMENT

                               PLEDGE INSTRUCTION

PARTNERSHIP:

INTEREST OWNER:

        BY THIS PLEDGE INSTRUCTION, dated as of ___________ , 1998,
                         ("INTEREST OWNER"), hereby instructs
(the "PARTNERSHIP") to register a pledge in favor of NationsBank, N.A. ("PLEDGEE"), in its capacity as Administrative Agent for certain Lenders and as Secured Party under that certain Pledge, Assignment, and Security Agreement
dated as of December   , 1998 (the "SECURITY AGREEMENT), against, and a security
interest in favor of Pledgee in, all of the Interest Owner's Rights in connection with any partnership interest in the Partnership now and hereafter owned by the Interest Owner ("PARTNERSHIP INTEREST").

                A. PLEDGE INSTRUCTIONS. The Partnership is hereby instructed by the Interest Owner to register all of the Interest Owner's Right, title, and interest in and to all of the Interest Owner's Partnership Interest as subject to a pledge and security interest in favor of Pledgee who, upon such registration of pledge, shall become the registered pledgee of the Partnership Interest with all Rights incident thereto.

                B. INITIAL TRANSACTION STATEMENT. The Partnership is further instructed by the Interest Owner to promptly inform Pledgee of the registration of the pledge by sending the initial transaction statement, in the form attached hereto as ANNEX A, to Pledgee at its office located at
                               , with a copy to Interest Owner.

                C. PARTNERSHIP DISTRIBUTIONS, ACCOUNTS, AND CORRESPONDENCE. The Partnership is further instructed by the Interest Owner to promptly (i) cause the Partnership to pay and remit to the Pledgee all proceeds, distributions, and other amounts payable to the Interest Owner upon demand or otherwise, including, without limitation, upon the termination, liquidation, and dissolution of the Partnership, (ii) cause the Partnership to hold all funds in deposit accounts for the benefit of Pledgee, and (iii) cause the Partnership to provide to the Pledgee all future correspondence, accountings of distributions, and tax returns of the Partnership.

                D. WARRANTIES OF THE INTEREST OWNER. The Interest Owner hereby warrants that (i) the Interest Owner is an appropriate person to originate this instruction; (ii) the Interest Owner is entitled to effect the instruction here given; and (iii) the Interest Owner's taxpayer
identification number is                                     .

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                           SIGNATURE PAGE TO FOLLOW.

             EXECUTED as of the date first stated in this Pledge Instruction.


                                       ---------------------------------------

                                       By:
                                           Name:
                                           Title:



                                      30                              EXHIBIT D

                         CONSENT OF THE GENERAL PARTNER

                The undersigned,                                     , in its
capacity as general partner of the Partnership (in such capacity, the "GENERAL PARTNER") hereby acknowledges and consents to, and agrees to cause to be registered on the books and records of the Partnership, the Pledge of Partnership Interests, and further agrees that upon receipt of written notice from the Pledgee, the General Partner shall (i) cause the Partnership to pay and remit to the Pledgee all distributions and other amounts payable to the Interest Owner upon demand or otherwise, including, without limitation, upon the termination, liquidation, and dissolution of the Partnership, (ii) cause the Partnership to hold all funds in deposit accounts for the benefit of Pledgee, and (iii) cause the Partnership to provide to the Pledgee all future correspondence, accountings of distributions, and tax returns of the Partnership.

                                                                  ,
                                       as General Partner


                                       By:
                                           Name:
                                           Title:







                              PLEDGE INSTRUCTION
                                SIGNATURE PAGE

                        EXHIBIT A TO PLEDGE INSTRUCTION

                     FORM OF INITIAL TRANSACTION STATEMENT

        THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.



NAME OF PLEDGOR:
ADDRESS OF PLEDGOR:
Tax ID or Social Security Number:

NationsBank, N.A.
[ADDRESS]
[Tax ID Number:                                                 ]

        On December        , 1998, the undersigned,                         ,
in its capacity as managing general partner of                            (in
such capacity, the "MANAGING GENERAL PARTNER") caused the pledge of      (   %)
of the outstanding partnership interests in                      ("PARTNERSHIP
INTEREST") by                         (the "PLEDGOR"), in favor of NationsBank,
N.A. (the "PLEDGEE") to be registered on the books and records of the Partnership. EXCEPT for the pledge in favor of the Pledgee, to the knowledge of the undersigned (including, without limitation, any information which may appear on the undersigned's books and records) there are no liens, restrictions, or adverse claims to which the Partnership Interest is, or may be, subject as of the date hereof.






                                       By:
                                          Name:
                                          Title:








                              PLEDGE INSTRUCTION
                                SIGNATURE PAGE

                                     EXHIBIT E-1

                            FORM OF COMPLIANCE CERTIFICATE

                      FOR           ENDED                      ,

                               DATE:                   ,

ADMINISTRATIVE AGENT:        NationsBank, N.A.

BORROWER:                    DOBSON/SYGNET OPERATING COMPANY
                             (including its successor by merger,
                             SYGNET WIRELESS, INC.)


        This certificate is delivered under the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

        I certify to Lenders that:

        (a) I am a Responsible Officer of the Companies in the position(s) set forth under my signature below;

        (b) the Financial Statements of the Companies attached to this certificate were prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition and results of operations of those companies as of, and for the (three, six, or nine months, or fiscal
year) ended on,                         ,           (the "SUBJECT PERIOD")
[(subject only to normal year-end audit adjustments)];

        (c) a review of the activities of the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Companies have kept, observed, performed, and fulfilled all of their respective obligations under the Loan Papers, and during the Subject Period, to my knowledge (i) the Companies kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (EXCEPT for the deviations, if any, set forth on ANNEX A to this certificate) in all material respects, and (ii) no Default (nor any Potential Default) has occurred which has not been cured or waived (EXCEPT the Defaults or Potential Defaults, if any, described on ANNEX A to this Certificate);

        (d) to my knowledge, the status of compliance by the Companies with SECTIONS 9.12, 9.20, 9.21, 9.23, and 9.30(a), (b), (c), (d), (e), and (f) of the
Credit Agreement at the end of the Subject Period is as set forth on ANNEX B to this certificate; and


                                                                    EXHIBIT E-1

        (e) except for the deviations described on ANNEX A, all Net Cash Proceeds from the disposition of assets required to be reinvested in property or assets of the Companies during the Subject Period have been reinvested, and no mandatory prepayment is required to be paid by Borrower to Lenders pursuant to
SECTION 2.7(b)(ii) of the Credit Agreement.


                                       By:
                                           Name:
                                           Title:



                                       2                            EXHIBIT E-1

                                     EXHIBIT E-2

                 FORM OF PERMITTED ACQUISITION COMPLIANCE CERTIFICATE

                              DATE:                ,

ADMINISTRATIVE AGENT:                  NationsBank, N.A.

BORROWER:                              Dobson/Sygnet Operating Company,
                                       (including its successor by merger,
                                       Sygnet Wireless, Inc.)

-------------------------------------------------------------------------------

     This Permitted Acquisition Compliance Certificate (the "CERTIFICATE") is delivered under the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

1.   NOTIFICATION OF PROPOSED ACQUISITION.

     Borrower hereby notifies Administrative Agent that
                                [BORROWER OR ANY SUBSIDIARY OF BORROWER] intends
to acquire the [stock/assets] of
(the "SUBJECT ACQUISITION"), on                     , 19      (the "ACQUISITION
DATE"). In connection with the Subject Acquisition and in satisfaction of certain conditions precedent to the qualification of the Subject Acquisition as a "PERMITTED ACQUISITION" under the Loan Papers, the following is attached hereto:

     ANNEX A: which sets forth calculations demonstrating pro forma compliance with the covenants in SECTIONS 9.12, 9.20, 9.21, 9.23, and 9.30 of the Credit Agreement, after giving effect to the Subject Acquisition;

     ANNEX B: which sets forth pro forma income and balance sheet projections for the Companies, after giving effect to the Subject Acquisition;

     ANNEX C: which sets forth ten year cash flow projections for the Subject Acquisition; and

     ANNEX D:   which is a true and correct copy of the Purchase Agreement.

2.   CERTIFICATIONS.

     On and as of the date of this Certificate, Borrower certifies to Administrative Agent and Lenders that the following statements are true and correct on the date hereof and will be true and correct on the closing date of the Subject Acquisition:

     (a) All of the representations and warranties in the Credit Agreement are true and correct;

     (b) No Default or Potential Default exists nor will occur as a result of, and after giving effect to, the Subject Acquisition;


                                                                    EXHIBIT E-2

     (c) The company(ies) being acquired is (are) engaged in, or the assets being acquired are used in, the domestic cellular business;

     (d) To the extent the Subject Acquisition is structured as a merger, Borrower (or if such merger is with another Company, such Company) is the survivor;

     (e) To the extent that the Subject Acquisition is structured as a stock acquisition, the acquiring Company will own not less than 75% of the entity being acquired after giving effect to the Subject Acquisition; and

     (f) Attached hereto as ANNEX D is a true and correct copy of the Purchase Agreement and all amendments, exhibits, and schedules thereto.

     (g) The purchase price for the Subject Acquisition, when aggregated with the purchase prices of all other Acquisitions consummated during the calendar year, does not exceed $15,000,000.

3.   ACKNOWLEDGMENTS AND CONFIRMATION.

     Borrower acknowledges that this Certificate and the attached documents are being delivered in partial satisfaction of the requirements for a "PERMITTED ACQUISITION," and further confirms its understanding that the Subject Acquisition will not be a "PERMITTED ACQUISITION" until satisfaction of each of the criteria specified in the definition of "PERMITTED ACQUISITION" in SECTION
1.1 of the Credit Agreement, including, without limitation, satisfaction of the conditions precedent set forth in SECTION 7.2 and on SCHEDULE 7.2.

4.   FURTHER ASSURANCES.

     Borrower shall timely deliver to Administrative Agent, upon reasonable request by Administrative Agent, any documents, certificates, or information relating to the Subject Acquisition (including, without limitation, all information necessary to enable Administrative Agent to complete any due diligence related to the Company(ies) or the assets being acquired), which documents or certificates shall be in form and substance acceptable to Administrative Agent.


                                       DOBSON/SYGNET OPERATING COMPANY
                                       (including its successor by merger,
                                       Sygnet Wireless, Inc.)


                                       By:
                                           Name:
                                           Title:


                                       2                            EXHIBIT E-2

                                     EXHIBIT E-3

                          FORM OF PERMITTED ACQUISITION LOAN
                                 CLOSING CERTIFICATE
                                (___________, 19__)

     This certificate is delivered pursuant to SECTION 7.2 of the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

1.   SUBJECT ACQUISITION.  This certificate relates to the Acquisition by
                          [BORROWER OR ANY SUBSIDIARY OF BORROWER] of the
[stock/assets] of                                               (the "SUBJECT
ACQUISITION"), on                     , 19      (the "ACQUISITION DATE").

2. CERTIFICATION REGARDING SUBJECT ACQUISITION. In connection with Subject Acquisition, Borrower hereby represents and warrants the following:

     - All of the representations and warranties in the Credit Agreement are true and correct immediately prior to and after giving effect to the Subject Acquisition (EXCEPT to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers and, if applicable, supplemental Schedules have been delivered with respect thereto and, when necessary, approved by Required Lenders);

     - Immediately prior to and after giving effect to the Subject Acquisition, no Default or Potential Default exists;

     - Not less than 30 days prior to the Acquisition Date, Borrower delivered to Administrative Agent a Permitted Acquisition Compliance Certificate with respect to the Subject Acquisition, TOGETHER WITH all financial projections, reports, and certifications required thereby, which certifications and representations continue to be true and correct on the Acquisition Date and which projections continue to be accurate and complete on and as of the Acquisition Date;

     - The Subject Acquisition meets all of the requirements to qualify as a "PERMITTED ACQUISITION" under the Credit Agreement, including, without limitation, the following conditions: (i) the purchase price for the Subject Acquisition (when aggregated with the purchase price of each other Acquisition consummated in the same calendar year as the Subject Acquisition) is less than or equal to $15,000,000; (ii) as of the Acquisition Date, the Subject Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired; (iii) each condition precedent to a Permitted Acquisition set forth in SECTION 7.2 and
          SCHEDULE 7.2 of the Credit Agreement has been satisfied; (iv) after giving effect to the Subject Acquisition, the acquiring party is Solvent and the Companies, on a consolidated basis, are Solvent; (v) if the Subject Acquisition is structured as a merger, Borrower (or if such merger is with any Company other than


                                                                    EXHIBIT E-3

          Borrower, then such Company) is the surviving entity after giving effect to such merger; and (vi) if the Subject Acquisition is structured as a stock/equity acquisition, the acquiring Company owns not less than a 75% interest in the entity being acquired

     - All acquisition documents related to the Subject Acquisition (the "ACQUISITION DOCUMENTS") have been duly and validly executed and delivered by each of the parties thereto and constitute the legal, valid, and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms (EXCEPT as may be limited by applicable Debtor Relief Laws);

     - All representations and warranties made by Borrower in the Permitted Acquisition Compliance Certificate and related Notice of Borrowing (if any) delivered with respect to the Subject Acquisition, and by any Company or other Person in the Acquisition Documents, are true and correct in all material respects on and as of the date made or deemed made, as of the Acquisition Date, and as of the date(s) of funding of the Borrowing (if any) and the delivery of this certificate; and the Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements, or understandings, written or oral, relating to the matters covered thereby; and

     - The Subject Acquisition has been consummated contemporaneously with the making of the related Borrowing (if any) and the delivery of this certificate, and in compliance, in all material respects, with all conditions and requirements contained in the Acquisition Documents; no breach of any material term or condition contained in such Acquisition Documents has occurred; after giving effect to the Subject Acquisition, Borrower or its Subsidiary, as applicable, has acquired and become the owner(s) of all of the property or assets to be acquired thereby free and clear of any Liens, EXCEPT Permitted Liens; in connection with the Subject Acquisition, no Company has assumed any liabilities other than those reflected or reserved against in the applicable pro forma financial statements delivered to Administrative Agent, or contingent liabilities under the Acquisition Documents which are not required to be reflected or reserved against in accordance with GAAP.

                        REMAINDER OF PAGE INTENTIONALLY BLANK.
                              SIGNATURE PAGE TO FOLLOW.


                                       2                            EXHIBIT E-3

     EXECUTED on the date first written on this Permitted Acquisition Loan Closing Certificate.

                                       DOBSON/SYGNET OPERATING COMPANY
                                       (including its successor by merger,
                                       Sygnet Wireless, Inc.)


                                       By:
                                           Name:
                                           Title:













                                       3                            EXHIBIT E-3

                                      EXHIBIT F

                     FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

     Reference is made to the Credit Agreement dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT") among Dobson/Sygnet Operating Company, (including its successor by merger, Sygnet Wireless, Inc.) ("BORROWER"), NationsBank, N.A., as Administrative Agent for Lenders ("ADMINISTRATIVE AGENT"), Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     "ASSIGNOR" and "ASSIGNEE" referred to on SCHEDULE 1 agree as follows:

     1. Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty EXCEPT as expressly set forth herein, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's Rights and obligations under the Credit Agreement and the related Loan Papers as of the date hereof equal to the percentage interest specified on
SCHEDULE 1. After giving effect to such sale and assignment, Assignor's and Assignee's Committed Sums and the amount of the Borrowings under the Credit Agreement owing to each of them will be as set forth on SCHEDULE 1.

     2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Papers or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to any Loan Paper or the performance or observance by any such party of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto; and
(d) attaches the Notes held by Assignor and requests that Administrative Agent exchange such Notes for new Notes. Such new Notes shall be prepared in accordance with the provisions of SECTION 3.1(a) or SECTION 3.1(b) of the Credit Agreement, as applicable, and will reflect the respective Committed Sums (for each Facility, as appropriate) of Assignee and Assignor after giving effect to this Assignment and Acceptance Agreement.

     3. Assignee (a) confirms that it has received a copy of the Credit Agreement, TOGETHER WITH copies of the current Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (b) agrees that it will, independently and without reliance upon Administrative Agent, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(c) confirms that it is an Eligible Assignee; (d) appoints and authorizes Administrative Agent to take such action as ADMINISTRATIVE AGENT on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, TOGETHER WITH such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) attaches any U.S. Internal Revenue Service or other forms required under
SECTION 4.6(d) of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance Agreement by Assignor, Assignee, and Borrower (to the extent required hereunder), it will be delivered to Administrative Agent for


                                                                      Exhibit F
acceptance and recording by Administrative Agent. The effective date for this Assignment and Acceptance Agreement (the "EFFECTIVE DATE") shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on SCHEDULE 1.

     5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the Rights and obligations of a Lender thereunder, and (b) Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its Rights and be released from its obligations under the Agreement.

     6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement, the Notes, and loan accounts in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees and other fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Papers for periods prior to the Effective Date directly between themselves.

     7. Unless Assignee is a Lender or an Affiliate of a Lender or unless a Default or Potential Default then exists, this Assignment and Acceptance Agreement is conditioned upon the consent of Borrower and Administrative Agent pursuant to the definition of "ELIGIBLE ASSIGNEE" in the Credit Agreement. The execution and delivery of this Assignment and Acceptance Agreement by Borrower and Administrative Agent is evidence of this consent.

     8. As contemplated by SECTION 13.13(b)(v) of the Credit Agreement, Assignor or Assignee (as determined between Assignor and Assignee) agrees to pay to Administrative Agent for its account on the Effective Date in federal funds a processing fee of $3,500.

     9. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     10. This Assignment and Acceptance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance Agreement.

     IN WITNESS WHEREOF, Assignor and Assignee have caused SCHEDULE 1 to this Assignment and Acceptance Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.


                                       2                             EXHIBIT F

3.   EFFECTIVE DATE (if other than date of acceptance by
     Administrative Agent):                               *___________ ___, ____

                                       [NAME OF ASSIGNOR], as ASSIGNOR
                                       By:
                                           Name:
                                           Title:

                                       Date:
                                       Address for Notice:


                                       Attn:
                                       Telephone:
                                       Telecopier:

                                       [NAME OF ASSIGNOR], as ASSIGNOR
                                       By:
                                           Name:
                                           Title:

                                       Date:
                                       Address for Notice:


                                       Attn:
                                       Telephone:
                                       Telecopier:

If SECTION 13.13(b) and CLAUSE (c) of the definition of "ELIGIBLE ASSIGNEE" of the Credit Agreement so require, Borrower and Administrative Agent consent to this Assignment and Acceptance Agreement.

                                       DOBSON/SYGNET OPERATING COMPANY
                                       (including its successor by merger,
                                       Sygnet Wireless, Inc.),
                                       as BORROWER
                                       By:
                                           Name:
                                           Title:

                                       Date:


                                       NATIONSBANK, N.A.,
                                       as ADMINISTRATIVE AGENT
                                       By:
                                           Name:
                                           Title:


                                           Dated:

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance Agreement to Administrative Agent.


                                       5                             EXHIBIT F

                         ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                     SIGNATURE PAGE

                                     EXHIBIT G-1

                        FORM OF OPINION OF COUNSEL OF BORROWER
                                   (DOBSON/SYGNET)

                                 [Firm Letterhead]

                                 December ___, 1998

NationsBank, N.A., as Administrative Agent
Lehman Commercial Paper Inc., as Co-Syndication Agent
PNC Bank, National Association, as Co-Syndication Agent
Toronto Dominion (Texas), Inc., as Co-Documentation Agent
First Union National Bank, as Co-Documentation Agent
Each Lender named in SCHEDULE 2.1 to the Credit Agreement referred to below

     RE:   CREDIT AGREEMENT FOR DOBSON/SYGNET OPERATING COMPANY

Ladies and Gentlemen:

     We have acted as counsel to Dobson/Sygnet Operating Company (together with its successor by merger Sygnet Wireless, Inc., "BORROWER"), and its Subsidiaries (collectively with Borrower, the "COMPANIES") in connection with the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, NationsBank, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lenders named on SCHEDULE 2.1 to the Credit Agreement ("LENDERS"). In addition, we have also acted as counsel to Dobson Operating Company ("DOC") and Dobson/Sygnet Communications Company ("D/S COMPANY") in connection with D/S Company's acquisition of Borrower's stock from DOC (the "DOBSON ACQUISITION").

     This opinion is delivered pursuant to SECTION 7.1 of the Credit Agreement and PARAGRAPH 11 of SCHEDULE 7.1 to the Credit Agreement. Except as otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Credit Agreement.

     In arriving at the opinions expressed below, we have examined such corporate documents and records of the Companies and such certificates of public officials and of officers of the Companies, other documents, and matters of law as we deemed necessary or appropriate, including, without limitation, originals or copies of (a) the Credit Agreement, (b) the Notes, (c) the Guaranty executed by Sygnet Communications, Inc., (d) the Pledge, Assignment, and Security Agreement executed by Borrower in favor of Lender, (e) the Pledge, Assignment, and Security Agreement executed by Sygnet Communications, Inc. in favor of Lender (collectively with (d) above, the "SECURITY AGREEMENTS"), (f) Financing Statements showing Borrower, as Debtor, and Administrative Agent, as Secured Party, to be filed in appropriate jurisdictions; (g) Financing Statements (collectively with (e) above, the "FINANCING STATEMENTS") showing Sygnet Communications, Inc., as Debtor, and Administrative Agent, as Secured Party, to be filed in appropriate jurisdictions; and (h) other Collateral Documents (all of the foregoing are collectively, the "TRANSACTION DOCUMENTS"); additionally, we have examined [describe documents evidencing the Dobson Acquisition] (the "DOBSON ACQUISITION DOCUMENTS") .


                                                                    EXHIBIT G-1

     Based upon the foregoing, we are of the opinion that:

     1. Each Company, DOC, and D/S Company (a) is a corporation validly existing and in good standing under the Laws of its state of incorporation, (b) is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same, and (c) possesses all requisite corporate authority and power to conduct its business and execute, deliver, and comply with the terms of each of the Transaction Documents, the Dobson Acquisition Documents, and the Sygnet Merger Documents to which such Company is a party, which have been duly authorized and approved by all necessary corporate action and for which no approval or consent of any Person or Governmental Authority is required which has not been obtained.

     2. Each Company has duly executed and delivered each Transaction Document and each Sygnet Merger Document, to which such Company is a party.

     3. Each Transaction Document and Sygnet Merger Document to which any Company is party evidence the valid and legally binding obligations of such Company, enforceable against such Company in accordance with their terms, EXCEPT as the enforcement may be limited by Debtor Relief Laws and EXCEPT that the remedies available with respect thereto may be subject to general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

     4. The execution, delivery, and performance of and compliance with the terms of the Transaction Documents and the Sygnet Merger Documents will not cause any Company to be in violation of its respective Articles or Certificates of Incorporation or Bylaws.

     5. The execution, delivery, and performance of and compliance with the terms of the Transaction Documents and the Sygnet Merger Documents will not cause any Company to be in violation of any Laws other than such violations which will not, individually or collectively, be a Material Adverse Event.

     6. The execution, delivery, and performance of and compliance with the terms of the Transaction Documents and the Sygnet Merger Documents will not cause any Company to be in default under any material, written, or oral agreements, contracts, commitments, or understandings to which any Company is a party.

     7. Each Company is in compliance in all material respects with all applicable Laws, federal, state, and local (including without limitation, Environmental Laws and those statutes administered each state public utility commission that, on the date of this opinion, exercises jurisdiction over the Companies (collectively, the "LOCAL AUTHORITIES")), material to the conduct of its business and operations. Except as have been obtained, no authorization, consent, approval, waiver, licenses, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority or non-governmental entity, under the terms of the contracts or otherwise, is required by reason of or in connection with the execution and performance of the Transaction Documents and the Sygnet Merger Documents.

     8. No Company is involved in, nor are we aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company. There are no outstanding orders or judgments for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, acquisition, or similar proceeding against any Company's assets having a value (individually or collectively) of $1,000,000 or more.


                                       2                            EXHIBIT G-1

     9. The extent of the ownership of the capital stock of or equity interest in, and jurisdiction of organization of, each Company is as set forth on ANNEX A attached hereto, and, to the best of our knowledge, after reasonable investigation, EXCEPT as set forth on such schedule, no Company (a) has any other Subsidiaries or (b) has transacted business under any other corporate or trade name in the five-year period preceding the date hereof.

     10. No Company, and no Affiliate of any Company, is (a) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended), or any other Law (other than regulations issued by the FCC and REGULATION X of the Board of Governors of the Federal Reserve System) which regulates the incurring by any Company of Debt, including, but not limited to, Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services, or (b) EXCEPT as listed on ANNEX B attached hereto, a "UTILITY" defined in the Laws of the jurisdictions in which such Company or such Affiliate maintains assets or conducts business.

     11. The proceeds of the Borrowings are not to be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "MARGIN STOCK" as that term is defined in REGULATION U of the Board of Governors of the Federal Reserve System.

     12. (a) No Employee Plan has incurred an accumulated funding deficiency (as defined in the Code and ERISA), (b) no Company, and no ERISA Affiliate of any Company, has incurred material liability which is currently due and remains unpaid to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) no Company, and no ERISA Affiliate of any Company, has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any prohibited transaction (as such term is defined in ERISA or the Code) which would be a Material Adverse Event, and (e) to the best of our knowledge, after reasonable investigation, no Reportable Event has occurred which is likely to result in the termination of any Employee Plan.

     13. The interest payable by Borrower pursuant to the Notes and Credit Agreement is not in violation of the usury Laws of the State of Texas or the United States of America.

     14. The conditions precedent to the initial Borrowing have been waived in writing or satisfied in accordance with the Loan Papers.

     15. Borrower is the beneficial and record owner of all shares of Sygnet Communications, Inc., free and clear of any Liens or transfer restrictions.

     16. The Financing Statements are in sufficient form for recordation. When the Financing Statements have been filed and recorded in the jurisdictions listed on ANNEX A hereto, the Transaction Documents shall create and perfect valid and continuing security interests in favor of Administrative Agent, for the benefit of Lenders in the Collateral, to the extent that the filing of financing statements is effective to perfect security interests in the Collateral, subject to the qualifications set forth in the Security Agreements with respect to licenses issued by the FCC. No further action, including any filing or recording of any document, is necessary in order to establish, perfect, and maintain Lenders' security interests in the assets and the stock created by the Security Agreements, EXCEPT for the periodic filing of continuation statements with respect to financing statements filed under the Uniform Commercial Code of the applicable jurisdiction.


                                       3                            EXHIBIT G-1

     17. The Dobson Acquisition Documents have been duly executed and delivered by DOC and D/S Company, and constitute the valid and legally binding obligations of DOC and D/S Company, enforceable in accordance with their terms, EXCEPT as the enforcement may be limited by Debtor Relief Laws and EXCEPT that the remedies available with respect thereto may be subject to general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law). The Dobson Acquisition has been consummated in accordance with the Dobson Acquisition Documents and applicable Law.

     This opinion is addressed to you solely for your use in connection with the transactions contemplated by the Transaction Documents, and no person other than Administrative Agent, Syndication Agent, Documentation Agent, each Lender, each assignee that hereafter becomes a Lender as permitted by the Credit Agreement, and the law firm of Haynes and Boone, LLP, is entitled to rely hereon without our prior written consent. This opinion is given as of the date hereof, and we have no obligation to revise or update this opinion subsequent to the date hereof or to advise you or any other person of any matter subsequent to the date hereof which would cause us to modify this opinion in whole or in part.

                                        Very truly yours,









                                       4                            EXHIBIT G-1

                                  EXHIBIT G-2

                 FORM OF OPINION OF SPECIAL REGULATORY COUNSEL
                                (DOBSON/SYGNET)

                              [Firm Letterhead]

                              December ___, 1998

NationsBank, N.A., as Administrative Agent
Lehman Commercial Paper Inc., as Co-Syndication Agent
PNC Bank, National Association, as Co-Syndication Agent
Toronto Dominion (Texas), Inc., as Co-Documentation Agent
First Union National Bank, as Co-Documentation Agent
Each Lender named in SCHEDULE 2.1 to the Credit Agreement referred to below

     RE:   CREDIT AGREEMENT FOR DOBSON/SYGNET OPERATING COMPANY

Ladies and Gentlemen:

     We have acted as special communications regulatory counsel to Dobson/Sygnet Operating Company (together with is its successor by merger, Sygnet Wireless, Inc., "BORROWER"), and its Subsidiaries (collectively with Borrower, the "COMPANIES") in connection with the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, NationsBank, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lenders named on
SCHEDULE 2.1 to the Credit Agreement ("LENDERS").

     This opinion is delivered pursuant to SECTION 7.1 of the Credit Agreement and PARAGRAPH 12 of SCHEDULE 7.1 to the Credit Agreement. Except as otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Credit Agreement.

     We have examined the articles of incorporation, bylaws, and partnership agreements, as applicable, of the Companies, the Loan Papers, the certificates of public convenience and necessity and similar authorizations issued to the Companies by the Federal Communications Commission ("FCC") and each state public utility commission ("PUC") that, on the date of this opinion, exercises jurisdiction over the Companies (each such PUC, an "APPLICABLE PUC"). See SCHEDULE I for the list of Applicable PUCs as of the date of this opinion. Our opinion is limited to the provisions of the Communications Act of 1934, as amended, 47 U.S.C. Section 151 ET SEQ. (the "COMMUNICATIONS ACT"), and all laws administered by, and all rules, regulations, and published policies of, the FCC and Applicable PUCs, and we express no opinion and assume no responsibility as to the applicability of any other laws.

     Based upon the foregoing, we are of the opinion that:

     1. The consummation of the Sygnet Merger and the execution and delivery of the Credit Agreement and the Loan Papers by Borrower and the performance by the Companies of the Obligation will not violate any law, rule, regulation, or policy of the FCC or any Applicable PUC.

                                                                   EXHIBIT G-2

     2. The execution and delivery of a Guaranty by the Subsidiaries party thereto and the performance by such Subsidiaries of their respective obligations thereunder will not violate any law, rule, regulation, or policy of the FCC or any Applicable PUC.

     3. Each Company holds all licenses required by the FCC and all other certificates or licenses required by any Applicable PUC for the construction and operation, in accordance with the Communications Act and the PUC Laws, of each of the cellular systems owned or leased by the Companies (collectively, the "CELLULAR SYSTEMS"). All of the certificates and licenses are duly and validly held by the applicable Company, and all such certificates and licenses are in full force and effect without conditions, other than such conditions that are generally applicable to such licenses and other certificates.

     4.   The Companies' execution and delivery, and performance and compliance with the terms and provisions of the Credit Agreement and the other Loan Papers and the Sygnet Merger Documents: (a) will not result in a violation of the Communications Act or any PUC Laws: (b) will not cause any cancellation, termination, revocation, forfeiture, or material impairment of any FCC or PUC authorization, certificate, or license; and (c) will not require further notice to or the approval of the FCC or any Applicable PUC
[, EXCEPT in the states where applications for authority are currently pending]
 .

     5. The ownership and operation by the Companies of their Systems and other business operations are in compliance in all material respects with the Communications Act (including, without limitation, all FCC filing, reporting, prior approval, and similar requirements).

     6. No approval, authorization, consent, adjudication, or order of the FCC or any Applicable PUC which has not been obtained by the Companies as of this date is required to be obtained by the Companies in connection with the consummation of the Sygnet Merger, the execution and delivery of the Loan Papers, the borrowing under the Credit Agreement, the payment or performance of the Obligations by the Companies or the creations of the Liens in favor of Lenders under the Loan Papers.

     7. To the best of our knowledge: (a) there is no outstanding decree or order that has been issued by the FCC or any Applicable PUC against any Company and no pending or threatened litigation, proceedings, notice of violation, order to show cause, complaint, inquiry, or investigation before the FCC or any Applicable PUC (i) relating to any Company or relating to its Cellular Systems or business operations that might result in the cancellation, termination, revocation, forfeiture, or material impairment of any FCC or PUC authorizations, certificates, or licenses, or have any material adverse effect upon, or cause material disruption to, any Company or the ownership or operation of such Cellular Systems or business operations or
(ii) seeking to prohibit, restrict, or delay consummation of the transactions contemplated by the Loan Papers, the Sygnet Merger Documents, or fulfillments of any conditions under the Loan Papers of the Sygnet Merger Documents; and
(b) no action has been taken by the FCC or any Applicable PUC which might now, or after notice or lapse of time, or both, result in the cancellation, termination, revocation, forfeiture, or material impairment of any FCC or PUC authorizations, certificates, or licenses, or have any material adverse effect upon, or material disruption to, any Company or the ownership or operation of their Cellular Systems or business operations.

     This opinion letter is provided to Administrative Agent, Syndication Agent, Documentation Agent, each Lender, and Haynes and Boone, LLP, and their respective participants, assignees, or other transferees, by us in our capacity as special communications regulatory counsel to the Companies.

                                        Very truly yours,



                                       2                           EXHIBIT G-2

                                  EXHIBIT G-3

                        FORM OF OPINION OF OHIO COUNSEL
                                (DOBSON/SYGNET)

                              [Firm Letterhead]

                              December ___, 1998

NationsBank, N.A., as Administrative Agent
Lehman Commercial Paper Inc., as Co-Syndication Agent
PNC Bank, National Association, as Co-Syndication Agent
Toronto Dominion (Texas), Inc., as Co-Documentation Agent
First Union National Bank, as Co-Documentation Agent
Each Lender named in SCHEDULE 2.1 to the Credit Agreement referred to below

     RE:   CREDIT AGREEMENT FOR DOBSON/SYGNET OPERATING COMPANY

Ladies and Gentlemen:

     We have acted as special [                           ] counsel to
Dobson/Sygnet Operating Company (together with its successor by merger, Sygnet Wireless, Inc., "BORROWER"), and its Subsidiaries (collectively with Borrower, the "COMPANIES") in connection with the Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), between Borrower, NationsBank, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and Lenders named on
SCHEDULE 2.1 to the Credit Agreement ("LENDERS").

     This opinion is delivered pursuant to SECTION 7.1 of the Credit Agreement and PARAGRAPH 13 of SCHEDULE 7.1 to the Credit Agreement. Except as otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Credit Agreement.

     As to matters of law in the State of Ohio (the "SUBJECT JURISDICTION"), we have acted as your special counsel in connection with the preparation of the Credit Agreement and related Loan Papers. In that connection, we have examined such certificates of public officials and of officers of Borrower, other documents, and matters of law as we deemed necessary or appropriate, including, without limitation, originals or copies of the Loan Papers and the opinions hereinafter stated, and counterparts of the following documents (collectively, the "TRANSACTION DOCUMENTS"):

          (a)   Credit Agreement;

          (b)   Guaranty executed by Sygnet Communications, Inc.;

          (c) Pledge, Assignment, and Security Agreement naming Borrower, as Debtor, and Administrative Agent, as Secured Party;

                                                                   EXHIBIT G-3

          (d)   Pledge, Assignment, and Security Agreement (collectively with
     (c) above, the "SECURITY AGREEMENTS") naming Sygnet Communications, Inc., as Debtor, and Administrative Agent, as Secured Party;

          (e) Financing Statements showing Borrower, as Debtor, and Administrative Agent, as Secured Party, to be filed in appropriate jurisdictions in the State of Ohio;

          (f) Financing Statements (collectively with (e) above, the "FINANCING STATEMENTS") showing Sygnet Communications, Inc., as Debtor, and Administrative Agent, as Secured Party, to be filed in appropriate jurisdictions in the State of Ohio;

          (g)   The Sygnet Merger Documents.

     Based on the foregoing, subject to the comments and exceptions hereinafter stated, and limited in all respects to the laws of the Subject Jurisdiction and the United States of America, it is our opinion that:

     1. Each Company (a) is a corporation validly existing and in good standing under the Laws of its state of incorporation, (b) is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same, and (c) possesses all requisite corporate authority and power to conduct its business and execute, deliver, and comply with the terms of the Transaction Documents and the Sygnet Merger Documents to which such Company is a party, which have been duly authorized and approved by all necessary corporate action and for which no approval or consent of any Person or Governmental Authority is required which has not been obtained.

     2. The Loan Papers and the Sygnet Merger Documents to which any Company is a party evidence the valid and legally binding obligations of such Company, enforceable in accordance with their respective terms, EXCEPT as the enforcement may be limited by Debtor Relief Laws and EXCEPT that the remedies available with respect thereto may be subject to general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

     3. Each Company has duly executed and delivered each Loan Paper and each Sygnet Merger Document, to which such Company is a party.

     4. The execution, delivery, and performance of and compliance with the terms of the Loan Papers and the Sygnet Merger Documents will not cause any Company to be in violation of its respective Articles or Certificates of Incorporation or Bylaws.

     5. To the best of our knowledge, after reasonable investigation, no Company is, nor will the execution, delivery, the performance of, and compliance with the terms of the Loan Papers and the Sygnet Merger Documents (and the Sygnet merger contemplated thereby) cause any Company to be, in violation of any Laws other than such violations which will not, individually or collectively, be a Material Adverse Event.

     6. The Security Agreements and Financing Statements are in proper recordable form, and constitute valid and binding obligations of the Companies executing the same enforceable in accordance with their terms, EXCEPT as the enforcement thereof may be limited by applicable bankruptcy, rearrangement, receivership, reorganization, or similar Debtor Relief Laws from time to time in effect and affecting the rights of creditors generally, and EXCEPT that the remedies available with respect thereto may be subject to general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law). The Financing Statements are legally sufficient under the laws of the Subject Jurisdiction to perfect any security

                                       2                           EXHIBIT G-3
interests in favor of Administrative Agent, for the benefit of Lenders, which may have attached to the Collateral therein described.

     7. Under the laws of the Subject Jurisdiction, no mortgage, documentary, stamp, or similar taxes, other than nominal recording fees, will be payable in connection with the execution, delivery, or recording of the Transaction Documents or any of the transactions contemplated thereby.

     8.    The Financing Statements should be filed with the Secretary of
State of                       and with                                    at
the addresses set forth on SCHEDULE 1 hereto. When so filed and recorded, the Transaction Documents shall create and perfect a valid and continuing security interest in the Collateral described in the Transaction Documents, to the extent that the filing of a financing statement in the Subject Jurisdiction is effective to perfect the security interests granted in the Collateral in favor of Administrative Agent, for the benefit of Lenders. No further or subsequent filing, recording, or registration of the Transaction Documents or any other instrument will be necessary in order to create, perfect, or maintain the liens and security interests created an perfected by the Transaction Documents, EXCEPT that within six months next prior to the expiration of five years from the filing of the Financing Statements (and each five years thereafter), Continuation Statements must be filed with the
Secretary of State of                   , all pursuant to the Uniform
Commercial Code as enacted in the Subject Jurisdiction.

     9. You are not required, as a result of the transactions contemplated in the Transaction Documents to qualify to do business in the Subject Jurisdiction in order to receive the benefits of, or to exercise rights under or in connection with, the Transaction Documents.

     10. EXCEPT for the filing of the Financing Statements, no other declarations or filings with, and no consents, waivers, approvals, authorizations, or other actions by, any governmental or regulatory body of the Subject Jurisdiction, including, without limitation, any environmental protection agency or regulatory authority, are necessary in connection with the execution and delivery by any Company of, and the performance of such Company's obligations under or in connection with, the Transaction Documents, or in connection with the granting of the security interests in the Collateral and the exercise of Rights under the Transaction Documents.

     11. The Sygnet Merger has been consummated in accordance with the Sygnet Merger Documents and applicable Ohio Law. The Certificate of Merger has been filed with the Secretary of State of Ohio and is in full force and effect. The execution, delivery, and performance of the Sygnet Merger Documents by the Companies party thereto were duly authorized and approved by the respective shareholders of such Companies, and no other consents or approvals of any Person or Governmental Authority and no other corporate proceedings on the part of any such Company is necessary to authorize the Sygnet Merger and the consummation of the transactions contemplated thereby, other than such consent, approvals, or proceedings which have been previously obtained or conducted, as the case may be. The Sygnet Merger Documents were duly executed and delivered by the Companies party thereto and constitute the legal, valid, and binding obligation of each such Company, enforceable in accordance with its terms.

     This opinion letter is provided to Lender, each assignee and participant under the Credit Agreement, and Haynes and Boone, LLP.

                                        Respectfully submitted,




                                       3                           EXHIBIT G-3

                                      EXHIBIT H

                      FORM OF AFFILIATE SUBORDINATION AGREEMENT

     THIS AFFILIATE SUBORDINATION AGREEMENT is entered into among NationsBank, N.A., in its capacity as Administrative Agent for Lenders (defined below), and ________________, a __________________ corporation ("SUBORDINATED CREDITOR"), and Dobson/Sygnet Operating Company (including its successor by merger, Sygnet Wireless, Inc.) ("BORROWER").

     WHEREAS, Borrower, NationsBank, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and PNC Bank, National Association, as Co-Syndication Agents, Toronto Dominion (Texas), Inc. and First Union National Bank, as Co-Documentation Agents, and certain Lenders have entered into a Credit Agreement, dated as of December 23, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT");

     WHEREAS, this Agreement is integral to the transactions contemplated by the Loan Papers, and the execution and delivery thereof is a condition precedent to Lenders' obligations to extend credit under the Loan Papers;

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Administrative Agent, Subordinated Creditor, and Borrower agree as follows:

     1. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Credit Agreements is used in this Agreement with the same meaning. As used herein, the following terms have the meanings indicated:

          SENIOR DEBT means, whether now or hereafter arising, the Obligation, including, without limitation, interest thereon after the commencement of any proceedings under any Debtor Relief Law.

          SUBORDINATED DEBT means the principal of and interest on all Debt of Borrower or any other Company, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due, or to become due to Subordinated Creditor, or held or to be held by Subordinated Creditor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not.

     2. The payment of any and all Subordinated Debt is hereby expressly subordinated to all Senior Debt to the extent and in the manner set forth in this Agreement.

     3. Subordinated Creditor shall not accelerate, demand, sue for, commence any collection or enforcement action or proceeding, take, receive, accept, or retain any payment or distribution of any character, whether in cash, securities, or other property, in respect of the principal of, premium on, or interest on, the Subordinated Debt, or any Collateral therefor, until all Senior Debt shall have been paid in full with interest, including, without limitation, interest during any bankruptcy or similar proceeding involving Borrower from the date of the filing thereof to the date of distribution (notwithstanding any statute, including without limitation the Federal Bankruptcy Code, any rule of Law, or bankruptcy procedures to the contrary).


                                                                     EXHIBIT H

     4. In the event of the institution of and in connection with any proceeding against Borrower pursuant to any Debtor Relief Law, and unless or until the Senior Debt is paid in full:
          (a) All Senior Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities, or other property, shall be made in respect of any Subordinated Debt;

          (b) Any payment or distribution of any character, whether in cash, securities, or other property, which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Subordinated Debt, shall be paid or delivered directly to Administrative Agent, for the benefit of Lenders, until all Senior Debt shall have been paid in full, and Subordinated Creditor irrevocably authorizes, empowers, and directs all receivers, trustees, liquidators, conservators, and others having authority to effect all such payments and deliveries;

          (c) Administrative Agent, on behalf of Lenders, may, as attorney-in-fact for Subordinated Creditor, take such action on behalf of Subordinated Creditor, and Subordinated Creditor hereby appoint Administrative Agent, on behalf of Lenders, as its attorney-in-fact, to demand, sue for, collect, and receive any and all such moneys, dividends, or other assets and give acquittance therefor and to file any claim, proof of claim, or other instrument of similar character and to take such other proceedings in the name of Subordinated Creditor as Administrative Agent may deem necessary or advisable for the enforcement of the Agreement; and

          (d) Each Subordinated Creditor shall execute and deliver to Administrative Agent, for the benefit of Lenders, all such further instruments confirming the authorization referred to in the foregoing CLAUSES (B) and (C) and all such proofs of claim, assignments of claim, and other instruments and shall take all such other actions as may be requested by Administrative Agent in order to enable Administrative Agent to enforce all Rights of Lenders and Administrative Agent hereunder and all claims of Administrative Agent or any Lender upon or in respect of the Subordinated Debt, and failing execution of such instruments or taking of such actions by Subordinated Creditor, Administrative Agent, for the benefit of Lenders, is hereby authorized and empowered to execute and perform the same on behalf of such Subordinated Creditor.

     5. In the event any payment or distribution of any character, whether in cash, securities, or other property, is received by Subordinated Creditor in contravention of the terms of this Agreement, and before all Senior Debt shall have been paid in full, such payment or distribution shall be held by such Subordinated Creditor, as trustee of an express trust, in trust for the benefit of, and shall be paid over or delivered and transferred to Administrative Agent for application to all Senior Debt remaining unpaid until such Senior Debt shall have been paid in full. Each Subordinated Creditor hereby assigns to Administrative Agent, for the benefit of Lenders, all its rights to any such payments or distributions, which Administrative Agent may exercise in Administrative Agent's name or in the name of such Subordinated Creditor, and agrees to execute such instruments as may be required by Administrative Agent to enable Administrative Agent, for the benefit of Lenders, to enforce such claims. Any payments or distributions received in excess of the amount sufficient to pay all Senior Debt in full shall be returned by Administrative Agent to such Subordinated Creditor.


                                                                     EXHIBIT H

     6. Administrative Agent or Lenders may, at any time and from time to time, without the consent of or notice to Subordinated Creditor, without incurring responsibility to Subordinated Creditor, and without impairing or releasing any of Administrative Agent's Rights, or any of the obligations of Subordinated Creditor hereunder, (a) change the amount, manner, place, or terms of payment, or change or extend the time of payment of or renew or alter all or any part of the Senior Debt or amend, modify, supplement, or restate, any of the Loan Papers in any manner whatsoever; (b) sell, exchange, release, or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any part of the Senior Debt;
(c) hold all or any Property as additional Collateral under the Loan Papers to secure all or any part of the Senior Debt; (d) release anyone liable in any manner for the payment or collection of all or any part of the Senior Debt;
(e) exercise or refrain from exercising any Rights against Borrower and others (including the undersigned); and (f) apply any sums, by whomsoever paid or however realized, to the Senior Debt.

     7. Notwithstanding anything to the contrary contained in any other instrument or document delivered in connection with the Subordinated Debt or otherwise, including, without limitation, any prior perfection of a security interest or Lien, any security interests and Liens now or hereafter held by Subordinated Creditor in any Collateral for the Subordinated Debt shall be junior and subordinate to any security interests and Liens now or hereafter held by Administrative Agent, for the benefit of Lenders, in the same Collateral. So long as the Senior Debt shall remain unpaid, Administrative Agent may at all times in its sole discretion exercise any and all powers and Rights which it now has or may hereafter acquire with respect to any of the Collateral securing the Senior Debt, all without the necessity of obtaining any consent or approval of Subordinated Creditor.

     8. Each Subordinated Creditor represents and warrants that it is duly organized, validly existing, and in good standing under the laws of its state of organization and has the power and authority under the laws of such state and under its articles of incorporation and by-laws or other organizational documents to enter into this Agreement; all actions necessary or appropriate for its execution and performance of this Agreement have been taken and upon its execution, this Agreement will constitute its valid and binding obligation enforceable in accordance with its terms; and the making and performance of this Agreement will not violate any law or its articles of incorporation or by-laws or other organizational documents, or result in any violation of or constitute a default under any agreement by which it or any of its property is bound.

     9. This Agreement is a continuing agreement of subordination and Lenders may continue to make loans to or otherwise accept the obligations of Borrower in reliance hereon, without notice to Subordinated Creditor.

     10. While this Agreement remains in effect, each Subordinated Creditor covenants and agrees that it will not modify or amend or permit modification or amendment of the terms and conditions of the Subordinated Debt, without obtaining the prior written consent of Administrative Agent.

     11. No waiver of Administrative Agent's Rights hereunder shall be effective unless in a writing signed by Administrative Agent, and each waiver shall extend only to the specific instance involved and shall not impair or affect Administrative Agent's Rights in any other respect at any other time. Each Subordinated Creditor hereby waives all notices with respect


                                                                     EXHIBIT H
to the subject matter hereof, including, but not limited to, notice of acceptance of this Agreement, of the making of loans or advances to the Borrower or any extensions, renewals, or modifications thereof, releases of collateral security or guarantors or other indulgences of any character, or of the occurrence or declaration of any default or the taking of any collection or enforcement action. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

     12. This Agreement inures to the benefit of Administrative Agent, Lenders, and their respective successors and assigns, and the Rights under this Agreement may be assigned in whole or in part in connection with any partial or complete assignment or transfer of the Senior Debt. Administrative Agent is Administrative Agent for each Lender, and Administrative Agent may, without the joinder of any Lender, exercise any and all Rights in favor of Lenders hereunder. The Rights of each Lender VIS-A-VIS Administrative Agent and each other Lender may be subject to one or more separate agreements between or among such parties, but Subordinated Creditor need not inquire about any such agreement or be subject to any terms thereof unless Subordinated Creditor specifically joins therein; and, consequently, neither Subordinated Creditor nor its heirs, personal representatives, successors, or assigns are entitled to any benefits or provisions of any such separate agreements or are entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof. This Agreement binds Subordinated Creditor and its successors and assigns, and Subordinated Creditor will advise each future holder of all or any part of the Subordinated Debt that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent set forth in this Agreement.

     13. This Agreement may be executed in a number of identical counterparts, each of which is deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it is not necessary to produce or account for more than one counterpart.

     14. Subject to the provisions of this Agreement and the Rights of Administrative Agent hereunder, as between Borrower and Subordinated Creditor, nothing herein contained shall impair the obligation of Borrower, which is absolute and unconditional to pay the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent Subordinated Creditor upon default with respect to the Subordinated Debt, from exercising all rights, powers, and remedies otherwise provided therein or by applicable Law.

                       REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE TO FOLLOW.


                                                                     EXHIBIT H

    EXECUTED on the date first stated in this Affiliate Subordination Agreement.

[SUBORDINATED CREDITOR]


                                   By:
                                        --------------------------------
                                        Name:
                                                  ------------------------------
                                        Title:
                                               ------------------------------

                                   NATIONSBANK, N.A.,
                                        as Administrative Agent


                                   By:
                                        --------------------------------
                                        Name:
                                                  ------------------------------
                                        Title:
                                               ------------------------------


BORROWER (a) acknowledges and confirms that it has received an executed copy of this Affiliate Subordination Agreement and approves of and consents to it in all respects; and (b) agrees to be bound by and to observe all of the terms and conditions of this Affiliate Subordination Agreement.

DOBSON/SYGNET OPERATING COMPANY
                                   (including its successor by merger, Sygnet
Wireless, Inc.)


                                   By:
                                        --------------------------------
                                        Name:
                                                  ------------------------------
                                        Title:
                                               ------------------------------


                          AFFILIATE SUBORDINATION AGREEMENT
                                    SIGNATURE PAGE


                                                                     EXHIBIT H

                                  SCHEDULE 2.1

                     LENDERS AND APPLICABLE LENDING OFFICES
                       (Dobson/Sygnet Operating Company)

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
    LENDER AND APPLICABLE LENDING OFFICE                           FACILITIES
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
 First Union National Bank                                      Revolver Facility
 Attn: Tony Parisi                                                 Term Loan A
 F.C. 1-8-11-28                                                    Term Loan B
 1339 Chestnut Street                                              Term Loan C
 Philadelphia, PA 19107
 215-786-8216
 215-786-7721 (fax)
-------------------------------------------------------------------------------------
 Lehman Commercial Paper Inc.                                   Revolver Facility
 Attn:  Kevin Lockhart                                             Term Loan A
 3 World Financial Center                                          Term Loan B
 New York, NY  10285                                               Term Loan C
 212-526-7144
 212-526-4911 (fax)
-------------------------------------------------------------------------------------
 NationsBank, N.A.                                              Revolver Facility
 Communications Finance Division                                   Term Loan A
 Attn: Thomas E. Carter                                            Term Loan B
 901 Main Street, 64th Floor                                       Term Loan C
 Dallas, Texas  75202
 214-508-2576
 214-508-9390 (fax)
-------------------------------------------------------------------------------------
 PNC Bank, National Association                                 Revolver Facility
 Attn: Tom Coates                                                  Term Loan A
 1600 Market Street                                                Term Loan B
 21st Floor                                                        Term Loan C
 Philadelphia, PA 19103
 215-585-6466
 215-585-6680 (fax)
-------------------------------------------------------------------------------------
 Toronto Dominion (Texas), Inc.                                 Revolver Facility
 Attn: Nancy Sheridan                                              Term Loan A
 31 West 52nd Street                                               Term Loan B
 New York, NY 10019                                                Term Loan C
 212-827-7582
 212-262-1928 (fax)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

                                                                  SCHEDULE 2.1

                                    COMMITMENTS

                                 REVOLVER FACILITY

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
     NAME AND ADDRESS OF REVOLVER                   REVOLVER                  REVOLVER
              LENDERS                            COMMITTED SUMS         COMMITMENT PERCENTAGE
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
 First Union National Bank                        $8,720,930.23          17.441860460000001%
 Attn: Tony Parisi
 F.C. 1-8-11-28
 1339 Chestnut Street
 Philadelphia, PA 19107
 215-786-8216
 215-786-7721 (fax)
---------------------------------------------------------------------------------------------
 Lehman Commercial Paper Inc.                    $11,627,906.98          23.255813960000001%
 Attn:  Kevin Lockhart
 3 World Financial Center
 New York, NY  10285
 212-526-7144
 212-526-4911 (fax)
---------------------------------------------------------------------------------------------
 NationsBank, N.A.                               $12,209,302.33          24.418604660000000%
 Communications Finance Division
 Attn: Thomas E. Carter
 901 Main Street, 64th Floor
 Dallas, Texas  75202
 214-508-2576
 214-508-9390 (fax)
---------------------------------------------------------------------------------------------
 PNC Bank, National Association                   $8,720,930.23          17.441860460000001%
 Attn: Tom Coates
 1600 Market Street
 21st Floor
 Philadelphia, PA 19103
 215-585-6466
 215-585-6680 (fax)
---------------------------------------------------------------------------------------------
 Toronto Dominion (Texas), Inc.                   $8,720,930.23          17.441860460000001%
 Attn: Nancy Sheridan
 31 West 52nd Street
 New York, NY 10019
 212-827-7582
 212-262-1928 (fax)
---------------------------------------------------------------------------------------------
                  Totals                         $50,000,000.00                100.00%
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

                                       3                           SCHEDULE 2.1

                              TERM LOAN A FACILITY

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
              NAME AND ADDRESS                    TERM LOAN A                TERM LOAN A
                     OF                          COMMITTED SUMS          COMMITMENT PERCENTAGE
             TERM LOAN A LENDERS
----------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
 First Union National Bank                       $21,802,325.58           17.441860463999998%
 Attn: Tony Parisi
 F.C. 1-8-11-28
 1339 Chestnut Street
 Philadelphia, PA 19107
 215-786-8216
 215-786-7721 (fax)
---------------------------------------------------------------------------------------------
 Lehman Commercial Paper Inc.                    $29,069,767.44           23.255813952000000%
 Attn:  Kevin Lockhart
 3 World Financial Center
 New York, NY  10285
 212-526-7144
 212-526-4911 (fax)
---------------------------------------------------------------------------------------------
 NationsBank, N.A.                               $30,523,255.82           24.418604655999999%
 Communications Finance Division
 Attn: Thomas E. Carter
 901 Main Street, 64th Floor
 Dallas, Texas  75202
 214-508-2576
 214-508-9390 (fax)
---------------------------------------------------------------------------------------------
 PNC Bank, National Association                  $21,802,325.58           17.441860463999998%
 Attn: Tom Coates
 1600 Market Street
 21st Floor
 Philadelphia, PA 19103
 215-585-6466
 215-585-6680 (fax)
---------------------------------------------------------------------------------------------
 Toronto Dominion (Texas), Inc.                  $21,802,325.58           17.441860463999998%
 Attn: Nancy Sheridan
 31 West 52nd Street
 New York, NY 10019
 212-827-7582
 212-262-1928 (fax)
---------------------------------------------------------------------------------------------
                  Totals                         $125,000,000.00                100.00%
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

                                       4                           SCHEDULE 2.1

                             TERM LOAN B FACILITY

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
               NAME AND ADDRESS                   TERM LOAN B                TERM LOAN B
                      OF                         COMMITTED SUMS          COMMITMENT PERCENTAGE
             TERM LOAN B LENDERS
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
 First Union National Bank                       $27,034,883.72           17.441860464516129%
 Attn: Tony Parisi
 F.C. 1-8-11-28
 1339 Chestnut Street
 Philadelphia, PA 19107
 215-786-8216
 215-786-7721 (fax)
----------------------------------------------------------------------------------------------
 Lehman Commercial Paper Inc.                    $36,046,511.63           23.255813954838711%
 Attn:  Kevin Lockhart
 3 World Financial Center
 New York, NY  10285
 212-526-7144
 212-526-4911 (fax)
----------------------------------------------------------------------------------------------
 NationsBank, N.A.                               $37,848,837.21           24.418604651612906%
 Communications Finance Division
 Attn: Thomas E. Carter
 901 Main Street, 64th Floor
 Dallas, Texas  75202
 214-508-2576
 214-508-9390 (fax)
----------------------------------------------------------------------------------------------
 PNC Bank, National Association                  $27,034,883.72           17.441860464516129%
 Attn: Tom Coates
 1600 Market Street
 21st Floor
 Philadelphia, PA 19103
 215-585-6466
 215-585-6680 (fax)
----------------------------------------------------------------------------------------------
 Toronto Dominion (Texas), Inc.                  $27,034,883.72           17.441860464516129%
 Attn: Nancy Sheridan
 31 West 52nd Street
 New York, NY 10019
 212-827-7582
 212-262-1928 (fax)
----------------------------------------------------------------------------------------------
                  Totals                         $155,000,000.00                100.00%
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

                                       5                            SCHEDULE 2.1

                              TERM LOAN C FACILITY

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
               NAME AND ADDRESS                    TERM LOAN C                TERM LOAN C
                    OF                           COMMITTED SUMS          COMMITMENT PERCENTAGE
             TERM LOAN C LENDERS
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
 First Union National Bank                       $17,441,860.47           17.441860469999998%
 Attn: Tony Parisi
 F.C. 1-8-11-28
 1339 Chestnut Street
 Philadelphia, PA 19107
 215-786-8216
 215-786-7721 (fax)
----------------------------------------------------------------------------------------------
 Lehman Commercial Paper Inc.                    $23,255,813.95           23.255813949999997%
 Attn:  Kevin Lockhart
 3 World Financial Center
 New York, NY  10285
 212-526-7144
 212-526-4911 (fax)
----------------------------------------------------------------------------------------------
 NationsBank, N.A.                               $24,418,604.64           24.418604639999998%
 Communications Finance Division
 Attn: Thomas E. Carter
 901 Main Street, 64th Floor
 Dallas, Texas  75202
 214-508-2576
 214-508-9390 (fax)
----------------------------------------------------------------------------------------------
 PNC Bank, National Association                  $17,441,860.47           17.441860469999998%
 Attn: Tom Coates
 1600 Market Street
 21st Floor
 Philadelphia, PA 19103
 215-585-6466
 215-585-6680 (fax)
----------------------------------------------------------------------------------------------
 Toronto Dominion (Texas), Inc.                  $17,441,860.47           17.441860469999998%
 Attn: Nancy Sheridan
 31 West 52nd Street
 New York, NY 10019
 212-827-7582
 212-262-1928 (fax)
----------------------------------------------------------------------------------------------
                  Totals                         $100,000,000.00                100.00%
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------


                                       6                           SCHEDULE 2.1

                                  SCHEDULE 7.1

                        CONDITIONS PRECEDENT TO CLOSING
                       (Dobson/Sygnet Operating Company)

        The Agreement and related Loan Papers shall not become effective unless Administrative Agent has received all of the following (unless otherwise indicated, all documents shall be dated as of December 23, 1998, and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Agreement):

2. THE AGREEMENT. The Agreement (together with all Schedules and Exhibits thereto) executed by Borrower, each Lender, and Administrative Agent.

3. NOTES. For each Lender, the Notes for such Lender in the forms of EXHIBITS A-1, A-2, A-3, A-4 or A-5, as applicable, payable to the order of each applicable Lender, as contemplated in SECTION 3.1.

4. GUARANTY. A Guaranty, in the form of EXHIBIT C, executed by each Person which first becomes a Subsidiary of Borrower upon consummation of the Sygnet Merger (each such Person, a "NEW SUBSIDIARY").

5. ARTICLES OF INCORPORATION. A copy of the Articles of Incorporation or Certificate of Incorporation, and all amendments thereto, of Borrower and each New Subsidiary (other than any Company that is a partnership), each accompanied by a certificate that such copy is correct and complete, one dated a Current Date (as used herein, the term "CURRENT DATE" means any date not more than 30 days prior to the Closing Date), issued by the appropriate Governmental Authority of the jurisdiction of incorporation of each such Company, and one dated the Closing Date, executed by the President or Vice President and the Secretary or Assistant Secretary of each such Company.

6. BYLAWS. A copy of the Bylaws, and all amendments thereto, of Borrower and each New Subsidiary (other than any Company that is a partnership), accompanied by a certificate that such copy is correct and complete, dated the Closing Date, and executed by the President or Vice President and the Secretary or Assistant Secretary of each such Company.

7. PARTNERSHIP AGREEMENTS. Copies of the currently-effective Partnership Agreement for each New Subsidiary that is a partnership, and all amendments thereto, accompanied by a certificate of the General Partner or other appropriate managing partner dated as of the Closing Date that such copies are correct and complete; a certified copy of the Partnership Agreement for each New Subsidiary that is a partnership, each dated a Current Date, issued by the appropriate Governmental Authority of the jurisdiction in which such partnership is organized.

8. GOOD STANDING AND AUTHORITY. Certificates of the appropriate Governmental Authorities of such jurisdictions as Administrative Agent may designate, each dated a Current Date, to the effect that Borrower and each New Subsidiary is in good standing with respect to the payment of franchise and similar Taxes (to the extent such information is available) and is duly qualified to transact business in such jurisdiction.

9. INCUMBENCY. Certificates of incumbency dated as of the Closing Date with respect to all officers or partners of each Company who will be authorized to execute or attest to any of the Loan Papers on behalf of such Company, executed by the President or a Vice President, and the Secretary or an

                                                                  SCHEDULE 7.1

        Assistant Secretary, of each such Company (or General Partner or other appropriate managing partner for any Company that is a partnership).

10. RESOLUTIONS. Copies of resolutions duly adopted by the Board of Directors of each Company that will be executing any Loan Paper as of the Closing Date, approving this Agreement and the other Loan Papers and authorizing the transactions contemplated in such Loan Papers, ACCOMPANIED BY a certificate of the Secretary or an Assistant Secretary of each such Company, dated as of the Closing Date, certifying that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in a meeting can hear each other if permitted by applicable Law and, if required by such Law, by its Bylaws), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by its Bylaws), the Board of Directors of each such Company, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

11. PARTNERSHIP AUTHORIZATION. For each Company that will be executing any Loan Paper as of the Closing Date that is a partnership, evidence of authorization by the applicable partners, in each case authorizing the execution and full performance of the Loan Papers, and all other documents and actions required pursuant thereto, accompanied by a certificate from the general partner or other appropriate managing partner, dated as of the Closing Date, certifying that such copy is a true and correct copy of the authorizations adopted by the partnership and that such authorizations constitute all authorizations adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

12. OPINION OF COUNSEL TO THE COMPANIES. The opinion of counsel to the Companies, addressed to Administrative Agent and Lenders, substantially in the form of EXHIBIT G-1.

13. OPINION OF SPECIAL REGULATORY COUNSEL TO THE COMPANIES. The opinion of special regulatory counsel to the Companies, addressed to Administrative Agent and Lenders, substantially in the form of EXHIBIT G-2.

14. LOCAL COUNSEL OPINION. Such other written opinions of local counsel, addressed to Administrative Agent and Lenders, as Administrative Agent may request, substantially in the form of EXHIBIT G-3.

15. RELIANCE LETTERS. Letters from counsel to parties to the Sygnet Merger Documents permitting Administrative Agent and Lenders to rely on opinions delivered pursuant thereto, the same as if Administrative Agent and Lenders were addressees.

16. PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENTS. A Pledge, Assignment, and Security Agreement, substantially in the form and upon the terms of EXHIBIT D, executed by Borrower and each New Subsidiary, as debtor, and delivered to Administrative Agent, as secured party on behalf of Lenders, granting and creating Liens in favor of Lenders in and to all of the Collateral, TOGETHER WITH (a) one or more Financing Statements, executed and delivered by Borrower and each New Subsidiary, as debtor, in favor of Administrative Agent, as secured party on behalf of Lenders, covering all such Collateral, and (b) delivery to Administrative Agent of all Pledged Shares and Collateral Notes (as such terms are defined in the Pledge, Assignment, and Security Agreement), together with executed blank stock powers for each Pledged Share certificate delivered and executed allonge endorsements for each Collateral Note delivered, all in form acceptable to Administrative Agent.

                                       2                           SCHEDULE 7.1

17. LIEN SEARCHES. Lien searches in the name of Borrower, each New Subsidiary, and any other name(s) as Administrative Agent may deem appropriate in each state where Borrower and each New Subsidiary maintains an office or has real property, showing no financing statements or other Lien instruments of record except for Permitted Liens or Liens being released concurrently with the Sygnet Merger or Dobson Acquisition.

18. LIEN RELEASES. Payoff letters in form and substance reasonably acceptable to Administrative Agent relating to the payoff of all Debt of Borrower and any New Subsidiary (other than Permitted Debt) or duly executed releases or assignments of Liens and financing statements in recordable form as may be necessary to reflect that the Liens created by the Collateral Documents are first priority Liens (except for Permitted Liens).

19. CONSENTS, FILINGS, ETC. Evidence satisfactory to Administrative Agent and its counsel that the Companies have received all approvals, authorizations, consents, and waivers of any Governmental Authority or other Person necessary or appropriate for the execution, delivery, and performance by Borrower or any New Subsidiary of the Loan Papers and all documents relating to the Dobson Acquisition, Sygnet Merger, Sygnet Tower Sale, and Sygnet Tower Lease, to which it is a party, including, without limitation, (a) all such approvals, authorizations, consents, and waivers disclosed in the Loan Papers or the documents relating to the Dobson Acquisition, Sygnet Merger, Sygnet Tower Sale, or Sygnet Tower Lease (including those required in connection with the assignment of material contracts), (b) any such approvals, authorizations, consents, or waivers reasonably required by Administrative Agent in connection with the granting of a security interest to Administrative Agent in each material contract acquired or assumed by any Company, and
        (c) all filings, consents, or approvals with or of Governmental Authorities necessary to enter into the Loan Papers or consummate the Dobson Acquisition, Sygnet Merger, Sygnet Tower Sale, Sygnet Tower Lease, or any other transactions contemplated by the Loan Papers, as applicable, including, without limitation, all filings (if any) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the lapse of all waiting periods with respect thereto.

20. INSURANCE. Evidence that the Collateral is insured (including flood insurance) in such amounts, against such risks, with such deductibles, and with such insurers as may be satisfactory to Administrative Agent with loss payable to Administrative Agent, on behalf of Lenders, as their interests may appear, together with certificates evidencing such insurance (containing a standard mortgagee clause) with appropriate endorsements to satisfy SECTION 9.8 of the Agreement.

21.     UNRESTRICTED SUBSIDIARY DESIGNATION.  Evidence that Communications
        (a) has designated Parent, Borrower and each New Subsidiary as "UNRESTRICTED SUBSIDIARIES" in compliance with the requirements of: (i) the Communications Bond Debt, (ii) the Certificate of Designation for the Senior Preferred Stock, (iii) the Credit Agreement dated as of
        March 25, 1998, among Dobson Operating Company (as "BORROWER"), Communications (as "GUARANTOR"), and First Union National Bank (as successor by merger to CoreStates Bank, N.A., as "ADMINISTRATIVE AGENT"), (iv) the Revolving Credit Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company (as "BORROWER"), and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A., as "ADMINISTRATIVE AGENT"), and (v) the 364-Day Revolving Credit and Term Loan Agreement dated as of March 25, 1998, among Dobson Cellular Operations Company (as "BORROWER"), and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A., as "ADMINISTRATIVE AGENT"), and
        (b) has provided all required notices, certifications, and resolutions to the Trustee under the Communications Bond Debt or other parties, as required by the Communications Bond Debt.

                                       3                           SCHEDULE 7.1

22. NOTICE OF BORROWING. A duly completed Notice of Borrowing for the initial Borrowing, delivered to Administrative Agent, together with calculations demonstrating compliance with SECTION 9.30 on the Closing Date after giving effect to any Borrowings made on such date.

23. CURRENT FINANCIALS AND COMPLIANCE CERTIFICATE. True and correct copies of the Current Financials of the Companies, together with a Compliance Certificate prepared as of the Closing Date, on a pro forma basis after giving effect to the closing of the Loan Papers and all related transactions, Sygnet Merger, Dobson Acquisition, Sygnet Tower Sale, and Sygnet Tower Lease.

24. BUDGET. A Budget showing the projected income and expenses of the Companies for fiscal year 1999.

25. PAYMENT OF FEES AND CLOSING FEES. Payment of all fees payable on or prior to the Closing Date to Administrative Agent, Arranger, or any Lender as provided for in SECTION 5 of the Agreement, together with reimbursements to Administrative Agent and Arranger for all fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Loan Papers (including, without limitation, attorneys' fees and expenses).

26. SYGNET TOWER SALE. Evidence that the Sygnet Tower Sale has been consummated and delivery to Administrative Agent of true and correct copies of the Sygnet Tower Sale Agreement and the Sygnet Tower Lease, certified as true and correct as of the Closing Date by a Responsible Officer of Borrower.

27. APPOINTMENT OF AGENT. Evidence satisfactory to Administrative Agent that Borrower has appointed an agent for service of process pursuant to
        SECTION 13.10.

28. TAX SHARING AGREEMENT. An acknowledgment executed by Parent and the Companies that they are subject to the Tax Sharing Agreement.

29. COMPLIANCE WITH OTHER DEBT DOCUMENTS. An opinion from securities counsel to the Companies addressed to Administrative Agent and Lenders, stating that the Debt incurred under the Agreement and related Loan Papers, the capital contributions made by Communications and Parent, the Sygnet Merger, the Dobson Acquisition, the Sygnet Tower Sale, and the Sygnet Tower Lease are in compliance with the terms of the Communications Bond Debt, the Indenture for the Senior Reserve Notes, and the Certificates of Designation for the Senior Preferred Stock.

30. DOBSON ACQUISITION AND SYGNET MERGER. (i) A fully-executed copy of the Agreement and Plan of Merger by and among Sygnet Wireless and Borrower, dated as of July 28, 1998, together with all material amendments, schedules and exhibits thereto, certified as true, correct, and complete by a Responsible Officer of Borrower; (ii) evidence satisfactory to Administrative Agent and its counsel that the Sygnet Merger has been consummated in accordance with the terms of the agreement described in clause (i) preceding, and that all material conditions stated therein have been satisfied without waiver; (iii) evidence of filing of the Certificate of Merger of Sygnet Wireless and Borrower; and (iv) evidence satisfactory to Administrative Agent that the Dobson Acquisition has been consummated.

31. SOLVENCY OPINION. Evidence satisfactory to Administrative Agent in the form of a solvency opinion that, as of the closing, after giving effect to the Dobson Acquisition, the Sygnet Merger, the Sygnet Tower Sale, and the Sygnet Tower Lease, Borrower is Solvent and the Companies, on a consolidated basis, are Solvent.

                                       4                           SCHEDULE 7.1

32. SYGNET SENIOR NOTES. To the extent any Sygnet Senior Notes are outstanding as of the Closing Date, evidence satisfactory to Administrative Agent that there has been no "DEFAULT" or "EVENT OF DEFAULT" thereunder, and after giving pro form effect to the transactions contemplated by the Agreement and the related Loan Papers, there will be no default or event of default, under the Sygnet Senior Notes.

33. EQUITY CONTRIBUTIONS. Evidence satisfactory to Administrative Agent that capital contributions in an amount greater than or equal to $145,000,000 have been made from Communications to Parent and from Parent to Borrower.

34. SENIOR RESERVE NOTES. Evidence satisfactory to Administrative Agent that Parent has received a minimum of $125,000,000 in net proceeds (less the value of any Pledged Government Securities securing interest payments on the Senior Reserve Notes) from the issuance of the Senior Reserve Notes, and that Parent has contributed such proceeds as a capital contribution to Borrower.

35. DEPOSIT ESCROW AGREEMENT. Evidence satisfactory to Administrative Agent that the Escrow Agreement (as defined in the Sygnet Merger Agreement) contains terms evidencing Lenders' Rights in the Deposit (as defined in the Sygnet Merger Agreement).

36. OTHER DOCUMENTS. Such other agreements, documents, instruments, opinions, certificates, and evidences as Administrative Agent may reasonably request.

                                       5                           SCHEDULE 7.1

                                  SCHEDULE 7.2

                 CONDITIONS PRECEDENT TO PERMITTED ACQUISITION
                       (Dobson/Sygnet Operating Company)


        Borrower shall deliver, or cause to be delivered, to Administrative Agent all of the following items, on or before than the dates indicated below (all terms used with their initial letters capitalized are used herein with their meanings as defined in the Credit Agreement):

A. 5 DAYS PRIOR TO THE EXECUTION BY ANY COMPANY OF ANY PURCHASE AGREEMENT FOR ANY PROPOSED PERMITTED ACQUISITION:

        A copy of the proposed purchase agreement and all related schedules and exhibits thereto for the Subject Acquisition.

B.      THIRTY DAYS PRIOR TO THE CONSUMMATION DATE OF ANY PROPOSED PERMITTED
        ACQUISITION:

        PERMITTED ACQUISITION COMPLIANCE CERTIFICATE. A Permitted Acquisition Compliance Certificate, substantially in the form of EXHIBIT E-2 to the Credit Agreement, executed and delivered by Borrower, together with the following attached thereto:

        ANNEX A: which sets forth calculations demonstrating pro forma compliance with the financial covenants in SECTION 9.30 and additional covenants in SECTIONS 9.20 and 9.21 of the Credit Agreement, after giving effect to the Subject Acquisition;

        ANNEX B: which sets forth pro forma income and balance sheet projections for the Companies, after giving effect to the Subject Acquisition;

        ANNEX C: which sets forth ten-year cash flow projections for the Subject Acquisition; and

        ANNEX D: which is a true and correct copy of the Purchase Agreement and all amendments, exhibits, and schedules thereto.

B.      ON OR PRIOR TO THE CONSUMMATION DATE OF ANY PERMITTED ACQUISITION:

1. PERMITTED ACQUISITION LOAN CLOSING CERTIFICATE. A Permitted Acquisition Loan Closing Certificate, substantially in the form of EXHIBIT E-3 to the Credit Agreement, executed and delivered by Borrower on the consummation date of the Subject Acquisition.

2. SCHEDULES. If the information on any Schedule to any Loan Paper changes or is incomplete as a result of the Subject Acquisition, revised or supplemental Schedules to such Loan Papers which are required to make the disclosures in such Schedules accurate after giving effect to the Subject Acquisition.

3. GUARANTIES. A Guaranty, substantially in the form of EXHIBIT C to the Credit Agreement, executed by each Person which first becomes a Subsidiary of Borrower upon consummation of the Subject Acquisition (each such Person, a "NEW SUBSIDIARY").

                                       1                           SCHEDULE 7.2

4. SECURITY DOCUMENTS. A Pledge, Assignment, and Security Agreement substantially in the form of EXHIBIT D to the Credit Agreement, together with all corresponding financing statements, assignments, or other related instruments or documents, executed by each New Subsidiary.

5. ARTICLES OF INCORPORATION. Copies of the Articles or Certificate of Incorporation, and all amendments thereto, of each New Subsidiary (or, in the case of any New Subsidiary that is a limited partnership, of the corporate general partner of such New Subsidiary, if any), and, in the case of any New Subsidiary that is a limited partnership, copies of its Limited Partnership Agreement and all amendments thereto, accompanied by certificates that such copies are correct and complete, one dated a date not more than 60 days prior to the date of the Subject Acquisition, issued by the appropriate Governmental Authority of the jurisdiction of incorporation of such New Subsidiary (OTHER THAN any such New Subsidiary that is a limited partnership) or any corporate general partner thereof, and one dated as of the date of consummation of the Subject Acquisition, executed by the President, a Vice President, the Secretary or an Assistant Secretary of each such New Subsidiary, or of its general partner, as applicable.

6. BYLAWS. Copies of the Bylaws, and all amendments thereto, of each New Subsidiary (or, in the case of any New Subsidiary that is a limited partnership, of the corporate general partner of such New Subsidiary, if any), accompanied by a certificate that such copy is correct and complete, executed by the President, a Vice President, the Secretary or an Assistant Secretary of each such New Subsidiary, or of its general partner, as applicable.

7. RESOLUTIONS. Copies of resolutions duly adopted by the Board of Directors of each New Subsidiary or, in the case of any New Subsidiary that is a limited partnership, by the Board of Directors of the general partner of such New Subsidiary, and that will be executing any Loan Paper as of the date of the Subject Acquisition, approving such Loan Papers to which it is a party and authorizing the transactions contemplated in the Loan Papers, accompanied by a certificate of the Secretary or an Assistant Secretary of each such New Subsidiary or of its general partner, as applicable, that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all New Subsidiary participating in a meeting can hear each other if permitted by applicable Law and, if required by such Law, by the Bylaws of such New Subsidiary or of its general partner, as applicable), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by the Bylaws of such New Subsidiary or of its general partner, as applicable), the Board of Directors of such New Subsidiary or of its general partner, as applicable, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect (EXCEPT as any such resolution may be modified by any such other resolution), and are in full force and effect as of the date of consummation of the Subject Acquisition.

8. INCUMBENCY. Certificates of incumbency of all officers of each New Subsidiary (or, in the case of any New Subsidiary that is a limited partnership, of the general partner of such New Subsidiary) who will be authorized to execute a Guaranty or any other Loan Paper on behalf of any such New Subsidiary, executed by the President, a Vice President, the Secretary or an Assistant Secretary of each such New Subsidiary, or of its general partner, as applicable.

9. EXISTENCE AND GOOD STANDING. Copies of any certificates of existence and good standing and any filing officer certificates (or commercial reports similar thereto) obtained by or delivered to Borrower in connection with the Subject Acquisition.

                                       2                           SCHEDULE 7.2

10. LIEN SEARCHES. Lien searches in the name of each New Subsidiary being acquired (in the case of a merger) or in the name of each New Subsidiary transferring any assets being acquired (in the case of an asset acquisition) pursuant to the Subject Acquisition in each state where such New Subsidiary maintains an office or has real property, showing no financing statements or other Lien instruments of record except for Permitted Liens or Liens being released concurrently with the Subject Acquisition.

11. LIEN RELEASES. Payoff letters in form and substance reasonably acceptable to Administrative Agent or duly executed releases or assignments of Liens and financing statements in recordable form as may be necessary to reflect that the Liens created by the Loan Papers affecting the assets acquired in connection with the Subject Acquisition are first priority Liens (except for Permitted Liens).

12. CONSENTS, FILINGS, ETC. All approvals, authorizations, consents, and waivers of any Governmental Authority or other Person necessary or appropriate for the execution, delivery, and performance by any New Subsidiary of all documents relating to the Subject Acquisition or the Loan Papers to which it is a party, including, without limitation, (a) all such approvals, authorizations, consents, and waivers disclosed in the documents relating to the Subject Acquisition (including those required in connection with the assignment of material contracts), (b) any such approvals, authorizations, consents, or waivers reasonably required by Administrative Agent in connection with the granting of a security interest to Administrative Agent in each material contract acquired or assumed by any Company in connection with the Subject Acquisition, and (c) all filings, consents, or approvals with or of Governmental Authorities necessary to consummate the Subject Acquisition, as applicable, including, without limitation, all filings (if any) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the lapse of all waiting periods with respect thereto.

13. INSURANCE. With respect to each New Subsidiary or additional assets acquired, certificates of insurance for each policy of insurance maintained by such New Subsidiary or covering such additional assets and evidence that such policies are in full force and effect, which insurance coverage and related certificates of insurance shall satisfy the requirements of SECTION 9.8 of the Credit Agreement.

14. NOTICE OF BORROWING. To the extent Borrower uses Borrowings to fund the Subject Acquisition, a Notice of Borrowing, substantially in the form of EXHIBIT B-1 to the Credit Agreement, executed by Borrower.

15. LEGAL OPINIONS. To the extent requested by Administrative Agent, favorable opinions of (i) counsel for the Companies, in form and substance satisfactory to Administrative Agent, with respect to the Subject Acquisition and the Loan Papers to be executed and/or delivered in connection therewith, and (ii) such other counsel as may be acceptable to Administrative Agent, regarding the form and enforceability of the Collateral Documents in the states where any property acquired in connection with the Subject Acquisition is located.

16. ACQUISITION DOCUMENTS. A certified copy of the executed purchase agreement (together with all schedules and exhibits thereto) and copies of all other documents relating to the Subject Acquisition.

17. OTHER DOCUMENTS. Such other agreements, documents, instruments, opinions, certificates, and evidences as Administrative Agent may reasonably request. Administrative Agent shall, upon request of Borrower, confirm to Borrower that it has received all such items so requested and that all matters required to be satisfactory to the Administrative Agent are satisfactory.

                                       3                           SCHEDULE 7.2

                                  SCHEDULE 8.2

                              FCC AND PUC LICENSES
               (Dobson/Sygnet Operating Company and Subsidiaries)

-----------------------------------------------------------------------------
   CALL SIGN   USE    STATION LOCATION  CALL SIGN     USE    STATION LOCATION
-----------------------------------------------------------------------------
   WNGC333     SMR    Youngstown, OH     WPJD307   Microwave Corning, NY
-----------------------------------------------------------------------------
   KNRT240     SMR    Youngstown, OH      WMS263   Microwave S. Dansville, NY
-----------------------------------------------------------------------------
   KLF512     Paging  Various            WPJD305   Microwave Savona, NY
-----------------------------------------------------------------------------
   KEK302     Paging  Youngstown, OH      WMJ738   Microwave Attica, NY
-----------------------------------------------------------------------------
   KNKA318   Cellular Youngstown, OH     WPNG888   Microwave Sheldon, NY
-----------------------------------------------------------------------------
   KNKA555   Cellular Sharon, PA          WMJ415   Microwave Freeport, PA
-----------------------------------------------------------------------------
   KNKN660   Cellular Columbiana, OH     WPNH775   Microwave Worthington, PA
-----------------------------------------------------------------------------
   KNKA743   Cellular Erie, PA           WPNH774   Microwave Boyers, PA
-----------------------------------------------------------------------------
   WLT235      TFA    Various             WMR486   Microwave Cranberry, PA
-----------------------------------------------------------------------------
   WPNH426  Microwave Damascus, OH        WMR259   Microwave Clarion, PA
-----------------------------------------------------------------------------
   WMM409   Microwave Salem, OH (Old)     WHD223   Microwave Clearfield, PA
-----------------------------------------------------------------------------
   WMR482   Microwave Edinboro, PA       WPNH427   Microwave Meadville, PA
-----------------------------------------------------------------------------
   WPNH428  Microwave Summit, PA          WHD221   Microwave Punxsutawney, PA
-----------------------------------------------------------------------------
   WLN230   Microwave Austintown, OH      WHD222   Microwave Reynoldsville, PA
-----------------------------------------------------------------------------
   WLW476   Microwave Greenford, OH      WPNA580   Microwave Warren, PA
-----------------------------------------------------------------------------
   WLL292   Microwave North Lima, OH      WHD220   Microwave Indiana, PA
-----------------------------------------------------------------------------
   WML722   Microwave Poland, OH          WMJ410   Microwave New Castle, PA
-----------------------------------------------------------------------------
   WLN229   Microwave Youngstown, OH      WMJ412   Microwave Butler, PA
-----------------------------------------------------------------------------
   WPNH430  Microwave Youngstown, OH      WMJ673   Microwave Westfield, NY
                      (downtown)
-----------------------------------------------------------------------------
   WLN778   Microwave Charleston, PA      WMM463   Microwave Ellicottville, NY
-----------------------------------------------------------------------------
   WLL936   Microwave Mercer, PA          WMM465   Microwave Olean, NY
-----------------------------------------------------------------------------
   WPNH429  Microwave Sharpsville, PA     WMR257   Microwave Butler, PA
-----------------------------------------------------------------------------
   WLC636   Microwave Warren, OH          WMJ411   Microwave Butler, PA
-----------------------------------------------------------------------------
   WLC637   Microwave Warren, OH          WMJ414   Microwave Springdale, PA
-----------------------------------------------------------------------------
   WLA974   Microwave Warren, OH          WMJ416   Microwave Kittanning, PA
-----------------------------------------------------------------------------
   WMW725   Microwave Warren, OH          WMJ674   Microwave Buffalo, NY
-----------------------------------------------------------------------------
   WLA975   Microwave Berlin Center, OH   WMK455   Microwave Falconner, NY
-----------------------------------------------------------------------------
   WLL890   Microwave Greenville, PA      WMM464   Microwave Salamanca, NY
-----------------------------------------------------------------------------

                                                                 SCHEDULE 8.2

-----------------------------------------------------------------------------
   CALL SIGN   USE    STATION LOCATION  CALL SIGN     USE    STATION LOCATION
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
   WHF611   Microwave Lisbon, OH          WMM909   Microwave Leroy, NY
-----------------------------------------------------------------------------
   WMK795   Microwave Briston, OH         WMR258   Microwave Emlenton, PA
-----------------------------------------------------------------------------
   WMM408   Microwave Youngstown, OH      WMR260   Microwave Oil City, PA
-----------------------------------------------------------------------------
   WMN588   Microwave Calcutta, OH        WMR483   Microwave Meadville, PA
-----------------------------------------------------------------------------
   WMR484   Microwave Mercer, PA          WMR485   Microwave Porterville, PA
-----------------------------------------------------------------------------
   KNKN865   Cellular Chautauqua, NY      WMR487   Microwave Pittsburgh, PA
-----------------------------------------------------------------------------
   KNKN937   Cellular Crawford, PA       WPNH770   Microwave Worthington, PA
-----------------------------------------------------------------------------
  *KNKP984   Cellular McKean, PA          WMS264   Microwave Hornell, NY
-----------------------------------------------------------------------------
   KNKN625   Cellular Lawrence, PA        WMS260   Microwave Colden, NY
-----------------------------------------------------------------------------
   KNKN562   Cellular Jefferson, PA       WMS265   Microwave Avoca, NY
-----------------------------------------------------------------------------
   WMS262   Microwave Angelica, NY        WMS261   Microwave Freedom, NY
-----------------------------------------------------------------------------
   WPNG887  Microwave Rushford, NY       WPJD306   Microwave Wellsville, NY
-----------------------------------------------------------------------------
   WPNG886  Microwave West Valley, NY     WMK453   Microwave Arkwright, NY
                      (Plato)
-----------------------------------------------------------------------------
   WPNG885  Microwave Cherry Creek, NY    WMK454   Microwave Ellery Center, NY
-----------------------------------------------------------------------------
   WPNH777  Microwave Sherman, NY         WMS259   Microwave Buffalo, NY
-----------------------------------------------------------------------------
   WMK452   Microwave New Oregon, NY      WMJ737   Microwave Alexander, NY
-----------------------------------------------------------------------------

* Effective June 29, 1998, SCI discontinued its provision of cellular service in the McKean, PA, RSA in accordance with the terms of its Interim Operating Authority. SCI continues to provide cellular service in the McKean, PA, RSA pursuant to a Management Agreement with the permanent license holder, Pinellas Communications, pending its acquisition of the permanent license from Pinellas. An application to assign the permanent license to SCI was filed with the FCC on July 8, 1996.

Public Utilities Commission of Ohio Certificate of Public Convenience and Necessity, Certificate No. 90-5321, dated December 12, 1994.




                                       2                         SCHEDULE 8.2

                     PENDING MICROWAVE STATION APPLICATIONS

      Call Sign           Location            Purpose            Date Filed
      ---------           --------            -------            ----------
       WMK 454           Ellery, NY      Minor Modification        5/12/98

      WPNH 777           Sherman, NY     Minor Modification        5/12/98

       WMS 262          Angelica, NY     Minor Modification        6/22/98

      WPNG 887          Rushford, NY     Minor Modification        6/22/98

                              PENDING APPLICATIONS

I.      MICROWAVE STATIONS

      Call Sign           Location            Purpose            Date Filed
      ---------           --------            -------            ----------
       WPNH777           Sherman, NY     Minor Modification       10/21/98
                                                             (File No. 9708726)

         New           Saegertown, PA        New Station          10/21/98
                                                             (File No. 9708727)

       WPNH774           Boyers, PA      Minor Modification        12/7/98

       WLL936            Mercer, PA      Minor Modification        12/7/98

       WMR484            Mercer, PA      Minor Modification       12/14/98

       WMR485          Porterville, PA   Minor Modification       12/14/98

       WMR486           Cranberry, PA    Minor Modification       12/14/98

II.     PAGING STATIONS

      Call Sign           Location            Purpose            Date Filed
      ---------           --------            -------            ----------
       KLF512          Youngstown, NY       Modification           9/2/98



                                       3                         SCHEDULE 8.2

                                  SCHEDULE 8.3

                   CORPORATE STOCK AND PARTNERSHIP INTERESTS
                       (Dobson/Sygnet Operating Company)


CORPORATIONS

Sygnet Communications, Inc.
        Jurisdiction of Incorporation: Ohio
        FOREIGN QUALIFICATIONS: New York and Pennsylvania
        CAPITAL STOCK:  100% owned by Dobson/Sygnet Operating Company (including its successor by merger, Sygnet Wireless, Inc.)














                                                                 SCHEDULE 8.3

                                 SCHEDULE 8.15

                              MATERIAL AGREEMENTS
               (Dobson/Sygnet Operating Company and Subsidiaries)


(a)(i) The following are material contracts of the Company and SCI, currently required to be filed pursuant to Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission, and which have been entered into since the Company Balance Sheet Date. (Please refer to the Company Filings for a list of agreements filed as exhibits to the Company Filings):

          None.

(a)(ii) The following are employment, severance, termination, consulting and retirement agreements not otherwise disclosed in this Agreement:

          None.

(a)(iii) The following is a list of each loan agreement, indenture, letter of credit, lease required to be capitalized under GAAP, mortgage, note and other debt instrument evidencing, individually, indebtedness or an annual obligation to pay in excess of $250,000:

          Interest Rate Swap Agreements with Corestates Bank, N.A. and PNC Bank, National Association.

          Indenture dated as of September 26, 1996, between Sygnet Wireless, Inc. and Fleet National Bank, as Trustee.

          Unsecured Subordinated Revolving Credit Note dated as of October 9, 1996, executed and delivered by Sygnet Communications, Inc. in favor of Sygnet Wireless, Inc.

          Credit Agreement dated as of October 9, 1996, among the Company and The Toronto-Dominion Bank and PNC Bank, National Association, as amended by that certain Consent, Waiver and Amendment dated March 28, 1997, between Sygnet Communications, Inc. and PNC Bank, National Association, as further amended by that certain Second Amendment to Credit Agreement dated as of April 18, 1998.

(a)(iv) The following are agreements that require annual payments of more than $250,000 (other than purchase orders and advertising sales contracts entered into in the ordinary course of business):

          Cellular One License Agreement effective December 1, 1996, between Cellular One Group and Erie Cellular Telephone Company (upon a change of control, requires notice, submission of financial information and payment of a transfer fee).

          Cellular One License Agreement, effective as of December 17, 1996, between Cellular One Group and Sygnet Communications, Inc. (PA-1) (upon a change of control, requires notice, submission of financial information and payment of a transfer fee).
          Cellular One License Agreement, effective as of November 7, 1996, between Cellular One Group and Sygnet Communications, Inc. (PA-6) (upon a change of control, requires notice, submission of financial information and payment of a transfer fee).

                                                                 SCHEDULE 8.15

          Cellular One License Agreement, effective as of January 30, 1997, between Cellular One Group and Sygnet Communications, Inc. (PA-7) (upon a change of control, requires notice, submission of financial information and payment of a transfer fee).

          Cellular One License Agreement, effective as of January 1, 1997, between Cellular One Group and Sygnet Communications, Inc. (NY-3) (upon a change of control, requires notice, submission of financial information and payment of a transfer fee).

          Northern Telecom, Inc. DMS-MTX Cellular Supply Agreement dated June 1, 1996 between Youngstown Cellular Telephone Company and Northern Telecom, Inc. with Amendment No. 1 dated April 15, 1998 (need prior written consent to transfer or assign).

          Software License Agreement dated April 20, 1995, between International Telecommunication Data Systems, Inc. ("ITDS") and Youngstown Cellular Telephone Company and Wilson Cellular, with Addendum dated January 19, 1996, and Addendum dated September 20, 1997 (may not be assigned without prior written consent of ITDS).

          Interconnection Agreement for a Wireless System under Sections 251 and 252 of the Telecommunications Act of 1996 dated as of March 27, 1998, by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc. on behalf of Ameritech Ohio and Sygnet Communications (may assign to an entity acquiring all or substantially all assets or equity by providing prior written notice).

          Dealer Agreement dated April 15, 1996, between Clarion Cellular (d/b/a Butler Car Audio) and Horizon Cellular Telephone Company of Lawrence.

          Type 2 A-B Interconnection and Traffic Interchange Agreement for F.C.C. Part 22 Cellular Carriers between The Bell Telephone Company of Pennsylvania and Youngstown Cellular Telephone Company dated August 27, 1991, with Amendments dated June 1, 1996, January 24, 1997, August 19, 1996, and Rider dated October 18, 1996 (need prior written consent to assign).

          Intercarrier Services Agreement dated April 25, 1995, between Youngstown Cellular Telephone Company and EDS Personal Communications Corporation, with Amendments dated April 10, 1996, and August 1, 1997 (need prior written consent to assign).

          Connection and Traffic Interchange Agreement dated December 19, 1985, between Sprint (f/k/a United Telephone Company of Ohio) and Youngstown Cellular Telephone Company of Ohio and Youngstown Cellular Telephone Company (need prior consent to assign or in any way transfer).

          Wholesale Service Agreement between Frontier Communications of the West, Inc. and Sygnet Communications dated April 24, 1996, with amendment dated July 11, 1997 (need prior written consent to transfer).
          Dealer Agreement signed January 3, 1994, between Horizon Cellular Telephone Company of Lawrence and Cell Mart.

          Standard Agency Agreement - Cellular Service dated February 19, 1996, between Auto Club Cellular and Erie Cellular Telephone Company.

                                       2                         SCHEDULE 8.15